   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                             GT GROUP TELECOM INC.
             (Exact name of Registrant as specified in its charter)

            CANADA                             4813                         NOT APPLICABLE
 (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
              of                   Classification Code Number)          Identification Number)
incorporation or organization)

   20 BAY STREET, 7TH FLOOR, TORONTO, ONTARIO, CANADA M5J 2N8 (416) 943-9555 (Address and telephone number of Registrant's principal executive offices)

CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011  (212)
                                    894-8940
(Name, address, including zip code and telephone number, including area code, of
                               Agent for Service)
                      ------------------------------------

                                   Copies to:

                              BRUCE CZACHOR, ESQ.
                              SHEARMAN & STERLING
                              Commerce Court West
                           199 Bay Street, Suite 4405
                            Toronto, Ontario M5L 1E8
                                 (416) 360-8484
                      ------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS         AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM
      OF SECURITIES            TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
     TO BE REGISTERED        REGISTERED       PER UNIT         OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Class B Non-Voting
  Shares..................   3,606,984     US$16.15625(1)    US$58,275,335.25(1)      US$15,385
Warrants to Purchase Class
  B Non-Voting
  Shares(2)...............    734,549            --                  --                   --
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the Registrant's class B non-voting shares on the Nasdaq National Market on September 5.

(2) Warrants to purchase up to 3,606,984 class B non-voting shares are held by the selling shareholders. The shares issuable upon exercise of the warrants registered hereunder are included in the class B non-voting shares registered hereunder.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION. DATED SEPTEMBER 8, 2000

GT Group Telecom Logo
                             GT GROUP TELECOM INC.

                      3,606,984 Class B Non-Voting Shares
             734,549 Warrants to Purchase Class B Non-Voting Shares

     All of our class B non-voting shares and warrants to purchase class B non-voting shares offered hereby are being offered by shareholders and warrantholders of GT Group Telecom Inc. (collectively referred to as the selling shareholders). We will not receive any proceeds from the sale of the shares and the warrants.

We have been advised by the selling shareholders that they may sell all or a portion of the shares from time to time on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale. The selling shareholders may also make private sales of the shares or the warrants to purchasers directly. Alternatively, the selling shareholders may from time to time offer the shares or the warrants through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions.

     Our class B non-voting shares are currently quoted on the Nasdaq National Market under the symbol "GTTLB" and listed on the Toronto Stock Exchange under the symbol "GTG.B". On August 15, 2000, the last reported sale price of our class B non-voting shares on the Nasdaq National Market was US$15.031 per share. The warrants are not listed on any exchange.

     See "Risk Factors" beginning on page 1 to read about factors you should consider before buying the class B non-voting shares.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                       Prospectus dated           , 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, the SEC, using a "shelf" registration process. Under this process, the selling shareholders may, from time to time, sell any combination of the offered securities described in this prospectus in one or more offerings up to 3,606,984 class B non-voting shares and up to 734,549 warrants. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. Statements included in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and you should refer to that agreement or document for a complete description of these matters. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Obtain More Information About Us."

     You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any prospectus supplement is current only as of the date on the front page of those documents. Neither the delivery of this prospectus or any prospectus supplement, nor any distribution of securities made hereunder or thereunder shall under any circumstances create any implication that there has not been any change in the facts set forth in this prospectus or the applicable prospectus supplement or in the affairs of Group Telecom since the date hereof.
                            ------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE SECURITIES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA.

     THE SECURITIES OFFERED HEREBY HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY BE SOLD IN CANADA ONLY PURSUANT TO AN EXEMPTION THEREFROM.

                                 EXCHANGE RATES

     The following table sets forth, for the periods and rates indicated, information concerning exchange rates for Canadian dollars expressed in United States dollars, based on the inverse of the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                            NINE MONTHS ENDED
                                        TWELVE MONTHS ENDED SEPTEMBER 30,       JUNE 30,
                                        ---------------------------------   -----------------
                                         1996     1997     1998     1999     1999      2000
                                        ------   ------   ------   ------   -------   -------
High..................................  0.7527   0.7513   0.7292   0.6828   0.6423    0.6629
Low...................................  0.7235   0.7145   0.6341   0.6423   0.6891    0.6969
Period End............................  0.7342   0.7234   0.6552   0.6805   0.6786    0.6758
Average...............................  0.7327   0.7286   0.6845   0.6663   0.6649    0.6824

The average noon buying rate is derived by taking the average of the noon buying rate on the last business day of each month during the relevant period.

              PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION

     Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles. Canadian GAAP differs in some respects from U.S. GAAP and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in note 22 to the audited consolidated financial statements of Group Telecom beginning on page F-2 and note 10 to the audited financial statements of Shaw FiberLink beginning on page F-43.

     We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "Cdn$" are to Canadian dollars and references to "US$" are to U.S. dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. Unless we indicate otherwise, U.S. dollar amounts have been translated from Canadian dollars at US$0.6758 per Cdn$1.00, which was the inverse of the noon buying rate on June 30, 2000.

                                  RISK FACTORS

     An investment in our class B non-voting shares or warrants involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus before purchasing our class B non-voting shares.

     THE COSTS OF DEPLOYING OUR NETWORK AND EXPANDING OUR BUSINESS MAY EXCEED THE CAPITAL AVAILABLE TO US. IF THIS HAPPENS, WE MAY HAVE TO DELAY OR ABANDON OUR BUSINESS PLAN.

     We used substantial capital to fund our acquisitions of the businesses of Shaw FiberLink and Videon FiberLink, our acquisition of the Cable Atlantic competitive local exchange carrier and commercial telecommunications operations and our acquisitions from 360networks, and will have significant capital expenditures, working capital, debt service and cash flow deficits during the period in which we are expanding our business and deploying our network, services and systems. The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that the capital actually required to complete our network in our initial target markets will not exceed our expectations. If demand in the targeted markets exceeds current expectations, capital requirements may increase materially. In addition, we may identify new markets in the future and, as opportunities develop, we may be required to make additional investments in our network and facilities or pursue strategic alliances to consummate those opportunities.

     If required, we expect to raise additional capital through the sale of debt and equity and through vendor financing. We cannot assure you that we will be able to raise sufficient capital or that such funding will be available on a timely basis or on terms acceptable to us, if at all. If we fail to raise additional funds when and if required, we may have to delay or abandon expansion of our network into certain markets, which could cause us to lose revenue and would hinder our ability to compete in the telecommunications industry.

     IF WE ARE UNABLE TO NEGOTIATE ACCESS RIGHTS TO THE PROPERTY OF A VARIETY OF THIRD PARTIES, WE WOULD BE DELAYED IN EXECUTING OUR BUSINESS PLAN.

     Most of our target customers are tenants within large buildings. To execute our business plan, we will need to obtain additional building license agreements with several different building management companies. We may not be able to secure additional building license agreements on a timely basis or on acceptable terms. If we cannot obtain building license agreements, our operating results will be harmed and we may be required to delay or abandon some of our planned future expansion.

     To build our network, we must obtain rights and other permits, which include, but are not limited to, rights-to-use underground conduit and aerial pole space and other rights-of-way from entities such as utilities, railroads, long distance providers, provincial highway authorities, local governments and transit authorities. We cannot assure you that we will be successful in either obtaining or maintaining these permits and rights-of-way on commercially reasonable terms and conditions. Certain permits and rights-of-way may require regulatory filings or may be subject to legal challenge by municipal governments, land and building owners or other third parties. For example, there is a public notice proceeding currently before the CRTC in which interested parties have been invited to comment on the terms and conditions of access in the city of Vancouver. Loss of substantial permits or rights-of-way or the failure to enter into or maintain required arrangements could cause us to lose revenue or abandon certain markets.

     If we cannot enter into agreements for access rights or purchase or lease fiber with accompanying access rights, our business and our operating results may be harmed and we may be required to delay or abandon some of our business plan.

     WE ARE DEPENDENT ON OTHER PARTIES IN RESPECT OF THE FIBER WHICH CONSTITUTES A SIGNIFICANT PART OF OUR NETWORK.

     In connection with our acquisition of the business of Shaw FiberLink we received an indefeasible right to use Shaw FiberLink's fiber for 60 years. Shaw FiberLink has, in turn, a one-year indefeasible right to use fiber of various cable companies which are owned by Shaw Communications, renewable annually by Shaw FiberLink during the term of our indefeasible right to use Shaw FiberLink's fiber. As a result, in order to have access to the fiber provided by the indefeasible right to use, we are dependent on Shaw FiberLink's ability to maintain its indefeasible right to use agreements with the Shaw cable companies. In addition, the terms of our agreements with Shaw FiberLink, Videon FiberLink, Cable Atlantic and 360networks provide that our rights under those agreements are limited if the underlying rights associated with the fiber that is the subject of the indefeasible rights to use have any limitations or prohibitions. We entered into performance assurance agreements with Shaw Communications and Moffat Communications to support our rights under our agreement with Shaw FiberLink and Videon FiberLink. If we discover that indefeasible right to use rights are not passed to us as anticipated, or if we, Shaw FiberLink, Videon FiberLink, Cable Atlantic or 360networks do not obtain and maintain the necessary underlying rights, or if Shaw Communications or Moffat Communications do not comply with the performance assurance agreements, we may not have access to the fiber provided by the indefeasible right to use agreement and this could substantially impair our ability to carry on business.

     IF WE ARE NOT ABLE TO EFFECTIVELY INTEGRATE THE OPERATIONS OF, AND USE AND EXPAND THE REVENUE STREAM PROVIDED BY, SHAW FIBERLINK, WE WILL NOT BE ABLE TO DEPLOY AND EXPAND OUR NETWORK AS QUICKLY AS WE INTEND.

     If we fail to integrate the operations and network of Shaw FiberLink, we will not be able to deploy our network in Toronto, Calgary and Edmonton as quickly as we otherwise might. In addition, our planned expansion beyond our initial target markets will be slower if we do not take advantage of the opportunities that the Shaw FiberLink assets provide. Also, to the extent we fail to use and expand the revenue stream provided by Shaw FiberLink's business, our financial condition and our prospects may be harmed. We provide data services to and derive revenue from other telecommunications carriers, even though we also compete with some of them for customers. A large portion of the revenues of Shaw FiberLink are also derived from services to other telecommunications carriers. These carriers may not wish to use our services to this extent given our competition with them and they may reduce the level of business they do with us.

     WE HAVE EXPERIENCED AND ANTICIPATE THAT WE WILL CONTINUE TO EXPERIENCE NET LOSSES.

     For the nine months ended June 30, 2000 and for the year ended September 30, 1999 we had net losses of $75.2 million and $10.0 million and negative cash flow from operating activities of $51.8 million and $9.0 million, respectively. We expect to incur significant additional expenditures in connection with the development and expansion of our network infrastructure. As a result, we expect to continue to incur significant future net losses and negative cash flow. If our revenues do not increase significantly or the increase in our expenses is greater than expected, we may not achieve or sustain profitability or generate positive cash flow in the future.

     GROUP TELECOM'S LIMITED HISTORY OF OPERATIONS MAY MAKE IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     Group Telecom was incorporated in 1996. Our short operating history permits us to provide you with only limited operating and financial data which you can use to evaluate our performance.

     IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE.

     The telecommunications industry is subject to rapid and significant changes in technology, and we rely on outside vendors for the development of and access to new technology. The effect of technological changes on our business cannot be predicted. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. In addition, we rely on vendors with whom we have financing agreements to anticipate and adapt to new technology and to make products that incorporate such technology available to us. We cannot assure you that we will obtain access to new technology on a timely basis or on satisfactory terms. If we fail to obtain new technology, we may lose customers and market share which could harm our business and operating results.

     OUR SUBSTANTIAL DEBT OBLIGATIONS MAY HINDER OUR GROWTH AND PUT US AT A COMPETITIVE DISADVANTAGE.

     We have a significant amount of debt. As of June 30, 2000, we had approximately $854.3 million of long-term debt outstanding. In addition, we could incur an additional $373.8 million under our Cisco facility and our new vendor financing with Lucent, assuming we could incur debt in compliance with covenants set forth in these facilities. We may need to incur additional debt in the future. Our substantial debt obligations could have important consequences to you. For example, it could:

     - require us to use a substantial portion of our operating cash flow to pay interest, which reduces funds available to expand our network and for other purposes;

     - place us at a competitive disadvantage compared to our competitors that have less debt;

     - make us more vulnerable to economic and industry downturns and reduce our flexibility in responding to changing business and economic conditions;

     -  limit our ability to pursue business opportunities; and

     - limit our ability to borrow more money for operations or capital in the future.

     A 1 percent interest rate change on our floating interest rate long-term debt outstanding at June 30, 2000, would have an annual impact of $1.9 million on our interest cost.

     WE REQUIRE A SIGNIFICANT AMOUNT OF CASH TO PAY OUR DEBT. IF WE FAIL TO GENERATE SUFFICIENT CASH FLOW FROM OPERATIONS, WE MAY NEED TO REFINANCE OUR DEBT, OBTAIN ADDITIONAL FINANCING OR POSTPONE CAPITAL EXPENDITURES.

     We cannot assure you that we will generate sufficient cash flow from operations to make scheduled payments on our debt. Our ability to meet our debt obligations will depend on whether we can successfully implement our strategy, as well as on economic, financial, competitive, legal and technical factors. Some of the factors are beyond our control, such as economic conditions in the different local markets where we operate or intend to operate, and pressure from existing and new competitors. If we cannot generate sufficient cash flow from operations to make scheduled payments on our debt obligations, we may need to refinance our debt, obtain additional financing, delay planned capital expenditures or sell assets. Our ability to refinance our debt or obtain additional financing will depend on, among other things:

     -  our financial condition at the time;

     -  restrictions in agreements governing our debt; and

     -  other factors, including market conditions.

     DUE TO RESTRICTIONS IN OUR FINANCING AGREEMENTS, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS AS WE DESIRE.

     The financing agreements under which our long-term debt was incurred contain a number of conditions and limitations on the way in which we can operate our business, including limitations on our ability to raise debt, sell or acquire assets and pay dividends as well as various covenants that require us to maintain specific financial ratios. These limitations may force us to pursue less than optimal business strategies or forego business arrangements which could have been financially advantageous to us and our shareholders.

     Our failure to comply with the covenants and restrictions contained in our financing agreements could lead to a default under the terms of one of these agreements. If a default occurs in one of these agreements, the parties to our other financing agreements could declare all amounts borrowed and all amounts due under these other agreements due and payable.

     WE FACE POTENTIAL CONFLICTS OF INTEREST CAUSED BY INVESTOR INFLUENCE WHICH COULD BE DETRIMENTAL TO HOLDERS OF OUR CLASS B NON-VOTING SHARES AND OUR WARRANTS.

     As a result of an amended and restated shareholders agreement entered into by shareholders then holding approximately 88.0% of our fully-diluted equity in connection with our acquisition of the business of Shaw FiberLink, two of our institutional investors (which are affiliates of Goldman Sachs and CIBC World Markets) and Shaw Communications, were able to nominate a majority of our directors. Affiliates of Goldman Sachs and CIBC World Markets hold approximately 32.0% of our equity and have 4 of 11 directors on our board of directors. In addition, Shaw Communications holds approximately 24.8% of our equity and has 3 directors on our board of directors. Each of Shaw Communications and Goldman Sachs has a right to consent to:

     - specified major transactions by us, including acquisitions and investments in excess of $300 million and mergers or business combinations, for a period of 18 months after February 16, 2000; and

     - our annual operating budget, for a period of 24 months after February 16, 2000.

     Decisions concerning our operations or financial structure may present conflicts of interest between these investors, our management and other holders of our securities, including holders of the notes. In addition to their investments in us, these investors or their affiliates currently have significant investments in other telecommunications companies, including entities that compete with us, and may in the future invest in other entities engaged in the telecommunications business or in related businesses. Conflicts may also arise in the negotiation or enforcement of arrangements entered into by us and entities in which these investors have an interest.

     SOME OF OUR COMPETITORS HAVE GREATER FINANCIAL, TECHNICAL AND OTHER RESOURCES THAN WE DO, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     The Canadian telecommunications market is highly competitive. We face, and expect to continue to face, intense competition in all of our target markets from the incumbent local exchange carriers, cable companies, competitive long distance providers, wireless providers, new local exchange carriers, and resellers. Many of our current and potential competitors, including the Bell companies, Aliant, BCT.TELUS, AT&T Canada and Call-Net, have longer operating histories in the telecommunications industry and substantially greater financial, marketing, technical, personnel, regulatory and other resources, including greater brand name recognition. The emergence in Canada of a competitive market for local telecommunications services has resulted in price competition among market participants, and this pricing pressure may be more intense than we expect, which could harm our business and our financial condition. Also, we cannot assure you that, as communications technologies develop, new classes of competitors will not emerge.

     OUR BUSINESS STRATEGY DEPENDS ON SECURING AND MAINTAINING INTERCONNECTION AGREEMENTS WITH OTHER PROVIDERS.

     We provide some local services to our customers using facilities that we lease or purchase from the incumbent local exchange carriers. We must enter into agreements for the interconnection of our network with the networks of the incumbent local exchange carriers and other carriers covering each market in which we intend to offer service. We have entered into interconnection agreements in a number of jurisdictions. However, we cannot assure you that we will successfully renegotiate these agreements as they become due to expire, or negotiate additional agreements as we enter new markets. Although the incumbent local exchange carriers are not entitled to unjustly discriminate against telecommunications carriers like us in respect of the rates or services they provide to us or to disrupt the access of competitors to their respective facilities, we are vulnerable to changes in our lease and interconnection arrangements with the incumbent local exchange carriers, such as rate increases and changes in rules and policies of Canada's telecommunications regulatory authority, the Canadian Radio-television and Telecommunications Commission (commonly known as the "CRTC").

     WE DEPEND ON OUR SUPPLIERS OF SWITCHES AND OTHER EQUIPMENT AND MAY EXPERIENCE DELAYS IN RECEIVING REQUIRED COMPONENTS.

     We rely on other companies to supply key components of our network infrastructure, primarily switching and data routing equipment. These components are only available in the quantities and quality we require from limited sources. We may experience delays in receiving components or may not be able to obtain these components on the scale and within the time frames required by us at an affordable cost, or at all.

     IF OUR BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS DO NOT OPERATE AS WE EXPECT OR IF WE FAIL TO UPGRADE SYSTEMS AS NECESSARY, WE WILL NOT BE ABLE TO CONDUCT OUR BUSINESS EFFICIENTLY.

     Integrated management information and processing systems are vital to our growth and our ability to monitor costs, process customer orders, bill customers and operate efficiently. The cost of implementing these systems has been, and we expect will continue to be, substantial.

     We are in the final stages of developing and testing our operational support system to integrate important facets of our operations. The development and implementation of this system relies in part on the products and services of third party vendors, over which we have no control. Unanticipated problems with our system may harm our business and operating results.

     In addition, any of the following developments could harm us:

     - our failure to adequately identify and integrate all of our information and processing needs;

     - failure of our processing or information systems to perform as expected; and

     -  our failure to upgrade systems as necessary and on a timely basis.

     IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, OUR BUSINESS AND OUR PROSPECTS COULD BE HARMED.

     We are dependent on the continued service of a small number of key executives and operations personnel, including Daniel Milliard, our chief executive officer, Robert Wolfe, our president, Stephen Shoemaker, our chief financial officer and Eric Demirian, our executive vice president, corporate development. The loss of services of one or more of our key executives, particularly Messrs. Milliard, Wolfe, Shoemaker and Demirian, could harm our business and our prospects. We do not maintain key person life insurance for any of our executive officers.

     REGULATIONS RELATING TO CANADIAN OWNERSHIP AND CONTROL OF OUR VOTING SHARES PREVENTS A FOREIGN INVESTOR FROM ACQUIRING US, WHICH COULD LIMIT THE VALUE OF YOUR CLASS B NON-VOTING SHARES AND YOUR WARRANTS TO PURCHASE CLASS B NON-VOTING SHARES.

     As a competitive local exchange carrier, we are subject to regulations which require that not less than 66 2/3% of our issued and outstanding voting shares be beneficially owned by "Canadians" (as defined in these regulations). To ensure compliance with these regulations, we have placed restrictions on the transfer of our class A voting shares to non-Canadians. These restrictions effectively limit the number of potential acquirors of our business and therefore a takeover bid for us is less likely and you are less likely to receive the change of control premium that generally comes with such bids.

     OUR ABILITY TO COMPETE IN THE CANADIAN LOCAL TELECOMMUNICATIONS MARKET IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH MAY BE CHANGED IN A MANNER HARMFUL TO OUR BUSINESS.

     We are subject to regulation by the CRTC pursuant to the provisions of the Canadian Telecommunications Act. We are also subject to radio spectrum regulation by the Canadian Federal Department of Industry (commonly known as Industry Canada) pursuant to the provisions of the Radiocommunication Act. Since 1994, the stated policy of the CRTC has been to recognize the importance of competition in the local switched services market. As a relatively new entrant into the Canadian telecommunications market, we benefit from this policy and these decisions. However, we cannot assure you that the CRTC's policy to foster the development of competition in the local switched services market will not change or that the CRTC will react quickly and efficiently to anti-competitive practices or effects resulting from the dominant position of Canada's incumbent local exchange carriers. Any change in the CRTC's policies or regulations could harm our business, operating results and prospects.

     CRTC decisions are subject to review and variance by the CRTC at any time. CRTC decisions can also be appealed to the Canadian Federal Court of Appeal and may also be challenged by petition to the Federal Cabinet. We cannot assure you that the local competition decisions of the CRTC, or other decisions relating to the telecommunications markets in which we compete will not be reviewed and varied by the CRTC or by the Federal Court or Cabinet on appeal. Any variance of these decisions or other rules and regulations of the CRTC could harm our business.

     OUR NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION CAN INCREASE OUR COSTS AND SLOW OUR GROWTH.

     Because we are subject to extensive government regulation, delays in receiving required regulatory approvals may slow our growth. In addition, the enactment of new adverse regulations or regulatory requirements may increase our costs, which could have a harmful effect on us. We also cannot assure you that, as we expand our business, the CRTC and Industry Canada will continue to grant us the authority we need to conduct our business or will not take action against us if we are found to have provided services without obtaining the necessary authorizations or to have violated other requirements of their rules or orders. The CRTC, Industry Canada or others could challenge our compliance with applicable rules and orders, which could cause us to incur substantial legal and administrative expenses. Lengthy administrative hearings might also delay the deployment of our network, which could slow our growth.

     OUR CLASS B NON-VOTING SHARES HAVE A LIMITED TRADING HISTORY AND THEIR PRICE MAY BE VOLATILE. WE CANNOT ASSURE YOU THAT OUR SHARE PRICE WILL NOT DECLINE IN THE FUTURE.

     There has only been a public market for our class B non-voting shares since March 2000. The market price of our class B non-voting shares could be subject to significant fluctuation. Among the factors that could affect our share price are:

     -  quarterly variations in our operating results;

     - changes in revenue or earnings estimates or publication of research reports by analysts;

     - strategic decisions by us or our competitors, such as acquisitions or restructurings or changes in business strategy;

     -  actions by institutional stockholders;

     -  speculation in the press or investment community;

     -  general market conditions; and

     -  economic factors unrelated to our performance.

     Recently, stock markets in the United States have experienced significant price and volume fluctuations and the market prices of securities of telecommunications services providers and technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to resell their class B non-voting shares at or above the current price reported on the Nasdaq National Market. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation in the United States has often been instituted against such a company. The institution of such litigation against us could result in substantial costs and a diversion of our management's attention and resources, which could harm our business and financial condition.

     WE DO NOT INTEND TO LIST THE WARRANTS ON ANY STOCK EXCHANGE.

     The warrants have not been listed on any stock exchange and we do not intend to list the warrants on any stock exchange in the future. Although the warrants are eligible for trading in the PORTAL market of the Nasdaq Stock Market, Inc. by "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the U.S. Securities Act of 1933, the absence of a listing on a stock exchange may cause the warrants to trade at a price lower than the price for the underlying class B non-voting shares that are traded on the Nasdaq National Market.

     SINCE OUR REVENUE IS IN CANADIAN DOLLARS AND MOST OF OUR DEBT IS IN U.S. DOLLARS, WE ARE SUBJECT TO FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN CANADIAN AND U.S. DOLLARS.

     As of June 30, we had debt outstanding denominated in U.S. dollars of approximately US$505.8 million. Since the majority of our revenue is in Canadian dollars, we will be exposed to fluctuations in the exchange rate between Canadian and U.S. dollars and the uncertainty of the amount of Canadian dollars that will be required to service the principal and interest payments under the U.S. dollar denominated debt. In order to minimize these effects, as at June 30, 2000, we had entered into certain foreign currency hedging contracts to hedge approximately 55% of our outstanding U.S. dollar denominated debt. Based on our June 30, 2000 balances, a 1 percent change in the foreign currency exchange rate between the Canadian and U.S. dollar would have an impact of $3.9 million on the unhedged portion of our long-term debt. Any substantial increase in the U.S. dollar relative to the Canadian dollar could affect our results of operations and our ability to meet our future payment obligations on our debt.

     IF OUR FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE INCORRECT, OUR RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

     This prospectus contains forward-looking statements in "Risk Factors" beginning on page 1, "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 16, "Business" beginning on page 26 and elsewhere. These statements relate to future events or our future financial performance. You can generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume and no other person assumes responsibility for the accuracy and completeness of these statements.

                                USE OF PROCEEDS

     All class B non-voting shares and warrants offered hereby are being offered by the selling shareholders. We will not receive any of the proceeds from the sale of the class B non-voting shares or the warrants. The class B non-voting
shares offered hereby include up to    --   class B non-voting shares issuable
upon the exercise of the warrants currently held by the selling shareholders. As of the date of this prospectus, each warrant entitles the holder thereof to purchase 4.9106 shares. No consideration will be paid to us by any holder in connection with the exercise of such holder's warrants.

     In February 2000 we sold units, which consisted of our senior discount notes and these warrants to purchase our class B non-voting shares. Our net proceeds from the sale of the units were approximately US$436.9 million, after deducting underwriting discounts and commissions and estimated offering expenses, of which approximately US$140.0 million was used to fund our acquisition of the business of Shaw FiberLink.

     We intend to use the remainder of the net proceeds from the unit offering, together with the Lucent facility, the Cisco facility and the net proceeds of our initial public offering of class B non-voting shares, to fund the development and expansion of our network, operational infrastructure and sales force, for working capital requirements, and for general corporate purposes.

     We intend to spend approximately $480.0 million on the development and expansion of our network in the next two years.

     Consistent with our business strategy, we continually consider acquisition opportunities that will enhance our business. As of the date of this prospectus, we have not entered into any definitive agreements to make any acquisitions except for those discussed herein.

                    PRICE RANGE OF CLASS B NON-VOTING SHARES

     Our class B non-voting shares have been traded on the Nasdaq National Market and the Toronto Stock Exchange, the TSE, since March 10, 2000. The following table sets forth, for the periods indicated, the high and low sale prices per share of our class B non-voting shares as reported on the Nasdaq National Market and the TSE.

                                                                     NASDAQ
                                                              ---------------------
                                                                HIGH         LOW
                                                              ---------    --------
Quarter ending March 31, 2000 (from March 10)...............  US$    30    US$16 1/2
Quarter ending June 30, 2000................................  US$20 13/16  US$11 1/4
Quarter ending September 30, 2000 (through August 15,
  2000).....................................................  US$18 13/16  US$14 5/8

                                                                    TSE
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
Quarter ending March 31, 2000 (from March 10)...............  $45.00    $25.00
Quarter ending June 30, 2000................................  $30.45    $16.55
Quarter ending September 30, 2000 (through August 15,
  2000).....................................................  $27.40    $21.75

     On August 15, 2000, the last reported sale price of the shares on the Nasdaq was US$15.031 and on the TSE was $22.250. On August 15, 2000, there were approximately 72 holders of record of our class B non-voting shares and 358 holders of record of our class A voting shares.

                                DIVIDEND POLICY

     We have not paid any dividends on our class B non-voting shares and do not intend to pay any dividends on our class B non-voting shares in the foreseeable future. We currently intend to retain future earnings, if any, to finance the future growth of our business. In addition, our ability to pay cash dividends is currently restricted under the terms of financing agreements related to our long term debt. For a further description of these restrictions, see "Description of Our Financing Arrangements" on page 41 and the exhibits contained in the registration statement of which this prospectus is a part. Future dividends, if any, will be determined by our board of directors.

                  SELECTED HISTORICAL FINANCIAL AND OPERATING
                          INFORMATION OF GROUP TELECOM

     The following table sets forth selected financial and operating information for Group Telecom for the periods indicated. You should read this selected consolidated financial and operating information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 16 and our financial statements, including the notes, beginning on page F-2. Our financial statements are presented in Canadian dollars and are prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The principal differences are summarized in note 22 to our audited financial statements.

                                                                                NINE MONTHS ENDED
                                         TWELVE MONTHS ENDED SEPTEMBER 30,           JUNE 30,
                                       -------------------------------------   --------------------
                                       1996(1)    1997     1998       1999      1999        2000
                                       -------   ------   -------   --------   -------   ----------
                                                                                   (UNAUDITED)
                                           (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
STATEMENT OF OPERATIONS:
Canadian GAAP
Revenue.............................    $  29    $2,051   $ 1,823   $  2,705   $ 1,432   $   41,084
Cost of sales.......................       28     1,437     1,131      1,808       851       30,106
                                        -----    ------   -------   --------   -------   ----------
Gross profit........................        1       614       692        897       581       10,978
Selling, general and administrative
  expenses..........................      243       989     3,038     10,218     5,432       62,058
                                        -----    ------   -------   --------   -------   ----------
                                         (242)     (375)   (2,346)    (9,321)   (4,851)     (51,080)
Amortization........................        9        55       255        853       664       22,814
                                        -----    ------   -------   --------   -------   ----------
Operating loss......................     (251)     (430)   (2,601)   (10,174)   (5,515)     (73,894)
Interest and finance items
  (income)..........................       --        --      (162)      (372)     (241)      27,866
Tax expense (recovery)..............       (5)       --        --        165        --      (26,606)
                                        -----    ------   -------   --------   -------   ----------
Loss for the period.................    $(246)   $ (430)  $(2,439)  $ (9,967)  $(5,274)  $  (75,154)
                                        =====    ======   =======   ========   =======   ==========
Loss per share(2)...................    (0.05)    (0.05)    (0.26)     (0.56)    (0.32)       (1.24)
U.S. GAAP
Loss for the period.................    $(269)   $ (426)  $(3,582)  $(10,336)  $(5,500)  $  (89,392)
                                        =====    ======   =======   ========   =======   ==========
Comprehensive loss for the period...    $(269)   $ (426)  $(3,582)  $(10,336)  $(5,500)  $  (68,292)
Loss per share(2)...................    (0.05)    (0.05)    (0.38)     (0.58)    (0.33)       (1.48)
BALANCE SHEET:
Canadian GAAP
Cash and cash equivalents...........    $   5    $   61   $ 2,476   $ 59,851   $38,095   $  526,231
Working capital (deficit)...........     (166)     (224)   (4,199)    47,871    33,722      484,961
Prepayment on property, plant and
  equipment.........................       --        --        --         --        --      230,600
Property, plant and equipment,
  net(3)............................       64       481    10,555     73,817    30,717      778,926
Intangible and other assets(4)......       85        75       207      1,292       754      199,710
Long-term debt......................       --        --       776     47,557    17,411      854,327
Shareholders' equity (deficiency)...      (17)      331     5,787     73,929    47,938      883,232
U.S. GAAP
Shareholders' equity (deficiency)...    $ (41)   $  316   $ 5,685   $ 73,514   $45,255   $  914,944
CASH PROVIDED BY (USED IN):(5)
Operating activities................    $(127)   $ (251)  $(1,360)  $ (9,033)  $(2,094)  $  (51,808)
Financing activities................      233       769     7,686     75,948    47,144    1,141,586
Investing activities................     (101)     (462)   (3,911)    (9,539)   (9,431)    (623,398)
OTHER:
EBITDA(6)...........................    $(242)   $ (375)  $(2,288)  $ (8,401)  $(4,851)  $  (51,080)

                                                           AT               AT             AT
                                                      SEPTEMBER 30,    SEPTEMBER 30,    JUNE 30,
                                                          1998             1999           2000
                                                      -------------    -------------    --------
OPERATING DATA:
Route kilometers....................................          5               46          8,500(7)
Fiber kilometers....................................      2,030           16,595        156,544(8)
Number of Lucent class 5 switches...................          1                1              4
Number of buildings connected.......................          8               40          1,331
Number of employees.................................         51              168            872

---------------

(1) Data is for the period from our incorporation on April 12, 1996 to September 30, 1996.

(2) The effect of the exercise of options and warrants is not dilutive. Accordingly, fully diluted earnings per share is not presented.

(3) Property, plant and equipment at cost is as follows:

                                                                      SEPTEMBER 30,
                                                             -------------------------------
                                                             1996   1997    1998      1999
                                                             ----   ----   -------   -------
                                                                     (IN THOUSANDS)
    Property, plant and equipment, at cost................   $69    $517   $10,805   $74,895

(4) Intangible and other assets include goodwill and other long-term assets.

(5) Cash flow information represents cash provided by (used in) operating, financing and investing activities are identical under Canadian and U.S. GAAP.

(6) EBITDA is calculated in accordance with Canadian GAAP and consists of earnings (loss) before interest, income taxes, depreciation and amortization and financing expenses. EBITDA is a financial metric used by substantially all investors to compare companies in the telecommunications industry on the basis of operating results, asset value and the ability to incur and service debt. It is not intended to represent cash flow or results of operations in accordance with Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies. Under U.S. GAAP, EBITDA for the period from April 12, 1996, our date of incorporation, to September 30, 1996, and the years ended September 30, 1997, 1998 and 1999 was $(265,000),
    $(371,000), $(3,431,000) and $(8,769,000), respectively.

(7) Equivalent to approximately 5,285 route miles. Route miles equal the number of miles of the telecommunications paths in which we own or lease installed fiber optic cable.

(8) Equivalent to approximately 97,276 fiber miles. Fiber miles equal the number of route miles installed along a telecommunications path multiplied by the number of fibers along the path.

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL AND OPERATING INFORMATION

     The following table sets forth selected unaudited pro forma consolidated financial information relating to the acquisition of the business of Shaw FiberLink. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 1999 has been prepared based on the audited consolidated statement of operations of Group Telecom for the year ended September 30, 1999 and the audited statement of operations of Shaw FiberLink for the year ended August 31, 1999, and as if the acquisition of the business of Shaw FiberLink had occurred on October 1, 1998. The unaudited pro forma condensed consolidated balance sheet information has been prepared as if the acquisition of the business of Shaw FiberLink had occurred on September 30, 1999. See "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page F-54. The pro forma financial information, summarized from the pro forma condensed consolidated financial statements, is presented for informational purposes only and does not purport to be indicative of the results which would have actually been obtained or our financial position if the transactions had been completed as of the dates indicated or that may be expected to occur in the future.

                                                              TWELVE MONTHS ENDED
                                                               SEPTEMBER 30, 1999
                                                              -------------------
                                                              (IN THOUSANDS EXCEPT
                                                                 PER SHARE AND
                                                                OPERATING DATA)
STATEMENT OF OPERATIONS:
Revenue.....................................................       $   41,520
Cost of sales...............................................           21,108
                                                                   ----------
Gross profit................................................           20,412
Selling, general and administrative expenses................           19,111
Amortization(1).............................................           39,267
                                                                   ----------
Operating loss..............................................          (37,966)
Interest and finance items(2)...............................         (114,028)
Income taxes................................................             (257)
                                                                   ----------
Loss for the year under Canadian GAAP.......................       $ (152,251)
                                                                   ==========
Loss per share under Canadian GAAP(3).......................            (8.53)
                                                                   ==========
Loss for the year under U.S. GAAP...........................       $ (152,620)
                                                                   ==========
Loss per share under U.S. GAAP(3)...........................            (8.55)
BALANCE SHEET:
Cash and cash equivalents...................................       $  523,651
Working capital.............................................          511,671
Prepayment on property, plant and equipment(4)..............          223,000
Property, plant and equipment, net(5).......................          502,817
Total assets................................................        1,437,215
Long-term debt..............................................          860,077
Shareholders' equity........................................          530,809
Total liabilities and shareholders' equity..................        1,437,215
CASH PROVIDED BY (USED IN):
Operating activities........................................         (115,794)
Financing activities........................................          953,385
Investing activities........................................         (419,783)
OTHER:
EBITDA(6)...................................................       $    2,221

---------------

(1) Amortization includes the depreciation charge allocated by Shaw Communications of $5,649,000 for use of distribution network assets. See note 6(c) to the financial statements of Shaw FiberLink.

(2) Interest and finance items include $88,400,000 in interest expense on debt proceeds raised in the offering of our units on February 1, 2000, giving effect to this units offering as if it had occurred on October 1, 1998. These figures do not reflect a corresponding return on proceeds received.

(3) This amount represents a prepayment associated with our indefeasible right to use certain fibers to be built by Shaw Communications over the next three years.

(4) This amount includes property, plant and equipment of $100 million associated with our acquisition of the business of Shaw FiberLink, and property, plant and equipment valued at $329 million associated with our indefeasible right to use certain identified fibers in the fiber optic networks of Shaw Communications. Property, plant and equipment at cost on a pro forma basis at September 30, 1999 was $503,895,000.

(5) EBITDA is calculated in accordance with Canadian GAAP and consists of earnings (loss) before interest, income taxes, depreciation and amortization and financing expenses. EBITDA is a financial metric used by substantially all investors to compare companies in the telecommunications industry on the basis of operating results, asset value and the ability to incur and service debt. However, it is not intended to represent cash flow or results of operations in accordance with Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies. Under U.S. GAAP, pro forma EBITDA for the year ended September 30, 1999, giving effect to our acquisition of the business of Shaw FiberLink effective October 1, 1998, would have been $1,852,000.

                       SELECTED HISTORICAL FINANCIAL AND
                    OPERATING INFORMATION OF SHAW FIBERLINK

     The following table sets forth selected financial and operating information for Shaw FiberLink for the periods indicated. You should read this selected historical information in conjunction with the Shaw FiberLink audited financial statements, including the notes, beginning on page F-44. The Shaw FiberLink financial statements are presented in Canadian dollars and are prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The principal differences are summarized in note 10 to the financial statements of Shaw FiberLink.

                                                                       THREE MONTHS ENDED
                                    TWELVE MONTHS ENDED AUGUST 31,        NOVEMBER 30,
                                   --------------------------------    -------------------
                                     1997        1998        1999       1998        1999
                                   --------    --------    --------    -------    --------
                                                                           (UNAUDITED)
                                            (IN THOUSANDS, EXCEPT OPERATING DATA)
STATEMENT OF OPERATIONS:
Revenue..........................  $ 11,631    $ 22,324    $ 38,815    $ 7,876    $ 13,197
Cost of sales....................     3,965      10,174      17,800      3,529       6,503
                                   --------    --------    --------    -------    --------
Gross profit.....................     7,666      12,150      21,015      4,347       6,694
Selling, general and
  administrative expenses........     5,227       7,498       8,893      1,999       3,004
Depreciation.....................     1,954       3,832       6,565      1,347       2,109
Depreciation charge allocated by
  Shaw Communications for use of
  distribution network
  assets(1)......................     3,073       4,394       5,649      1,259       1,648
                                   --------    --------    --------    -------    --------
Loss before income taxes.........    (2,588)     (3,574)        (92)      (258)        (67)
Income taxes.....................        25          50          92         23          25
                                   --------    --------    --------    -------    --------
Net loss.........................  $ (2,613)   $ (3,624)   $   (184)   $  (281)   $    (92)
                                   ========    ========    ========    =======    ========
BALANCE SHEET:
Accounts receivable........................    $  2,188    $  7,336               $  6,264
Prepaids and other.........................          65         289                    183
                                               --------    --------               --------
                                                  2,253       7,625                  6,447
Property and equipment, net................      46,793      70,472                 78,422
                                               --------    --------               --------
                                               $ 49,046    $ 78,097               $ 84,869
                                               ========    ========               ========
Accounts payable and accrued liabilities...    $  7,613    $  1,974               $  1,905
Income taxes payable.......................         148         116                     92
Unearned revenue...........................         161       1,330                  1,273
                                               --------    --------               --------
                                                  7,922       3,420                  3,270
Net investment by Shaw Communications......      41,124      74,677                 81,599
                                               --------    --------               --------
                                               $ 49,046    $ 78,097               $ 84,869
                                               ========    ========               ========
CASH PROVIDED BY (USED IN)(2):
Operating activities.............  $    405    $  5,905    $ (3,493)   $(5,922)   $  3,045
Financing activities.............    11,684      21,540      33,737     11,117       7,014
Investing activities.............   (12,089)    (27,445)    (30,244)    (5,195)    (10,059)
OTHER:
EBITDA(3)..................................    $  4,652    $ 12,122    $ 2,348    $  3,690

                                                              AT DECEMBER 31,
                                                                   1999
                                                              ---------------
OPERATING DATA:
Route kilometers(4).........................................        7,765
Fiber kilometers(5).........................................      101,546
Number of buildings connected...............................        1,014
Number of employees.........................................          137

---------------

(1) See note 6(c) to the financial statements of Shaw FiberLink.

(2) Cash flow information represents cash provided by (used in) operating, financing and investing activities and is identical under Canadian and U.S. GAAP.

(3) EBITDA is calculated in accordance with Canadian GAAP and consists of earnings (loss) before interest, income taxes, depreciation and amortization and financing expenses and the charge allocated by Shaw Communications for the use of distribution network assets. EBITDA is a financial metric used by substantially all investors to compare companies in the telecommunications industry on the basis of operating results, asset value and the ability to incur and service debt. It is not intended to represent cash flow or results of operations in accordance with Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies.

(4) Equivalent to approximately 4,853 route miles. Route miles equal the number of miles of the telecommunications paths in which Shaw FiberLink owns or leases installed fiber optic cable. Shaw FiberLink route kilometers are calculated as of December 22, 1999, the date that Shaw Communications agreed to grant Group Telecom an indefeasible right to use these route kilometers.

(5) Equivalent to approximately 63,466 fiber miles. Fiber miles equal the number of route miles installed along a telecommunications path multiplied by the number of fibers along the path. Shaw FiberLink fiber kilometers are calculated as of December 22, 1999, the date that Shaw Communications agreed to grant Group Telecom an indefeasible right to use these fiber kilometers.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We have been providing data services since 1996 and have commenced construction of our facilities-based network in Vancouver. We avoided substantial capital expenditures in the build-out of our network in Vancouver through a contract with BC Hydro, an electric utility, which enabled us to install our fiber through their existing conduits which connect to nearly all buildings in British Columbia. We have used our Vancouver fiber network strategy as a blueprint to enter our other initial target markets across Canada, and have already entered into conduit access agreements with utility companies in Calgary and Edmonton, and intend to pursue similar opportunities in Montreal. In Toronto we intend to acquire and have leased existing fiber to establish our network and in July, 1999 entered into a fiber lease agreement with Toronto Hydro which gives us access to Toronto Hydro's existing fiber optic network.

     We installed our first Lucent 5ESS voice switch in Vancouver in 1998. We installed voice switches in Toronto and Calgary in December 1999 and in Montreal in January 2000.

     In the fall of 1999, we launched a national marketing effort of our comprehensive suite of services. As of June 30, 2000, we had 1,331 buildings connected to our network and had approximately 156,544 fiber kilometers (97,276 miles) over 8,500 route kilometers (5,285 miles). At June 30, 2000, we had 345 building licence agreements with property owners, including Oxford Properties, Brookfield, Cadillac Fairview and O&Y Enterprises, each a national property owner.

     Our network in a city consists of a fiber optic backbone, fiber connection from the backbone to the buildings, equipment in the buildings in which our customers are located, central offices housing data and switching equipment and equipment connecting our network to the public switched telephone network and the Internet.

     The construction of our network in each target market varies, depending upon the size and complexity of the network. The time required to complete the construction phase is also significantly influenced by the number of route and fiber miles involved, the mix of aboveground versus underground fiber deployment, possible delays in securing rights-of-way and negotiating business licence agreements and required construction permits, time in negotiating leases for central offices and office space and installing electronic equipment.

     Our strategy is to own or control the fiber that comprises our network in each of our target markets. We believe there are several strategic advantages to serving our customers over owned facilities instead of reselling services or leasing facilities, including earning higher margins. To reduce the capital expenditures required to construct our fiber optic infrastructure, we have established, and expect to continue to establish, access and rights-of-way agreements with utility companies and other companies in our target markets. For further discussion of these relationships, see "Business -- Strategic Relationships -- Access agreements and rights-of-way" beginning on page 32.

OUR RECENT ACQUISITIONS

     On February 16, 2000, we acquired from Shaw Communications the business of Shaw FiberLink for $360 million in cash and the issuance of 27.1% of our fully diluted equity. The cash portion of the purchase price was funded by borrowing $220 million under our bank facility and by using $140 million of the net proceeds of our offering of units consisting of our 13 1/4% senior discount notes due 2010 and warrants for our class B non-voting shares. For the year ended August 31, 1999, Shaw FiberLink had revenue of $38.8 million and EBITDA of $12.1 million. As part of our acquisition of the business of Shaw FiberLink, we received rights to 1,502 fiber kilometers through assigned contracts and an indefeasible right to use 100,044 fiber kilometers for 60 years. In addition, Shaw Communications agreed to construct for our use, at no additional cost to us, approximately 97,500 fiber kilometers over the next three years, subject to variance depending on the location of the constructed fiber. We will have an indefeasible right to use these fiber kilometers for between 57 and 60 years.

     In April 2000, we purchased from Moffat Communications all the property and assets used in connection with their fiber optic business telecom operations for $68 million in cash and 1,667,000 of our class B non-voting shares. The assets purchased include equipment, operational contracts, equipment contracts, supply contracts, interconnection agreements, co-location agreements, customer contracts, software licences, intellectual property, permits, accounts receivable, prepaid expenses and certain other assets. We also entered into an indefeasible right to use agreement with Moffat Communications which granted us an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Moffat Communications for 30 years.

     In May 2000, we agreed with 360networks Inc. to (1) lease from them dedicated fiber optic capacity and (2) purchase fiber in Canada and receive from them an indefeasible right to use fiber in the United States. The aggregate price of the dedicated fiber optic capacity and fiber we acquired was approximately $362 million. We have the option to acquire from 360networks additional fiber and dedicated fiber optic capacity. In addition, we invested approximately $43 million in the equity of 360networks.

     In July 2000, we acquired from Cable Atlantic certain property and assets used in Cable Atlantic's competitive local exchange carrier operations and commercial telecommunications operations in consideration for $15 million in cash, the issuance of 1,740,196 of our class B non-voting shares and a cash payment equal to the value of the net working capital of the acquired business on the closing date. The assets purchased include equipment, land and building, operational contracts, customer contracts, intellectual property, permits, books and records, goodwill, accounts receivable and prepaid expenses. We entered into an indefeasible right to use agreement with Cable Atlantic that grants to us an indefeasible right to use certain specifically identified existing fibers of Cable Atlantic for 30 years, with a right to purchase these fibers for $1 at any time.

OPERATING DATA

     The table below provides selected key operating data:

                                                                        GROUP TELECOM
                                                              ---------------------------------
                                                              AT SEPTEMBER 30,     AT JUNE 30,
                                                                    1999               2000
                                                              -----------------    ------------
OPERATING DATA:
Route kilometers............................................           46              8,500(1)
Fiber kilometers............................................       16,595            156,544(2)
Number of Lucent class 5 switches...........................            1                  4
Number of buildings connected...............................           40              1,331
Number of employees.........................................          168                872

---------------

(1) Equivalent to approximately 5,285 miles. Route miles equals the number of miles of the telecommunications path in which we own or lease installed fiber optic cable.

(2) Equivalent to approximately 97,276 miles. Fiber miles equals the number of miles installed along a telecommunications path multiplied by the number of fibers along the path.

GROUP TELECOM RESULTS OF OPERATIONS

  NINE MONTHS ENDED JUNE 30, 2000 COMPARED TO NINE MONTHS ENDED JUNE 30, 1999

     REVENUE. We generate most of our revenue by providing data and voice services over our local network to end-user customers and charging access fees to long distance providers who make use of our local network for their voice and data transmissions. Our major sources of revenue are:

     -  monthly access and usage fees;

     - telecommunications service fees which we earn by connecting our customers to our network;

     - sales of our data, Internet application and voice services to customers; and

     - installation of our customers' equipment at our site to connect them directly to our network.

     We also earn one time charges for installation and activation of services as well as revenue from the resale of equipment to our customers and the installation of such equipment.

     Revenue for the nine months ended June 30, 2000 increased $39.7 million, or 27,690%, to $41.1 million compared to $1.4 million for the nine months ended June 30, 1999, due to the inclusion of the customer base we acquired from Shaw Communications and Moffat Communications, and the addition of new customers and new services.

     COST OF SALES. Our cost of sales consists of network operating costs which include:

     -  the costs to install, monitor and repair our network;

     -  termination and unbundled network element charges;

     - charges from long distance carriers for resale of long distance services;

     - salaries and benefits associated with network operations as well as our customer service personnel;

     -  charges for our redundant connection to the Internet;

     -  leased fiber costs; and

     - building access fees and municipal access fees paid to civic authorities and others for use of rights of way.

     Cost of sales for the nine months ended June 30, 2000 increased $29.2 million, or 34,377%, to $30.1 million compared to $0.9 million for the nine months ended June 30, 1999. The increase was due to a corresponding increase in revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our selling, general and administrative expenses consist primarily of:

     -  promotions;

     -  advertising, travel and entertainment costs;

     - compensation to sales representatives, administrative, marketing, financial and executive personnel;

     -  recruiting costs;

     -  corporate administration costs;

     -  legal, accounting and other professional fees;

     -  office related expenses; and

     -  bad debts.

     Selling, general and administrative expenses increased $56.6 million, or 10,424%, to $62.0 million for the nine months ended June 30, 2000 compared to $5.4 million for the nine months ended June 30, 1999 resulting from an increase in compensation due to an increase in headcount, a national marketing launch, an increase in professional fees and increased need for office space and related costs.

     AMORTIZATION. Amortization for the nine months ended June 30, 2000 increased $22.1 million, or 33,358%, to $22.8 million compared to $0.7 million for the nine months ended June 30, 1999 due to an increase in property, plant and equipment resulting from our acquisitions of Shaw FiberLink and Videon FiberLink and the deployment of our network.

     INTEREST. Interest income resulted from investment of cash reserves from debt and equity offerings. Interest income for the nine months ended June 30, 2000 was $15.1 million compared to $0.3 million for the nine months ended June 30, 1999.

     Interest expense resulted from interest and financing charges related to our long-term debt. Interest expense for the nine months ended June 30, 2000 was $43.0 million compared to $0.3 million for the nine months ended June 30, 1999.

     TAXES. We have not generated any taxable income to date and therefore have not accrued any income tax expense. In the nine months ended June 30, 2000, a recovery of $26.6 million of future income taxes was recorded in order to recognize the tax benefit from operating loss carryforwards to the extent of existing temporary differences arising from the Shaw FiberLink acquisition.

     LOSS. As a result of the above, the loss before income taxes for the nine months ended June 30, 2000 was $75.2 million compared to $5.3 million for the nine months ended June 30, 1999, representing an increase of 13,250%.

  YEAR ENDED SEPTEMBER 30, 1999 COMPARED TO YEAR ENDED SEPTEMBER 30, 1998

     REVENUE. Revenue for the year ended September 30, 1999 increased $0.9 million, or 48%, to $2.7 million compared to $1.8 million for the year ended September 30, 1998, due to a larger number of customers and new services being provided. Approximately 72% of our revenue for the year ended September 30, 1999 was from recurring sources as compared to 63% for 1998. Our recurring revenue was primarily from the sale of access and usage of our network.

     COST OF SALES. Cost of sales for the year ended September 30, 1999 increased $0.7 million, or 60%, to $1.8 million compared to $1.1 million for the year ended September 30, 1998. The increase was due to corresponding increase in revenue and change in product mix which resulted in higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $7.2 million, or 236%, to $10.2 million for the year ended September 30, 1999 compared to $3.0 million for the year ended September 30, 1998 due to an increase in salaries due to increased headcount, a national marketing launch and increased need for office space and related costs.

     AMORTIZATION. Amortization for the year ended September 30, 1999 increased $597,961, or 234%, to $852,539 compared to $254,578 for the year ended September 30, 1998 due to an increase in property, plant and equipment available for commercial service.

     INTEREST INCOME AND FINANCE CHARGES. Interest income for the year ended September 30, 1999 was $465,913 as compared to interest expense of $89,188 for the year ended September 30, 1998. Interest income resulted from investment of cash reserves from private equity offerings. This was partially offset by increases in interest expense on long-term debt and financing charges related to vendor financings.

     TAXES. We have not generated any taxable income to date and therefore have not accrued any income tax expense. We have accrued a provision for large corporations tax for September 30, 1999, of $165,000. As of September 30, 1999, we had an aggregate of approximately $13.1 million of non-capital loss carry forwards, of which $326,000 expire by 2003. We currently have no capital losses. Non-capital losses can be carried forward 7 years and carried back 3 years.

     LOSS. As a result of the above, the loss before income taxes for the year ended September 30, 1999 was $9.8 million compared to $2.4 million for the year ended September 30, 1998, representing an increase of 302%.

  YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO YEAR ENDED SEPTEMBER 30, 1997

     REVENUE. Revenue for the year ended September 30, 1998 decreased $0.3 million, or 11%, to $1.8 million compared to $2.1 million for the year ended September 30, 1997. This decrease was due to the inability to purchase equipment for resale to our customers as a result of working capital shortages. In addition, in 1997 we had an unusually large equipment resale, which resulted in additional non-recurring revenue of approximately $400,000. At September 30, 1998, the proportion of revenue from recurring sources increased to approximately 63% from 38% at September 30, 1997. Our recurring revenue was primarily from sales of access, usage and co-location with our network.

     COST OF SALES. Cost of sales for the year ended September 30, 1998 decreased $0.3 million, or 21%, to $1.1 million compared to $1.4 million for the year ended September 30, 1997, due to a corresponding decrease in revenue and change in product mix sold. Our cost of sales in 1998 was comprised primarily of the cost of interconnecting our network to the Internet backbone, our cost of purchasing equipment to be resold to our customers and costs of securing rights of way.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $2.0 million, or 207%, to $3.0 million for the year ended September 30, 1998 compared to $988,933 for the year ended September 30, 1997. During February and June 1998, we obtained equity financing and began to ramp up our business and commenced construction of our facilities-based network in Vancouver. We incurred costs associated with the hiring of additional sales, administrative, head office executives, financial and human resource employees, additional administrative overhead, larger office facilities and expenditures related to fund raising efforts.

     AMORTIZATION. Amortization for the year ended September 30, 1998 increased $199,432, or 362%, to $254,578 compared to $55,146 for the year ended September 30, 1997. This increase was due to more telecommunications assets being put into commercial service at September 30, 1998 as a result of the expansion of our network in Vancouver.

     INTEREST AND FINANCING CHARGES. Interest and financing charges for the year ended September 30, 1998 was $89,188 compared to nil for the year ended September 30, 1997. Interest and financing charges in 1998 resulted from issuing convertible debentures and the interest on those debentures and from payments we made with respect to the financing of our central office in Burnaby, B.C., offset in part by interest income. We earned interest income by investing our cash balances in short-term investment grade securities.

     LOSS. As a result of the above, the loss for the year ended September 30, 1998 was $2.4 million compared to $430,000 for the year ended September 30, 1997, representing an increase of 467%.

LIQUIDITY AND CAPITAL RESOURCES

     We have incurred significant operating and net losses and expect that such losses will continue as we develop, construct and expand our network and our operations and build our customer base. The cash provided by our operations will not be sufficient to cover these operating and net losses as we construct and expand our network.

     Our expenditures for property, plant and equipment for the nine months ended June 30, 2000 were $92.5 million compared to $64.1 million for the year ended September 30, 1999, and were related to the purchase and construction of switching and data networking equipment, construction of our fiber optic infrastructure and central office and data hub facilities, transmission equipment and co-location facilities and construction and implementation of our back office systems.

     At June 30, 2000, our current assets were $575.9 million and our current liabilities were $91.0 million, giving us a working capital of $484.9 million compared to $47.9 million at September 30, 1999. Cash and cash equivalents at June 30, 2000 were $526.2 million compared to $59.9 million at September 30, 1999.

     Cash used in operating activities for the nine months ended June 30, 2000 was $51.8 million, most of which came from our net loss of $75.1 million, partially offset by an increase in items not affecting cash and changes in working capital.

     From our inception in April 1996 until May 1999, we funded our capital expenditures and operating losses through private placements of our equity and debt.

     In May and July, 1999

     - we raised approximately $41.5 million from a private placement of series A first preference shares to affiliates of Goldman Sachs, CIBC World Markets, National Bank Financial Capital Corp. and MGN Opportunity Group LLC. In August 1999, we raised an additional $28.8 million, $25.9 million of which came from the exercise of options held by these private equity investors resulting in the issuance of 13,833,335 series A first preference shares.

     - we entered into a credit facility with Lucent which provided for an initial commitment of US$40 million and which is available until May 28, 2001. The facility is to finance the purchase of equipment and services from Lucent to be used in our network.

     - we signed a credit agreement with Cisco pursuant to which we can borrow from Cisco up to US$15 million to finance our purchase and installation of Cisco networking hardware and software. The funds under this credit agreement are available until July 28, 2001 and bear interest at a rate of 12% per year.

     In February, 2000

     - we issued 855,000 units, consisting of US$855,000,000 of 13 1/4% senior discount notes and warrants to purchase 4,198,563 of our class B non-voting shares for net proceeds to us of US$436,900,000;

     - we entered into an agreement with Lucent which will allow us to finance up to US$315 million of switches, fiber and related electronic equipment and engineering and installation services purchased from Lucent over a three year period from the initial drawdown; and

     - we entered into an agreement with several banks under which they will provide a $220 million committed bank facility.

For a detailed description of these financing arrangements, see "Description of our Financing Arrangements" beginning on page 41.

     We completed our initial public offering on March 15, 2000 with the issuance of 20,700,000 of our class B non-voting shares at a price of U.S.$14 per share, including 2,700,000 class B non-voting shares issued upon exercise of the underwriters' over-allotment option. The initial public offering resulted in aggregate net proceeds to us of U.S.$268,100,000.

     In February 2000, we acquired the business of Shaw FiberLink for $360 million in cash and the issuance of 27.1% of our fully-diluted equity. We funded the cash portion of our acquisition of the business of Shaw FiberLink by borrowing $220 million under our bank facility and by using $140 million of the net proceeds from the issuance of our units. In April 2000, we acquired the business of Videon FiberLink from Moffat Communications for $68 million in cash and 1,667,000 of our class B non-voting shares. In May 2000, we acquired and will acquire fiber and dedicated fiber optic capacity from 360networks for an initial cash payment of approximately $32 million and total future payments of $330 million. We have options to acquire from 360networks further fiber and dedicated fiber optic capacity. In July 2000, we acquired from Cable Atlantic its competitive local exchange carrier and commercial telecommunications operations for $15 million in cash, 1,740,196 of our class B non-voting shares and a cash payment equal to the value of the net working capital of the acquired business on the closing date.

     We believe that the remaining net proceeds of our unit offering, additional borrowing under our Lucent and Cisco vendor facilities and the net proceeds of our initial public offering of class B non-voting shares will be sufficient to fully fund our business plan. The extent of additional financing required, if any, will depend upon the rate of our expansion and the success of our business. Consistent with our business strategy, we continually consider acquisition opportunities that will enhance our business. There can be no assurance that additional financing will be available to us or, if available, that it can be obtained on acceptable terms or within the limitations contained in our existing financing agreements.

     In the event that our plans change, the assumptions upon which our plans are based prove inaccurate, we expand or accelerate our business plan or we complete acquisitions, the foregoing sources of funds may prove insufficient to fully fund our business plan and we may be required to seek additional financing sooner than we currently expect. Additional sources of financing may include public or private equity or debt financings, capital and operating leases and other financing arrangements. To the extent sufficient funding is not available we may limit which markets we enter into and the degree to which we penetrate a particular market.

     We can give no assurance that additional financing will be available to us or, if available, that it can be obtained on a timely basis and on acceptable terms or within the limitations contained in our financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of our development and expansion plans and expenditures, which would harm our financial condition and operating results. Such a failure could also limit our ability to make principal and interest payments on our indebtedness. We cannot assure you that financing, if required, will be available in the future or that, if such financing were available, it would be available on terms and conditions acceptable to us.

     Our revenue is generated primarily in Canadian dollars, while substantial amounts of our current and future liabilities, including interest and principal obligations on our long-term debt, are and will be payable in U.S. dollars. As at June 30, 2000, we had entered into certain foreign currency hedging contracts to hedge approximately 55% of our outstanding U.S. dollar denominated debt.

                 OUR ACQUISITION OF THE SHAW FIBERLINK BUSINESS

ASSET PURCHASE AND SUBSCRIPTION AGREEMENT

     On February 16, 2000, we acquired the business of Shaw FiberLink pursuant to an asset purchase and subscription agreement with Shaw Communications and Shaw FiberLink. The purchase consideration of $760 million paid by us consisted of $360 million in cash and sufficient series B first preference shares to provide Shaw Communications with a 27.1% fully diluted interest in us at the date the acquisition was consummated. The fair value of these shares was approximately $400 million. Upon completion of our initial public offering in March 2000, all of these shares were converted into class A voting shares. In connection with our acquisition of the business of Shaw FiberLink, three executive officers of Shaw Communications, became directors of Group Telecom.

     Under the asset purchase and subscription agreement, we purchased from Shaw Communications all of the property and assets of Shaw FiberLink used in connection with its high speed data and competitive access business. We also assumed certain obligations related to permits, operational contracts, customer contracts, software licenses and certain other obligations. The assets purchased include:

     -  equipment, computer hardware and fixed assets,
     -  operational, equipment supply and customer contracts,
     -  interconnect agreements and co-location agreements,
     -  software and broadband wireless licenses,
     -  permits,
     -  intellectual property,
     -  goodwill, and
     -  certain other fiber business assets.

     Certain assets were excluded from the acquisition of the business of Shaw FiberLink, including:

     -  certain interconnection, Internet bandwidth and other agreements;
     - the name "Shaw FiberLink" (subject to a license granted to us pursuant to the trade-mark license agreement described below);
     - any assets of Shaw Communications or its affiliates used in the cable television, residential Internet or video and other residential services businesses; and
     - any indefeasible right to use fibers or rights underlying the indefeasible right to use fibers, other than rights assigned to us pursuant to any assigned operational contracts.

     Where the transfer of any such assets requires consent of a third party and such consent is not obtained, Shaw Communications has agreed to hold such assets in trust for us and to continue to maintain the existence of such assets, at our expense.

     The asset purchase and subscription agreement contains customary representations, warranties and indemnities. In particular, Shaw Communications has represented that the Shaw FiberLink assets are all the assets and rights (excluding material non-assignable permits, engineering and administration services and certain underlying rights) which are required to enable us to conduct the business of Shaw FiberLink. With limited exceptions, Shaw Communications made no representations or warranties as to the underlying rights to the fibers subject to the indefeasible right to use agreement described below.

INDEFEASIBLE RIGHT TO USE AGREEMENT

     As part of our acquisition of the business of Shaw FiberLink, we received rights to 1,502 fiber kilometers through assigned contracts and an indefeasible right to use 100,044 fiber kilometers for 60 years, including 10,720 fiber kilometers located in New Brunswick available to us on May 1, 2003. Additionally, Shaw FiberLink and each of the affiliates of Shaw Communications which owns indefeasible rights to use fiber has entered into an agreement to grant a one-year indefeasible right of use to Shaw FiberLink in all of the indefeasible rights to use fiber which Shaw FiberLink does not own, renewable annually by Shaw FiberLink. On the closing of the acquisition, we fully prepaid the rent for the fibers in which we received the right of use for the full 60 year term of our agreement with Shaw FiberLink. In addition, Shaw Communications agreed to construct for our use, at no additional cost to us, approximately 97,500 additional fiber kilometers over the next three years, subject to variance depending on the location of the constructed fiber, over which we will have an indefeasible right of use. This commitment to build an additional 97,500 fiber kilometers was included in the $760 million purchase price consideration, and has been recorded as a $223 million prepayment of property, plant and equipment. Our indefeasible right to use agreement also allows us to ask Shaw Communications to install new access cables and new segments to our network. Once we pay Shaw FiberLink for the cable they install, Shaw FiberLink will grant us an indefeasible right to use those newly installed fibers for the remainder of our initial 60 year indefeasible right of use term.

     During the term of our indefeasible right to use agreement with Shaw FiberLink, Shaw FiberLink will, for a fee, provide facilities for our optronics or electronics or our optical or electrical equipment in Shaw Communications hub sites. Shaw FiberLink will repair and maintain our fibers in exchange for a yearly fee.

PERFORMANCE ASSURANCE AGREEMENT

     As part of our acquisition of the business of Shaw FiberLink, and to support the indefeasible right to use agreement, we have entered into a performance assurance agreement with Shaw Communications. Shaw Communications has agreed that if Shaw FiberLink defaults in any of its obligations under the indefeasible right to use agreement, Shaw Communications will perform, or cause to be performed, Shaw FiberLink's obligation in accordance with the terms and conditions of the indefeasible right to use agreement. Shaw Communications' promise to us is independent of the bankruptcy or insolvency of Shaw Communications, Shaw FiberLink or any of their affiliates (including any affiliates that have granted an indefeasible right to use fiber to Shaw FiberLink), and is independent of any acquisition of the business of Shaw Communications, Shaw FiberLink or any of their affiliates (including any affiliates that have granted an indefeasible right to use fiber to Shaw FiberLink).

SHAREHOLDERS AGREEMENT

     On February 16, 2000, we amended our May 7, 1999 shareholders agreement to include Shaw Communications as a party to such agreement. For a description of the shareholders agreement, see "Description of Share Capital -- First Preference Shares -- Shareholders Agreement" on page 91.

NON-COMPETITION AGREEMENTS

     On the closing of our acquisition of the business of Shaw FiberLink, Shaw Communications entered into a non-competition agreement in favor of us that prohibits Shaw Communications or any of its affiliates from providing certain telecommunications services to business customers and telecommunications carriers in any area of Canada in which we carry on such business, for three years. On closing we also entered into a non-competition agreement in favor of Shaw Communications which prohibits us or any of our affiliates from providing cable television, residential video, Internet or telephone services or other residential services in any area of Canada in which Shaw Communications carries on such business, for three years.

TRADE-MARK LICENSE AGREEMENT

     We entered into a trade-mark license agreement with Shaw Communications on the closing of our acquisition of the business of Shaw FiberLink pursuant to which Shaw Communications granted us a license to use certain trade-marks relating to Shaw FiberLink for a six month period and Shaw

Communications granted to us a license to use the trade-mark "FiberLink" in conjunction with the words "Group Telecom" or "GT" for the term of the indefeasible right to use agreement.

REGISTRATION RIGHTS AGREEMENT

     On February 16, 2000, we amended our registration rights agreement with the initial purchasers of our series A first preference shares to include Shaw Communications as a party to such agreement. For a description of the registration rights agreement, see "Description of Share Capital -- First Preference Shares -- Registration Rights Agreement" beginning on page 91.

TRANSITIONAL SERVICES AGREEMENT

     In order to facilitate the transfer of the business of Shaw FiberLink from Shaw Communications to us, we and Shaw Communications will provide certain services to each other, on a transitional basis, pursuant to a six month transitional services agreement.

                                    BUSINESS

OVERVIEW

     We operate a national broadband network, over which we provide Internet, high-speed data and voice services to businesses in Canada. Our services include web and application hosting, co-location, e-commerce and other value-added Internet services enabled by our public key infrastructure capabilities. We also provide traditional telecommunications products and services, including local area network extension and enhanced local and long distance voice services. We believe the increasing use of Internet services is driving demand for new services and products that require higher bandwidth. To serve our customers' growing telecommunications needs, we are continually expanding our fiber optic network and use digital subscriber lines and fixed wireless technology to extend the reach of our networks.

OUR ACQUISITION OF THE BUSINESS OF SHAW FIBERLINK

     On February 16, 2000, we acquired the business of Shaw FiberLink from Shaw Communications for $760 million in cash and shares. We acquired rights to 101,546 fiber kilometers from Shaw FiberLink and, in addition, Shaw Communications has agreed to construct for our use, at no additional cost to us, approximately 97,500 additional fiber kilometers over the next three years.

     Since 1993, Shaw FiberLink has provided facilities-based data services over a high bandwidth fiber optic network in Canada to national telecommunications carriers, large businesses and governments. For the year ended August 31, 1999, Shaw FiberLink had revenue of $38.8 million and EBITDA of $12.1 million. The acquisition will:

     - accelerate the deployment of our network, especially in the greater metropolitan areas of Toronto, Calgary and Edmonton;

     -  expand the addressable market for our current services;

     - reduce our reliance on the incumbent local exchange carriers for leased facilities;

     -  give us a complementary competitive access provider business; and

     - significantly expand our business to long distance carriers, wireless telecommunications companies and Internet service providers.

     Shaw FiberLink operates high capacity fiber optic telecommunications networks in some of Canada's fastest growing markets including: the greater Toronto area (Toronto, Scarborough, Markham, Vaughan, Richmond Hill, Pickering and Barrie), Edmonton, Calgary, Winnipeg, Vancouver Island and central British Columbia (Kamloops, Penticton, Kelowna, Vernon and surrounding areas). Shaw FiberLink also owns and operates several strategically located inter-city networks and several international gateways into the United States.

     Shaw FiberLink has over 400 customers. Its customer base includes carriers, competitive local exchange carriers, internet service providers, governments, banks, broadcasters, oil and gas companies, and wireless communication providers. These customers demand a wide variety of requirements in terms of bandwidth, type of connectivity and support. As the dominant competitive access provider in Western Canada, Shaw FiberLink also provides technical support, network management, and sales and administrative support to a number of smaller competitive access providers.

     Both the Shaw FiberLink network and our network are constructed in compatible, fiber network configurations, with minimal geographic overlap using synchronous optical networking technology and gigabit ethernet connections. Accordingly, we believe that their integration can be accomplished in a timely manner. With the addition of Shaw FiberLink, we now operate nationally in 7 Canadian provinces, including Canada's major metropolitan centers of Toronto, Vancouver, Calgary, Montreal and Edmonton. We expect that the combined network, with its national coverage, will give us a time-to-market advantage that will lead to increased market penetration and higher operating margins.

RECENT DEVELOPMENTS

  AGREEMENT WITH 360NETWORKS INC.

     In May 2000, we agreed with 360networks Inc. to (1) lease from them dedicated fiber optic capacity and (2) purchase fiber in Canada and receive from them an indefeasible right to use fiber in the United States. The aggregate price of the dedicated fiber optic capacity and fiber we acquired was approximately $362 million. We have the option to acquire from 360networks additional fiber and dedicated fiber optic capacity.

     Under the agreement, 360networks will lease to us fiber optic cable capacity at a bandwidth level of 2.4 gigabits per second, in Canada and the United States. The lease will give us the exclusive right to use this fiber capacity for 20 years, comprised of an initial term of 3 years with a 17 year renewal option at our discretion.

     In addition, 360networks has sold and will sell to us 12 strands of unused fiber ranging approximately 7,000 kilometers, connecting Seattle, Washington to Halifax, Nova Scotia via Victoria, Kamloops, Edmonton, Calgary, Regina, Winnipeg, Toronto, Ottawa, Montreal and Quebec City.

     If we choose, 360networks will also grant us the right to use an additional 12 strands of fiber ranging approximately 7,900 kilometers, connecting Seattle, Sacramento, Denver, Chicago, Detroit, Toronto, Buffalo, Albany, New York City, Boston and Montreal. This fiber will be located primarily in the United States. The indefeasible right to use this fiber will be for a term of at least 20 years.

     We also will have the option to purchase from 360networks additional segments of fiber optic cable connecting the United States and Canada.

     Delivery of the capacity and the fiber to us by 360networks and payment by us to 360networks will be made in installments over the next four years. An initial installment payment of approximately $32 million has been made. We will also pay 360networks fees for maintaining the fibers.

     In addition, we invested approximately $43 million in the equity of 360networks.

  ACQUISITION FROM MOFFAT COMMUNICATIONS LTD.

     On April 27, 2000, we acquired Videon FiberLink from Moffat Communications Ltd. for $68 million in cash and the right to acquire approximately 1.7 million of our class B non-voting shares. Videon FiberLink is a competitive access provider business. This acquisition provides us with additional customers, employees and an indefeasible right to use for 30 years certain specifically identified existing fibers comprising approximately 620 fiber route kilometers in Edmonton and Winnipeg connected to over 240 buildings.

  AGREEMENT WITH CABLE ATLANTIC

     On July 21, 2000, we acquired from Cable Atlantic its competitive local exchange carrier and commercial telecommunications operations for $15 million in cash, the right to acquire 1,740,196 of our class B non-voting shares and a cash payment equal to the value of the net working capital of the acquired business. This acquisition provides us with additional customers, employees and an indefeasible right to use for 30 years certain specifically identified existing fibers comprising approximately 8,732 fiber kilometres and 390 route kilometres in Newfoundland connected to a minimum of 68 commercial business buildings and 31 Newfoundland government buildings, with a right to purchase these fibers for $1 at any time.

OUR MARKET OPPORTUNITY AND THE IMPORTANCE OF DATA

  TELECOMMUNICATIONS INDUSTRY GROWTH

     We believe, based on industry reports, that the Canadian telecommunications market had revenue of approximately $24.4 billion in 1999. Approximately $14.7 billion of this estimated revenue is attributable to the business telecommunications market, comprising local and long distance voice services ($9.1 billion), emerging and traditional data services ($4.3 billion), and Internet application services ($1.3 billion). Based on industry reports, we estimate that our initial markets, Toronto, Vancouver, Calgary, Montreal, Edmonton and the areas surrounding these cities, comprise approximately 46% (or $6.8 billion) of the 1999 Canadian business telecommunications market.

     The data and Internet application services market is one of the fastest growing segments of the Canadian telecommunications market. We believe, based on industry reports, that the business data and Internet application services market will almost double from an estimated $5.6 billion in 1999 to $10.7 billion by 2003. To meet this growing demand, we plan to offer a full range of bundled high-speed data, Internet application and voice services. We believe that these services have price and performance characteristics that are more attractive than traditional alternatives.

  DEREGULATION OF CANADIAN MARKET FOR VOICE SERVICES

     The market for competitive local and long distance telecommunications services in Canada was only fully opened to competition in the last decade. Prior to the 1990s, the incumbent local exchange carriers dominated both the local switched services and long distance markets. The growth of long distance competition in Canada was triggered by a decision of the CRTC in 1992 to allow facilities-based competition and more liberalized resale in the long distance market. On May 1, 1997, the CRTC issued a series of decisions that opened Canada's local telecommunications services market to competition. Before these decisions, the incumbent local exchange carriers had operated in most locations throughout Canada with a monopoly over the provision of most local voice services. With these decisions, competitive opportunities rapidly emerged in Canada in the local telecommunications services market.

  OUR INITIAL TARGET MARKETS

     We believe there is a significant opportunity to provide a unique mix of products and services to small and medium-sized businesses. We believe the increasing use of the Internet and Internet protocol-based services by business is driving demand for new services and products that require higher bandwidth. Small and medium-sized businesses represent an attractive market because they:

     - generally lack the resources and expertise to address their telecommunications problems in-house and therefore are more likely than large businesses to purchase services from an outside provider;

     - are more likely to need assistance in determining the appropriate solution and in integrating the solution; and

     - have historically been under-served by incumbent local exchange carriers who have concentrated on servicing larger businesses, leaving small and medium-sized businesses with limited alternatives to costly products that were not designed for them. Advances in technology enable us to provide these customers with a range of services at an attractive price.

BUSINESS STRATEGY

     Our goal is to be the leading telecommunications service provider to Canadian businesses, institutions and other telecommunications carriers. The key components of our strategy are:

     - LEAD WITH DATA AND INTERNET APPLICATION SERVICES. We intend to focus our product offering on data and Internet application services, which we expect will be the fastest growing segment of the Canadian telecommunications services market. We believe our data services represent an attractive entry point to sell a package of data applications and voice services to our customers. We also believe we have a significant opportunity to achieve high profit margins by bundling integrated data, Internet application and voice services.

     - BE A ONE-STOP INTEGRATED TELECOMMUNICATIONS PROVIDER. We are a single supplier of integrated and comprehensive bundled telecommunications services. We believe that providing one-stop telecommunications services, including data, Internet application and voice services, will enable us to better meet the needs of our customers, capture a larger portion of our customers' telecommunications expenditures and increase customer retention.

     - PROVIDE SERVICES ACROSS CANADA OVER OUR OWN NETWORK INFRASTRUCTURE. We intend to own or control the fiber that comprises our network in each of our initial target markets. We believe this will result in the following strategic advantages:

        -  abundant broadband capacity;

        - higher operating margins than would be possible if we resold services of, or leased facilities from, other carriers;

        - control over our network, resulting in improved service and minimal reliance on the incumbent local exchange carriers; and

        - the ability to more easily deploy telecommunications solutions on a national basis.

     - ACQUIRE AND RETAIN MARKET SHARE THROUGH A DIRECT SALES FORCE AND PROACTIVE CUSTOMER SERVICE. Our sales force has increased 140% from December 31, 1999 to over 190 sales representatives at June 30, 2000. We intend to continue to expand our sales force to build and support our customer base. Once we obtain a customer, we focus on providing proactive customer service, backed by service-level commitments, which is available 24 hours a day, 7 days a week. Our customer service is personalized and provided through a single point of contact to increase customer satisfaction. We also offer web-based programs that provide ordering, tracking and reporting capabilities to our customers. We offer incentives to our sales and customer support personnel through a compensation structure that is designed to promote a high level of penetration of the buildings on our network.

     - LEVERAGE OUR STATE-OF-THE-ART, SCALABLE BACK OFFICE SYSTEMS. We have developed state-of-the-art, scalable operational support systems that integrate every component of our operations. We have selected a combination of best-of-breed systems, which enable us to reduce overhead costs while providing superior customer service. We believe that our open and scalable back office systems enhance our productivity and service quality, and provide us with a significant competitive advantage by:

        - automating the processes involved in connecting a customer to our network;

        -  enabling single call resolution of customer inquiries; and

        - providing each of our departments with an integrated view of all provisioning, billing, customer service, trouble-ticketing and collection activities.

     - CONTINUE TO EXPAND THROUGH ALLIANCES AND ACQUISITIONS. In addition to our acquisition of the businesses of Shaw FiberLink and Videon FiberLink, our acquisition of the Cable Atlantic competitive local exchange carrier and commercial telecommunications operations, and our agreements with 360networks, we plan to consider alliances with and acquisitions of other related or complementary businesses or asset purchases, including purchases of fiber. Strategic acquisitions, alliances or asset purchases may enable us to expand more rapidly and further solidify our national presence by adding new infrastructure, customers and additional experienced employees.

     - LEVERAGE THE EXPERIENCE OF OUR MANAGEMENT TEAM. Our management team has extensive experience in the telecommunications industry. We believe the quality, experience and teamwork of our management team will be critical factors in the implementation of our growth strategy.

NETWORK

     Our network in each of our target markets will look similar to the following diagram:

                              [OM NETWORK DIAGRAM]

  INTEGRATED NETWORK ARCHITECTURE

     We provide services to our customers over an integrated network that supports high-speed data, Internet application, local and long distance voice services. We believe that the integrated design of our data, Internet application and local and long distance networks significantly reduces our cost of providing a bundled service offering. Our integrated network architecture includes switches and data routers, customer premise equipment and synchronous optical networking technology fiber rings. In addition, approximately 20% of our urban fiber network is comprised of slack and storage fiber in urban area access points.

     We believe that our integration of the fiber, equipment and operating systems of Shaw FiberLink, Videon FiberLink and the Cable Atlantic business we acquired can be accomplished without significant delay or cost. We also believe we can upgrade the equipment in buildings on Shaw FiberLink's, Videon FiberLink's and the aforementioned Cable Atlantic business' networks and sell our services (in addition to those of Shaw FiberLink, Videon FiberLink and the Cable Atlantic business we have agreed to acquire) to their existing customers. Shaw FiberLink's, Videon FiberLink's and the aforementioned Cable Atlantic business' telecommunications equipment is industry standard, purchased from well known vendors, and is compatible with our equipment.

  SWITCHES AND DATA ROUTERS

     Our Lucent 5ESS switches and Cisco data routing equipment are located in central offices in four of our initial five target markets. Our central offices are secure, specifically outfitted facilities which have special heating, humidity, air, fire suppression and power requirements to support sensitive electronic equipment.

     Switches and data routing equipment direct a voice signal or data packet from its origin to its correct destination according to the telephone number or addressing technology. Switched voice services, including basic and advanced telephone services, are provided through switches at central offices. Data services are provided through Cisco equipment in central offices and the buildings connected to our Internet protocol based network.

     Our network uses data routing equipment and voice switches installed at central offices in four cities: Vancouver, Toronto, Calgary and Montreal. Data and voice traffic from other cities will be directed to the central office nearest to that city.

  CUSTOMER PREMISE EQUIPMENT

     To connect our customers to our network, we install data and voice routing equipment in the building in which they are a tenant. This equipment combines and converts the customer's transmission to an optical signal. The signal is then transmitted through our network to a central office where data and voice traffic are routed to their ultimate destination. Where buildings have fewer tenants, we intend to connect up to ten buildings to the switch/router in one centrally located building.

     For voice traffic, our network can currently provide up to 2.5 gigabits per second speed connections to our end customers and can easily be upgraded for increasing volume of traffic. For data traffic, our network currently provides up to 1 gigabit per second speed ethernet connections to our end customers. This network's capacity is also easily upgradable.

  SYNCHRONOUS OPTICAL NETWORKING TECHNOLOGY AND GIGABIT ETHERNET CONNECTIONS

     We provide our data, Internet application and voice services over our integrated network. Our network uses synchronous optical networking technology and gigabit ethernet connections to transport information along our fiber optic backbone. Synchronous optical networking technology is used primarily to transmit voice services. Synchronous optical networking technology is based on self healing concentric rings, a technology that routes traffic through an alternate path in the event there is a point of failure. This technology results in a very reliable network which is less likely to be subject to disruptions in the event of breakage at one point. Other advantages of synchronous optical networking technology are high capacity and standardization. Synchronous optical networking technology offers large amounts of bandwidth for fiber-optic networks. It provides seamless inter-connectivity among equipment providers which is important when we look to interconnect with other networks on a global basis. Finally, synchronous optical networking technology offers superior bandwidth management, real-time monitoring, and survivability. Ethernet technology is used primarily to transmit data. Ethernet is the standard interface technology for local area networks and has many of the same advantages of synchronous optical networking technology. Ethernet offers simple, scaleable high bandwidth capacity.

     In addition, we apply intelligent end-to-end network management, which means that the customers' and end users' lines are monitored from a network operations center, 24 hours a day, seven days a week.

  ADVANTAGES OF FIBER OPTIC CABLE

     Through our advanced fiber optic network we can provide higher bandwidth, enabling information to be transported at speeds significantly faster than the up to six megabits per second that can be achieved using digital subscriber line technology over copper facilities. Fiber optic cable also has high immunity to signal degradation, which means that a signal can be transmitted over extremely long distances without requiring regeneration of the original signal. The result is a transmission that is more reliable, precise, clear and consistent than transmissions over copper wires. Unlike metallic cable, a fiber optic-based infrastructure does not emit any radiation and is immune to noise. In addition, metallic cable is limited in distance, suffers in performance and requires additional equipment to regenerate signals carried by it over a longer distance.

  OTHER NETWORK COMPONENTS

     Although we intend to provide our services over our own fiber optic network in each of our target markets, in order to capture customers and generate early revenue as we deploy our network, we intend to use wireless technology or to lease other companies' facilities to provide services to those customers not currently directly connected, but who will be connected in the short term to our local networks. We will also deploy digital subscriber line technology over the leased facilities to extend the current reach of our network. This strategy provides us with rapid access to buildings and allows us to gain market penetration and take advantage of market opportunities before we have completely constructed our network. Customers served by these technologies will be migrated onto our network as it is built.

STRATEGIC RELATIONSHIPS

     We actively pursue strategic relationships with utilities, municipalities, property owners and technology companies. We intend to use these relationships to maximize the penetration and speed of entry and reduce the cost of deploying our network in our target markets.

  ACCESS AGREEMENTS AND RIGHTS-OF-WAY

     We have established, and expect to continue to establish, relationships with electric and other utilities in our target markets to obtain access to customers. In order to cost-effectively build our network in Vancouver, we signed two agreements in December 1997 with BC Hydro, the electric utility in British Columbia, which provide us with access to BC Hydro conduits on its electric distribution network in and around Vancouver and elsewhere across British Columbia. BC Hydro's conduits connect to nearly all buildings in British Columbia. These agreements enable us to lay our fiber in a cost-effective manner because we can do so with minimal excavation of city streets. The BC Hydro agreements expire December 1, 2012, with five year extensions at our option. We pay annual fees to BC Hydro based on the facilities of BC Hydro which are occupied by, or reserved for, us.

     In August 1999, we entered into a strategic conduit access agreement with ENMAX Corporation, the Calgary power authority. The agreement expires on December 31, 2017 and can be renewed for two additional 5 year periods. We issued to ENMAX Corporation 1.0 million series A first preference shares and agreed to pay fees for installation and access rights and annual fees for maintenance and administration. The agreement with ENMAX Corporation provides us with non-exclusive access to conduits in Calgary's downtown core over which ENMAX has contractual rights of access. ENMAX has installed 13 kilometers of our fiber optic cable into these conduits at our cost as of December 31, 1999.

     In August 1999, we entered into an agreement with EPCOR, Edmonton's power authority, which gives us non-exclusive access to conduits in Edmonton. The EPCOR agreement allows us to make proposals for access to particular routing locations and, if the proposal is acceptable to EPCOR, EPCOR will issue us a permit to access those routing locations typically within three weeks of receipt of our proposal. Our receipt of a permit from EPCOR will be subject to any rights granted to third parties by EPCOR to access a conduit for any purpose whatsoever. Each permit granted under the EPCOR agreement will be effective from its date of issuance and will expire when the EPCOR agreement terminates on August 12, 2014. The EPCOR agreement can be renewed for additional five year terms after this date with the consent of EPCOR. We will pay annual fees based on the amount of EPCOR's conduit which is occupied by, or reserved for, us. In addition, we will pay EPCOR for the installation of our cables in EPCOR's conduits.

     Where our network touches public property, we must obtain local municipal approvals to deploy our fiber in municipal rights-of-way.

     We have signed municipal access agreements with the cities of Vancouver and Burnaby, British Columbia and Calgary, Alberta. We also have

     - a "public user" conduit access agreement with the CSEVM (Commission des Services Electriques de la Ville de Montreal) permitting access to CSEVM conduits in the city core of Montreal;

     - interim authority allowing construction to proceed in the City of Ottawa and Region of Ottawa-Carleton, Ontario; and

     - permit authority allowing construction to proceed following permit application approval in Winnipeg, Manitoba.

     Through long term indefeasible right to use agreements, we now have access to various municipal and other rights-of-way by way of underlying rights held or claimed by the indefeasible right to use grantors. The agreements permit the expansion of the existing networks where we request, including various major cities across Canada.

     We have secured support structure agreements with BCT.Telus (British Columbia and Alberta), MTS (Manitoba) and Bell Canada (Ontario and Quebec) permitting access to available spare capacity on available poles or conduits where approved.

     We are in the process of finalizing a long-term municipal access agreement with the City of Toronto. Also, in addition to our existing lease of dark fibers, we are arranging for the sublease from Toronto Hydro of an existing decommissioned waterpipe system located within downtown Toronto that was previously refurbished for telecommunications purposes.

     We are in the process of negotiating and finalizing various municipal access agreements with the City of London, Region of Waterloo, City of Waterloo, City of Kitchener, City of Hamilton/Region of Hamilton-Wentworth, City of Hull, City of Edmonton and City of Quebec City as well as negotiating final municipal access agreements with the City of Ottawa and Region of Ottawa-Carleton pursuant to their grants of interim authority.

     We are in the process of negotiating agreements for access to existing support structures with various providers and are also considering joint use, joint build or capacity lease opportunities in various markets.

     These agreements allow us to deploy and use our network over and under a variety of municipal rights-of-way and existing or new support structures permitting us to connect our expanding switch or hub equipment to our customers. These rights and rights-of-way are integral to the installation, operation and expansion of our facilities-based network.

  BUILDING LICENSE AGREEMENTS

     Before providing services to customers, we must obtain permission from the property owner to install our equipment, including our voice and data equipment, and to access the riser closets to run fiber directly to the offices of our customers. Once a building has been targeted by our marketing personnel, our network services department negotiates the building license agreement which allows our equipment to be installed in that building. We have adopted a collaborative approach with developers and owners, and have found them generally willing to provide access to their buildings since we are providing enhanced services to the building, thus increasing its value to the building's tenants. Because of our long-term building license agreements, we gain access to potential customers at minimal cost.

     At June 30, 2000, in our target markets we had over 345 building license agreements with national property owners. These agreements typically contain a provision for permanent access by our network, including fiber optic cable, to a specified point inside the building, with a renewable right of access regarding inside wiring to the premises of our clients. These agreements provide us with access to each building on a non-exclusive basis.

     The CRTC has recently established a presumption that any agreement between a local telephone company and another party, including property owners, that results in the provision of local telephone service to a multi-dwelling unit on an exclusive basis is a violation of the Canadian Telecommunications Act. We believe this presumption will enhance our ability to access additional buildings.

  FIBER LEASE AGREEMENTS

     On July 15, 1999, we entered into a fiber optic agreement with Toronto Hydro, Toronto's electric utility company. This agreement provides that we will lease access to Toronto Hydro's existing fiber optic network, which extends throughout Toronto, allowing us to provide service to our customers until we are able to build our own fiber optic network. A permit from Toronto Hydro, which establishes our network access by indicating routing and termination locations and specifies annual rates and one time connection fees, is required before we can provide service to our Toronto customers under this agreement. Permits expire after three years and can be renewed automatically for an additional three years, unless either party gives notice otherwise. We are finalizing negotiations with Ottawa Hydro for a similar arrangement.

  TECHNOLOGY SUPPLIER RELATIONSHIPS

     In February 2000, we entered into an agreement with Lucent to provide us with switching equipment, synchronous optical networking technology and other telecommunications equipment, fiber optic cable and related services, including installation, engineering and maintenance services. This agreement replaces an agreement we entered into with Lucent in August 1998. The new agreement with Lucent specifies the pricing of this equipment and services and the terms of its delivery until January 2004. We will work together with Lucent to prepare detailed lists of equipment and services to be provided to us in each of our markets. In addition, we purchase our data switching and routing equipment and our unified messaging equipment from Cisco. We are a "Cisco-powered network" and are an authorized reseller of Cisco products. We believe these supplier relationships enable us to deploy a state-of-art network and give us access to the advanced technologies that our customers require.

PRODUCTS AND SERVICES

     We currently provide the following products and services:

  DATA SERVICES PORTFOLIO

     DATA ACCESS. We expect the majority of our revenue to come from data access which includes the following products and services:

     - Local Area Network Connect (also known as transparent LAN Service) -- a managed high-speed connection to an organization's local area network, for Internet connectivity (including common server capability) and/or connectivity between multiple local area networks delivered over fiber, wireless or digital subscriber technologies. Supported interfaces include ethernet at speeds up to 1 gigabit per second.

     - Carrier Private Lines -- Point-to-point connections over our network, targeting carriers rather than small businesses.

     - Remote Access/Teleworking -- Corporate modem pools to facilitate dial-in capability for employees working from home, including the use of higher-speed technologies.

     INTERNET SERVICES. We currently provide the following types of dedicated Internet services:

     - Business Internet Gateway -- Internet connectivity packages for small and medium-sized businesses.

     - Internet Transit/Commercial Internet -- High-speed, scalable Internet connectivity for Internet professionals who in turn support residential and business Internet users.

     - Outsourced Modem Pools -- Managed modem pools for Internet service providers; providing the hardware and scalability to enable Internet service providers to grow capacity over time and incorporating higher-speed technologies.

     ENHANCED AND OTHER DATA SERVICES. We currently provide and are continuing development efforts for a variety of innovative data products and services in order to act as a one-stop shop for all of our customers' data needs, including the following:

     - Enhanced IP Services -- Internet protocol fax capability, and private branch exchange/local area network gateways using voice over Internet protocol.

     - Web-Based Reporting Services -- Internet virtual private networking and data service reporting for performance management and usage monitoring via a web browser interface.

     - Data Hardware Resale and Maintenance -- Selling and maintaining routers, hubs and switches.

  APPLICATION SERVICES PORTFOLIO

     APPLICATION HOSTING SERVICES. We provide our business customers the opportunity to outsource their server and application needs to us through several service offerings:

     - Applications Hosting -- Turnkey Internet/Web server hosting packages as an outsourced solution to small and medium-sized businesses. This service includes all software, hardware and management required for a business website or for other general office applications.

     - Co-location -- The physical space in close proximity to our network to colocate, host and/or manage servers or modem pools. This service includes space, power, security and optional management.

     - E-Commerce Hosting -- Enhanced Web server solutions that enable small and medium-sized businesses to incorporate e-commerce into their website, including the ability to sell products and services and the ability to clear credit card purchases.

     - Unified Messaging (Voicemail/Email) -- Integration of a business' voicemail and email services to act as a single message center; complete with faxing capabilities, future speech to text/text to speech conversion and encrypted security.

     - PC/Server backup -- online ability to backup and restore hard drives of computing devices through a web interface.

     - Teleconferencing -- reservation based audio conferencing with chairperson controls, web streaming and other operator assistance.

     Additional application services in development include online delivery of office software applications (ASP), multimedia conferencing and Web-based application service reporting.

     SECURE NETWORK SERVICES. We provide our customers with security enhancements to a basic Internet connection through a variety of service offerings:

     - Networking Security -- Anti-hacker services, such as firewall hosting, to protect customer local area networks from the Internet.

     - Virtual Private Networking -- The ability to travel securely and privately by tunneling through the Internet, either from one business location to the next or from one business connection to that of a partner, on a single user or enterprise wide basis.

     - Public Key Infrastructure/Certificate Authority -- The technology to enable secure transactions and information sharing on the Internet by serving as a third party manager of the exchange of information via digital identification certificates.

  VOICE SERVICE PORTFOLIO

     LOCAL VOICE SERVICES. We began offering local voice services in November 1999, and offer a full suite of services to accommodate customers that require varying degrees of sophistication in their telecommunications services.

     - Individual and Digital Business Lines and Multiple Line Business Trunks -- Local switched analog telephone service via individual lines or multi-line trunks and digital service with enhanced features and functionality.

     - Centrex/Virtual Private Branch Exchange -- Feature-rich phone lines enabling customers to manage their own phone service internally without a private branch exchange.

     - Private Branch Exchange Interconnect -- A connection between a business' private branch exchange and the public switched telephone network.

     - Digital Tie Lines -- A business with a private telecommunications network by connecting two private branch exchanges.

     ENHANCED VOICE SERVICES. We offer and continue to develop a full suite of enhanced offerings to complement our standard business voice services.

     - Long Distance Service -- Long distance telephone access throughout all major Canadian cities with toll-free directory/operator services, account codes and calling cards.

     - Other Enhanced Features -- Features such as call transfer, call-waiting, Web-based reporting service, remote message forwarding, three-way conferencing, digital display and other custom calling features.

     - Voice Hardware Resale and Maintenance -- Telephone sets, private branch exchange and key systems.

     Our products and services will be branded into data, applications and voice based portfolios and will be branded in support of our service innovation and client care strategies.

MARKETING AND SALES

     We plan to build market share by establishing regionally focused sales distribution and marketing programs to capture new customers and to grow our business with existing customers. Our goal is for our sales representatives to sell services directly to customers in on-net buildings. Our sales and marketing programs are designed to differentiate us from our competitors by providing solutions targeted at the needs of small and medium-sized businesses and by delivering consistently high-quality sales and technical support. All of our marketing information and promotions are standardized and all of our products are nationally branded, with the "GT Connect" portfolio brand and "Completely Connected" tag line. We intend to promote our reputation by delivering uniform and consistent services and providing the benefits of a single point of contact with integrated and customized billing.

     In each target market, we have identified buildings with tenants that meet our target profile. Our ideal building has many small and medium-sized business tenants, each with 10 to 200 employees, that have complex data and other telecommunications needs, including Internet application and voice requirements. Once a building has been targeted, we negotiate the building licence agreement which allows our facilities to be installed in that building. Each member of our local direct sales force is assigned a territory which includes specific buildings in which to sell. The sales representative will become intimate with the needs of all potential customers in those buildings and will be the relationship manager between us and the customer. The sales representative will work with a technical expert, when necessary, to differentiate our services from those of our competitors and cost effectively address our customers' needs. Our sales force will initially target customers with data telecommunications needs that are, or will be, located in on-net buildings. Once we provide a customer with solutions to its data needs and our sales representative has created a relationship with the customer, the sales representative will offer Internet application and voice services to the customer. We believe that once a customer's data needs are met and it is satisfied with our customer service, it will be receptive to purchasing Internet application and voice services from us.

     Our sales representatives receive a competitive base salary and a series of individual and team bonuses. Their bonuses are based on their attaining a sales quota on a recurring monthly and one time sale basis. Salespeople are further rewarded by the opportunity to participate in our share option plan. We believe our compensation plan will motivate our sales representatives to provide top quality attention and service.

     We provide our sales and marketing employees with a comprehensive training program which includes introductory formal training, product and service training, leadership development, on going coaching, including on the job training, and a mentor program.

     We have retained, and intend to continue to retain, people with extensive experience in the telecommunications industry. The market for hiring highly qualified sales representatives is competitive. However, as a result of the recent mergers in the telecommunications industry, we believe a number of highly talented sales representatives are seeking more entrepreneurial companies that provide a higher degree of challenge and more opportunity to develop skills and assume more responsibility. At June 30, 2000, we had over 190 sales representatives.

MANAGEMENT INFORMATION SYSTEMS, SERVICE ORDER ENTRY, PROVISIONING, BILLING AND CUSTOMER SERVICE

  OVERVIEW

     We are committed to the implementation of integrated and scalable operational support systems that enable us to effectively manage and monitor our network, process orders, provision services, track usage and accurately bill our clients with one integrated bill. Our operational support systems integrate substantially every component of our operations. We selected a combination of "best of breed" systems from Hewlett-Packard, Eftia OSS Solutions and Daleen Technologies. We selected this combination of vendors because they met our specific needs in a cost-effective manner, have a strong reputation for reliability and have experienced success throughout North America, particularly with Lucent switching platforms. Our system is scaleable and highly sophisticated and we believe it will reduce human resource expenses, resulting in higher margins. In addition, the scalability of our system will enable us to handle at low incremental costs the additional volume of data traffic that we will experience with the acquisitions of the businesses of Shaw FiberLink and Videon FiberLink and the acquisition of Cable Atlantic's competitive local exchange carrier and commercial telecommunications operations.

     Our system enhances the level of service and care that we can provide our customers by constantly monitoring our network to quickly detect and resolve any failure, often before the customer is aware of a problem. Our operational support systems also allow us to automate additional processes as we require them. Our phased implementation strategy enables us to have initial functional operations support and then to expand support as we grow and our demands increase. New features and additional processes from the same or different vendors can be integrated quickly.

     We believe our systems provide us with a long term competitive advantage by creating a distinctive, differentiated, and customizable customer interface with the ability to rapidly and seamlessly modify internal automated work flows in response to market developments, all the while relying on powerful and reliable core technology. Our system will scale seamlessly with the addition of large numbers of customers, will minimize the time between order receipt and revenue generation, will improve customer satisfaction, and will enable rapid customization of our product and service offerings to bring new products to market quickly.

  SERVICE ORDER ENTRY AND PROVISIONING

     Our strategy has been to acquire sophisticated off-the-shelf technology that can be easily and cost-effectively configured by our in-house information technology staff. We use the workflow and order-entry module called a.Scribe, from Eftia OSS Solutions. This system provides:

     - convergent customer data entry modules that enable all services and work orders to be entered from a single interface;

     - advanced workflow functionality that includes job queues for individuals and departments, automatic escalations and jeopardy notifications, scheduling, reporting and tracking;

     - web-enabled interfaces that provide our clients, partners and agents with the ability to order online and track their order throughout the process; and

     - integration with circuit and asset inventory to enable "flow-through" provisioning and circuit selection.

  BILLING

     Our strategy has been to acquire sophisticated off-the-shelf technology that can be easily and cost-effectively configured by our in-house information technology staff. We are using the Billplex billing and rating engine from Daleen Technologies. This system provides:

     -  integrated billing;

     -  data extractors from multiple systems;

     -  support for meeting Canadian taxation requirements;

     -  output for bills on both paper and in electronic format; and

     -  tracking of overdue accounts.

     We use an off-the-shelf integration package that ensures data integrity between the products we use for our billing and service order entry and provisioning systems. This increases the functionality of these systems while reducing the costs of deployment.

  CUSTOMER SERVICE

     Our objective is to deliver a high level of personalized service to our clients and to be pro-active. We believe that the low level of service from some telecommunications companies leads customers to find their own telecommunications solutions. Our experience is that small and medium-sized business customers rarely receive proactive solutions and are unable to get quality customer service from the incumbent local exchange carriers.

     We believe that the following features of our customer service program will be attractive to our customers:

     - a customer can reach us through their choice of telephone, e-mail or fax and speak with a live person 24 hours a day, 7 days a week;

     - state-of-the-art contact center solutions to manage all customer service inquiries;

     -  leading management tools to monitor client services;

     - proactive client management program to provide status updates to clients and to contact them when we detect problems that require resolution;

     - industry-leading Web-enabled customer service program to allow clients personalized access to their account information, order status and trouble tickets at any time;

     -  simple access to the right expert for their problem;

     -  integrated billing;

     -  service level guarantees; and

     - clear escalation processes to deal efficiently with any customer concerns.

     We believe one of the key differences between our approach and that of the incumbent local exchange carriers is how easily our customers will be able to contact us. We will have a main telephone number which customers can use to call for inquiries and requests. In addition, we will also have a dedicated help desk that provides the technical expertise that customers demand when they need help. Our customers have the option of speaking directly to the right expert, while always having the simplicity of a main contact. Our contact center will be equipped with a state-of-the-art computer telephone integration system, Apropos, which will allow us to effectively manage all inquiries directed to our customer service representatives, regardless of the medium by which they are sent.

     A key component of our customer service is our integrated operating support system. Customer relationship management requires instant access to detailed customer data and simple automated workflow tools to support the selling, ordering, delivery and repair of our services. Our operating support system monitors our network to quickly detect and resolve any failure, often before the customers are aware of a problem.

COMPETITION

     The telecommunications services industry is highly competitive, rapidly evolving and subject to constant technological change. We face, and expect to continue to face, intense competition in all of our markets from the incumbent local exchange carriers, cable companies, resellers of voice services, competitive access providers, utilities, microwave carriers, competitive long distance providers, wireless providers, new competitive local exchange carriers, and private networks built by large end users. Our competitors in the telecommunications services market include and will include Internet service providers, application service providers, other telecommunications companies, e-commerce service providers and Internet software providers.

     We expect that the principal competitive factors affecting our business will be customer service, the range and quality of services provided and pricing levels. Many of our current and potential competitors have financial, personnel and other resources (including brand name recognition) substantially greater than ours, as well as other competitive advantages. However, until recently the Canadian telecommunications services industry has been focused on larger customer accounts, leaving small and medium-sized businesses relatively underserved.

     In addition, a continuing trend toward consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors.

     Our most significant group of competitors is comprised of companies that previously formed the Stentor Alliance which included NorthwesTel, the recently merged BC Telecom and TELUS, SaskTel, Manitoba Telecom, Bell Canada and the telephone companies located in Eastern Canada which recently merged to form Aliant. Until recently, these companies benefited from a monopoly over the provision of local switched services in their respective geographic regions. They continue to represent approximately 95% of the local voice services market. A number of these companies, including Bell Canada and its Nexxia and Intrigna affiliates, Aliant and BCT.TELUS, are seeking to attract customers nationwide, beyond their historic territories.

     Many of these companies possess significant financial, technical and marketing resources with which to compete, as well as comprehensive fiber networks and long-standing relationships with their customers. While several key decisions of the CRTC have created a framework for competition in Canadian telecommunications markets generally, competition with the incumbent local exchange carriers is in the early stages of development.

     In addition to competition from these companies, we face competition from a variety of other current and potential market entrants including Call-Net, AT&T Canada, Videotron and OCI Communications. All of these companies have entered the local voice and data service markets. Some have certain advantages over us, including greater financial, personnel, marketing and technical resources. Most prominent among these is the newly merged AT&T Canada, which has a particular strength in serving large business customers, followed by Call-Net which to date has been more focused on the residential and small business voice market. Beyond the significant competition posed by wireline-based service providers, there is an unknown potential competitive threat from alternative technologies such as wireless and Internet services over cable by cable companies. However, while their fiber and Internet services compete directly with us in major metropolitan markets, to date the cable companies' strategy has been primarily focused on the residential market.

EMPLOYEES

     As of June 30, 2000, we had 872 employees, of which 306 were sales and marketing, 106 were customer service, 352 were technical (network services) and 108 were administrative and corporate personnel. 130 of these employees were hired as a result of our acquisition of Shaw FiberLink. We hired 16 Videon FiberLink employees and have made offers to hire approximately 19 Cable Atlantic employees. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified employees. None of our employees is currently represented by a collective bargaining agreement. We believe we enjoy good relationships with our employees.

PROPERTIES

     Our corporate head office is located at Suite 700, 20 Bay Street, Toronto, Ontario, Canada. Our telephone number is (416) 943-9555. Our facilities include administrative and sales offices, central offices and other facilities to house our fiber optic network equipment. The table below describes our material properties:

                                                                                   APPROXIMATE
                                                                                     SQUARE
LOCATION                                      PURPOSE           OWNED OR LEASED      FOOTAGE
--------                               ----------------------  -----------------   -----------
Toronto, Ontario.....................  Corporate head office   Lease expires on      38,757
                                       and central office      December 31, 2014
Vancouver, B.C.......................  Network operations and  Lease expires on      16,122
                                       engineering             July 31, 2006
Burnaby, B.C.........................  Central office          Owned                  7,869
Calgary, Alberta.....................  Central office          Lease expires on      19,328
                                                               December 1, 2014
Edmonton, Alberta....................  Equipment housing       Lease expires on      12,738
                                                               January 1, 2015
Montreal, Quebec.....................  Central office          Lease expires on      11,918
                                                               January 31, 2015

LEGAL PROCEEDINGS

     There are no material legal proceedings against us.

                   DESCRIPTION OF OUR FINANCING ARRANGEMENTS

THE UNITS

     On February 1, 2000 we issued 855,000 units, consisting of 13 1/4% senior discount notes due 2010 and 855,000 warrants to purchase 4,198,563 class B non-voting shares. Gross proceeds from our sale of the units was US$450,166,050 which, after underwriting commissions and expenses, resulted in net proceeds of approximately US$436.9 million.

     The notes were issued at a price of 52.651% of the stated amount at maturity. The first interest payment on the notes will be made on August 1, 2005. The notes are redeemable, at our option, at any time on or after February 1, 2003 at various redemption prices set forth in the indenture relating to the notes.

     The indenture relating to the notes sets forth various occurrences each of which would constitute an event of default. If an event of default occurs, other than our bankruptcy or insolvency, holders of not less than 25% of the principal amount of notes outstanding (voting as one class to the extent equally affected) may declare the accreted value of the notes, together with any accrued interest, to be due and payable. If we become bankrupt or insolvent, the notes immediately become due and payable without any action required by the noteholders.

     The indenture relating to the notes contains certain covenants that, among other things, limit

     -  our issuance of additional debt,

     - our payment of dividends and other distributions to shareholders and affiliated persons or companies,

     -  investments in non-wholly owned subsidiaries,

     -  certain transactions with affiliated companies,

     -  the incurrence of liens,

     -  sales of assets, including share capital of subsidiaries, and

     -  certain amalgamations, mergers, consolidations and transfers of assets.

     Each warrant will entitle the holder to purchase 4.9106 of our class B non-voting shares at no additional cost to the holder, subject to adjustment in the event that we reclassify, split or issue our equity at less than current market value. The class B non-voting shares for which the warrants may be exercised represent approximately 4.0% of our equity on a fully diluted basis as at February 1, 2000, as adjusted for our sale of series B first preference shares to Shaw Communications in connection with our acquisition of the business of Shaw FiberLink.

     The units were sold in private placements in the United States and outside the United States. We have agreed to register the notes, the warrants and the class B non-voting shares issuable upon exercise of the warrants under the Securities Act of 1933 according to a specified schedule. This prospectus is part of the registration statement to register the notes.

BANK FACILITY

     On February 3, 2000, we entered into a $220 million bank facility with CIBC World Markets, as lead arranger and administrative agent, Goldman Sachs Credit Partners and affiliates of RBC Dominion Securities and TD Securities (USA), as co-arrangers, to finance the acquisition of the business of Shaw FiberLink and for general corporate purposes. The bank facility is available in Canadian dollars or U.S. dollars. The bank facility:

     -  consists of two tranches:

       -- tranche 1, a $120 million seven year revolving reducing bank facility;
          and

       -- tranche 2, a $100 million single draw reducing term loan;

     - bears interest at rates of 3.00% to 4.50% over the prevailing yield on Canadian dollar bankers' acceptances or LIBOR, based on our financial status;

     - provides that GT Group Telecom Services Corp., our wholly-owned subsidiary, will be the borrower with guarantees by us and all of our other subsidiaries;

     - provides for the payment of certain lending, arranging and commitment fees; and

     - contains covenants that, among other things, require us to meet ongoing financial tests and restrict our ability to incur additional indebtedness, incur liens, pay dividends or repurchase our capital stock.

  SECURITY

     The bank facility is secured by:

     - a first priority security interest over all our assets and material agreements;

     -  a guarantee by us; and

     -  a pledge of the shares of GT Group Telecom Services Corp.

  MATURITY, AVAILABILITY AND REPAYMENT

     The bank facility matures on or about January 31, 2007 (seven years after the closing date). The amounts available under tranche 1 of the facility will be reduced by 10% in 2003, 15% in 2004, 15% in 2005, 20% in 2006 and 40% at
maturity in 2007. The amount outstanding under tranche 2 of the facility must be repaid by 5% in 2003, 10% in 2004, 10% in 2005, 20% in 2006 and 55% at maturity in 2007.

     Amounts outstanding under the bank facility may be prepaid at any time, subject to customary breakage charges.

     Amounts available under the bank facility are also mandatorily reduced in pro rata amounts equal to:

     -  the net proceeds from certain asset sales or insurance claims;

     -  50% of excess cash flow; or

     - 50% of the net cash proceeds from the issuance of debt or equity securities, other than the proceeds of a single equity offering, which may be this offering, borrowings under our vendor financings, including our new Lucent vendor facility, and any replacement financings of any of the foregoing.

  COVENANTS

     The bank facility ranks pari passu with the Lucent facility with respect to the security obtained from the borrower, our guarantor subsidiaries and us. Under the terms of the bank facility, we, the borrower, and our guarantor subsidiaries are restricted by the bank facility, among other things, from:

     - making capital expenditures, investments or acquisitions in excess of certain limits;

     -  selling certain assets;

     -  creating liens other than certain permitted encumbrances;

     - incurring additional indebtedness, other than certain permitted indebtedness;

     - investing in or guaranteeing the obligations of subsidiaries except to the extent that such investment or guarantee constitutes permitted obligations of such subsidiaries or to the extent that such investment or guarantee constitutes permitted indebtedness;

     -  declaring or setting aside funds for the payment of dividends;

     - consenting to or agreeing to certain amendments of other financing documents; and

     - amalgamating, consolidating, merging, or entering into any other form of business combination.

     We are also required under the bank facility to maintain certain minimum debt to total capitalization ratios, debt coverage ratios, revenue and performance levels.

     The bank facility restricts the payment of dividends by us or our subsidiaries, other than payments of dividends by our subsidiaries to us or another of our subsidiaries.

     The bank facility also contains customary events of default, including the failure to pay interest or principal, breach of covenants, cross-defaults or judgements in excess of $1 million, a change of control event or the bankruptcy or insolvency of us or any of our subsidiaries.

     The bank facility is governed by the laws of the Province of Ontario.

LUCENT FACILITY

     On February 3, 2000, we entered into a vendor facility with Lucent Technologies, Inc., as vendor, to finance the purchase and installation of up to US$315 million of Lucent equipment and services. The Lucent facility:

     - bears interest at rates of 2.00% to 4.50% over the United States bank prime rate, or LIBOR, based principally on our financial status;

     - provides that GT Group Telecom Services Corp., our wholly-owned subsidiary, will be the borrower with guarantees by us and all of our other subsidiaries;

     - provides for the payment of certain lending, arranging and commitment fees; and

     - contains covenants that, among other things, require us to meet ongoing financial tests and restrict our ability to incur additional indebtedness, incur liens, pay dividends or repurchase our capital stock.

     This facility is available in two tranches of US$161 million and US$154 million. Initial borrowings under tranche A of this Lucent facility must be used to repay amounts outstanding under our previous facility with Lucent. As at June 30, 2000, US$64.3 million was outstanding under our previous Lucent facility.

  SECURITY

     The Lucent facility is secured by:

     - a first priority security interest over all our assets and material agreements; and

     -  a pledge of the shares of all our subsidiaries.

  MATURITY, AVAILABILITY AND REPAYMENT

     The Lucent facility matures approximately 8 1/2 years after the initial advance is made. The availability period to make advances under the facility will terminate on the earlier of (1) the third anniversary of the date of the initial advance and (2) January 31, 2003. After such date, principal amounts outstanding must be repaid in 22 consecutive installments on a quarterly basis in amounts equal to 1.25% of the aggregate amount outstanding for the first 20 quarters and 37.5% of the aggregate amount outstanding for the final 2 quarters.

     Lucent retains the right, with our prior written agreement with respect to economics and terms, to designate and convert up to US$140 million of the drawings under tranches A and B into a senior secured term loan. Any amounts under the senior secured term loan will be subject to limited amortization, with the balance to be paid in full at maturity.

     Amounts outstanding under the Lucent facility may be prepaid at any time, subject to customary breakage charges.

     Amounts available under the Lucent facility are also mandatorily reduced in amounts equal to:

     -  the net proceeds from certain asset sales or insurance claims;

     -  50% of excess cash flow; or

     - the pro rata amount of any mandatory or voluntary prepayment of any senior debt, including the bank facility.

     The Lucent facility also contains customary events of default, including the failure to pay interest or principal, breach of covenants, cross-defaults or judgements in excess of $1 million, a change of control event or the bankruptcy of us or any of our subsidiaries.

     The Lucent facility is governed by the laws of the State of New York.

CISCO FACILITY

     In July 1999, we signed a credit agreement with Cisco Systems in which Cisco agreed to provide us with up to US$15 million to finance the purchase and installation by us of Cisco networking hardware and software. This credit agreement:

     -  is guaranteed by us;

     - is for a commitment of up to US$15 million in a tranche of US$9 million, a tranche of US$1 million and a tranche of US$5 million;

     - each tranche is available for a period of one year from the date on which a loan is initially made to us under that tranche;

     -  bears interest at a rate of 12% per year;

     - has interest payable quarterly in arrears and the principal amount of the loan amortized for quarterly payments over the term of the loan (4 years for the US$9 million tranche and 2 years for the US$1 million and US$5 million tranches);

     - is secured against any equipment purchased with the funds made available; and

     - contains certain covenants which, among other things, require us to meet ongoing financial tests and restrict our ability to incur additional indebtedness, incur liens, pay dividends or repurchase our capital stock.

     In order to draw down funds under this facility, we must meet certain financial covenants, which we currently meet. As at June 30, 2000, we have borrowed US$13.5 million under this facility.

INTER-CREDITOR AGREEMENT

     CIBC World Markets, as lead arranger under the bank facility and Lucent are parties to an inter-creditor agreement regarding, among other things, the rights of these lenders in the security held by them.

     Under the inter-creditor agreement, the banks and Lucent have agreed to share all of our assets and the assets of our subsidiary in which they have a first priority security interest equally and ratably.

     The inter-creditor agreement provides that the banks and Lucent will, in an event of default under the bank facility or our Lucent facility, provide the other party with notice prior to accelerating any indebtedness under these agreements and will co-operate with each other in connection with any such enforcement. Any amounts recovered upon the enforcement of these financing agreements by the collateral agent will be shared among the banks and Lucent equally and ratably.

                          DESCRIPTION OF THE WARRANTS

     The warrants that are being offered were issued by Group Telecom on February 1, 2000. The warrants have been issued pursuant to a warrant agreement (the "Warrant Agreement"), as of the same date, between Group Telecom and The Chase Manhattan Bank, as warrant agent (the "Warrant Agent"). On February 1, 2000, Group Telecom issued and sold 855,000 units consisting of $855,000,000 in stated amount at maturity of 13 1/4% senior discount notes due 2010 and 855,000 warrants to purchase an aggregate 4,198,563 shares. The notes and warrants became separately transferable in July 2000. As of August 15, 2000, none of the outstanding warrants have been exercised. If all the 855,000 outstanding warrants are exercised, such exercise will result in the issuance by Group Telecom of 4,198,563 class B non-voting shares. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Warrant Agreement relating thereto, a copy of which may be obtained upon request from Group Telecom.

GENERAL

     As of the date of this prospectus, each warrant, when exercised, will entitle the holder thereof to receive 4.9106 class B non-voting shares of Group Telecom at no additional cost to the holder of the warrant. The warrants will become exercisable upon the effectiveness of the shelf registration statement, of which this prospectus forms a part. Unless earlier exercised, the warrants will expire on February 1, 2010. The number of class B non-voting shares issuable upon exercise of a warrant is subject to adjustment in the circumstances described below under "-- Adjustments."

     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the Warrant Agent maintained for that purpose. Group Telecom may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with an registration or transfer or exchange of warrant certificates.

     The holders of the warrants have no right to vote on matters submitted to the shareholders of Group Telecom or to receive notice of meetings of shareholders or any other rights of shareholders of Group Telecom, including any right to receive cash dividends. The holders of the warrants have no preemptive rights and are not entitled to share in the assets of Group Telecom in the event of the liquidation, dissolution or winding up of Group Telecom's affairs.

EXERCISE

     The warrants may be exercised by surrendering to Group Telecom the warrant certificates evidencing such warrants, if any, with the accompanying form of election to purchase, properly completed and executed. Upon surrender of the warrant certificate, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of class B non-voting shares or other securities or property to which such holder is entitled under the warrants and Warrant Agreement, including, without limitation, at Group Telecom's option, any cash payable to adjust for fractional interests in class B non-voting shares issuable upon such exercise. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants.

     At Group Telecom's option, fractional class B non-voting shares may not be issued upon exercise of the warrants. If any fraction of a class B non-voting share would, except for the foregoing provision, be issuable upon the exercise of any such warrants (or specified portion thereof), Group Telecom will pay an amount in cash equal to the Current Market Value per class B non-voting share as determined on the day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

ADJUSTMENTS

     The number of class B non-voting shares that may be purchased upon the exercise of the warrants will be subject to adjustment in certain events including:

          (1) the payment by Group Telecom of dividends or other distributions on class A voting or class B non-voting shares of Group Telecom payable in such class A voting or class B non-voting shares or other shares of Group Telecom's capital stock,

          (2) subdivisions, combinations and certain reclassifications of class A voting or class B non-voting shares,

          (3) sales by Group Telecom of class A voting or class B non-voting shares, or of securities convertible into or exchangeable or exercisable for, class A voting or class B non-voting shares of the Company at less than the Current Market Value of such shares (provided that no adjustment shall be made with respect to our issuance, after the date of the Indenture, of series B first preference shares to Shaw Communications in connection with our acquisition of the business of Shaw FiberLink), and

          (4) the distribution to all holders of class A voting or class B non-voting shares of any of Group Telecom's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (3) above and excluding cash dividends or other cash distributions from current or retained earnings).

     In the event of a taxable distribution to holders of class B non-voting shares which results in an adjustment to the number of class B non-voting shares or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal Income tax as a dividend. See "Taxation -- U.S. Federal Income Tax Considerations" on page 93.

     In the case of certain reclassifications, redesignations, reorganizations or change in the number of outstanding shares of class B non-voting shares or amalgamations, consolidations or mergers of Group Telecom or the sale of all or substantially all of the assets of Group Telecom, each warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such amalgamation, consolidation, merger or sale had the warrants been exercised immediately prior thereto.

AMENDMENT

     From time to time, Group Telecom and the Warrant Agent, without the consent of the holders of the warrants, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interests of the holders of the warrants shall require the written consent of the holders of a majority of the then outstanding warrants. The consent of each holder of the warrants affected shall be required for an amendment pursuant to which the number of class B non-voting shares purchasable upon exercise of warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any of the warrants remain outstanding, Group Telecom shall cause copies of the reports and other documents, which it would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act if it was subject to those rules, to be filed with the Warrant Agent and mailed to the holders at their addresses appearing in the register of warrants maintained by the Warrant Agent.

CERTAIN DEFINITIONS

     "Current Market Value" per class B non-voting share or any other security of Group Telecom at any date means

          (1) if the security is not registered under the Exchange Act,

             (a) the value of the security, determined in good faith by the Board of Directors of Group Telecom and certified in a Board resolution filed with the Warrant Agent, based on the most recently completed arms-length transaction between Group Telecom and a person other than an Affiliate of Group Telecom and the closing of which occurs on such date or shall have occurred with the six-month period preceding such date, or

             (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgement of the Board of Directors, a reasonable determination of value, may be utilized), or

        (2) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified to the Warrant Agent by the President, the Chief Executive Officer or the Chief Financial Officer of Group Telecom. The closing sales price for each such trading day shall be (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by Group Telecom, (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by Group Telecom, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

     If clause (1) of the preceding paragraph is applicable, the Board of Directors of Group Telecom is required to select an independent financial expert not more than five business days following an event requiring a valuation. Within five days after its selection of the independent financial expert, Group Telecom must deliver to the Warrant Agent a notice setting forth the name of such independent financial expert. Group Telecom must use its best efforts (including by selecting another independent financial expert) to cause the independent financial expert to deliver to Group Telecom, with a copy to the Warrant Agent, a value report which states the relevant value of the class B non-voting shares or warrants or other securities being valued as of the valuation date and contains a brief statement as to the nature and scope of the methodologies upon which the determination was made. The Warrant Agent will have no duty with respect to the value report of any independent financial expert, except to keep it on file and available for inspection by the holders of the warrants. The determination of the independent financial expert as to the relevant value in accordance with the provisions of the warrant agreement will be conclusive on all persons.

REGISTRATION COVENANT

     Group Telecom entered into a registration rights agreement (the "Warrants Registration Rights Agreement") pursuant to which Group Telecom agreed, for the benefit of the holders of the warrants, to file with the Commission the shelf registration statement (the "Class B Registration Statement"), of which this prospectus forms a part, under the Securities Act relating to the resale of the warrants and the class B non-voting shares issuable upon the exercise of the warrants upon the earlier to occur of

          (1) the 180th day following the initial public offering of the class B non-voting shares of Group Telecom; or

          (2)  December 31, 2001,

and to use its best efforts to cause such registration statement to become effective within 90 days following its filing.

     Group Telecom agreed to use its best efforts to keep the Class B Registration Statement effective until the earlier to occur of (i) the second anniversary of the effective date of the registration statement or (ii) such time as there are no longer outstanding any warrants or class B non-voting shares issuable upon exercise of the warrants; provided that Group Telecom may postpone the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, suspend the use of any prospectus and shall not be required to amend or supplement the Class B Registration Statement, any related prospectus or any document incorporated therein by reference in the event that, and for a period (a "Suspension Period") not to exceed an aggregate of 60 days,

          (1) an event or circumstance occurs and is continuing as a result of which the Class B Registration Statement, any related prospectus or any document incorporated therein by reference as then supplemented or proposed to be filed would, in Group Telecom's good faith judgment, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

          (2) Group Telecom determines in its good faith judgment that the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of Group Telecom or the disclosure otherwise relates to a material business transaction that has not yet been publicly disclosed.

     If the Class B Registration Statement is not declared effective by the earlier to occur of (1) the 270th day following the initial public offering of the class B non-voting shares of Group Telecom or (2) March 31, 2002, and the class B non-voting shares are not at that time listed on a stock exchange prescribed for Canadian income tax purposes, Group Telecom will be required to make an offer to purchase all of the outstanding warrants at a price at least equal to the Current Market Value of the warrants.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

NAME                                    POSITION                                                 AGE
----                                    --------                                                 ---
James G. Matkin......................   Chairman and Director                                    57
Vancouver, BC
James M. Mansour.....................   Director and Chair of Executive Committee                40
Austin, TX
Daniel R. Milliard...................   Chief Executive Officer and Director                     52
Toronto, ON
Robert G. Wolfe......................   President, Chief Operating Officer and Director          43
Toronto, ON
Stephen H. Shoemaker.................   Executive Vice President and Chief Financial Officer     39
Toronto, ON
Eric A. Demirian.....................   Executive Vice President, Corporate Development          41
Toronto, ON
Michael A. Aymong....................   Executive Vice President, Marketing and Sales            35
Toronto, ON
Robert Watson........................   Executive Vice President, Carrier Services               52
Toronto, ON
Robert M. Fabes......................   Senior Vice President, General Counsel and Corporate     38
Toronto, ON                             Secretary
Ashok Bhatt..........................   Senior Vice President, Engineering                       54
Toronto, ON
Andrew J. Csinger....................   Senior Vice President, Systems Services                  37
Toronto, ON
Steven L. Koles......................   Senior Vice President, Marketing                         29
Toronto, ON
C. William Rainey....................   Senior Vice President, Sales                             46
Toronto, ON
Malcolm Rodrigues....................   Senior Vice President, National Operations               33
Toronto, ON
Patricia A. Saltys...................   Vice President, Finance                                  35
Vancouver, BC
Michael Abram........................   Director                                                 48
Calgary, AB
Michael D'Avella.....................   Director                                                 41
Calgary, AB
George Estey.........................   Director                                                 43
Toronto, ON
Leo J. Hindery, Jr...................   Director                                                 52
Hillsborough, CA
P. Kenneth Kilgour...................   Director                                                 44
Toronto, ON
Robert R. Gheewalla..................   Director                                                 32
New York, NY
Jim Shaw.............................   Director                                                 42
Calgary, AB

     JAMES G. MATKIN Mr. Matkin has been the chairman of the board since September 1997. Mr. Matkin is the chief executive officer of the Law Society of British Columbia. With over 9,000 members, the Law Society is the governing body for the British Columbia legal profession. Mr. Matkin has extensive experience in law, government and business. He is a public policy practitioner and a Harvard Law School graduate who began his legal career on Wall Street in New York City before clerking with Mr. Justice Martland of the Supreme Court of Canada. A former director of the Bank of Canada, Mr. Matkin currently serves on the boards of several public and private organizations, including the Provincial Chair of the Council for Canadian Unity. As president of the Business Council of British Columbia for 10 years (1983-93), Mr. Matkin has represented more than 150 of the largest companies in Canada in their business-government relations.

     JAMES M. MANSOUR Mr. Mansour has been a director since April 1998. Mr. Mansour is former President and owner of National Telecommunications of Florida, a long distance carrier providing voice and data telecommunications services to businesses in 32 states which he sold in 1998 to Inter Media Communications, Inc. Prior to that time, Mr. Mansour founded and ran National Telecommunications of Austin, one of the largest regional long distance carriers in the United States, which he sold to WorldCom in March of 1991. In addition, Mr. Mansour currently serves on the Board of Netpliance, a company providing high-speed Internet access services. Mr. Mansour holds a Juris Doctorate degree from Tulane Law School and is a certified public accountant.

     DANIEL R. MILLIARD Mr. Milliard has been our chief executive officer since September, 1999. Mr. Milliard was most recently senior vice president and secretary of Adelphia Communications and vice chairman and president of Hyperion Communications. Prior to that time, Mr. Milliard was the first president and chief operating officer of Hyperion Communications, led the company from its inception and was instrumental in growing it to become a national competitive local exchange carrier. He also served as vice president, secretary and/or general counsel of Adelphia. Mr. Milliard graduated from American University in 1970 with a Bachelor of Science degree in Business Administration. He received an M.A. degree in Business from Central Missouri State University in 1971, where he was an instructor in the Department of Finance, School of Business and Economics, from 1971 to 1973. Mr. Milliard received his Juris Doctor degree from the University of Tulsa School of Law in 1976. Mr. Milliard is a director of Charles Cole Memorial Hospital.

     ROBERT G. WOLFE Mr. Wolfe has been a director and our president since February 1999. Prior to joining us, Mr. Wolfe served as chief financial officer of Trillium Corporation, an international investment company. In addition, he has significant experience in senior corporate finance positions with Goldman Sachs. Mr. Wolfe held three overseas posts for Goldman Sachs in London, Tokyo and Hong Kong. Mr. Wolfe serves on the board of Babylon Entertainment (founder) (New York, NY). He also serves on the advisory board of Northwest Venture Associates (Seattle, WA). Mr. Wolfe graduated from Washington State University and holds an MBA from Pacific Lutheran University.

     STEPHEN H. SHOEMAKER Stephen joined us as executive vice president and chief financial officer in December 1999. Before joining us, Mr. Shoemaker held several senior managerial positions at Qwest Communications, most recently as vice president, treasurer. Prior to Qwest Communications, Stephen was the vice president, corporate finance for Host Marriott Services Corporation. Mr. Shoemaker has a B.S. Commerce, concentration in Accounting from the University of Virginia. He is a certified public accountant, a member of the Treasury Management Association and also a member of the AICPA.

     ERIC A. DEMIRIAN Eric joined us as executive vice president, corporate development, in January 2000. Prior to joining us, Mr. Demirian was a partner with PricewaterhouseCoopers and was the head of the Canadian information and communications group. Mr. Demirian has a Bachelor of Business Management degree from Ryerson University and both Certified General Accountant and Chartered Accountant designations. He is a member of the Treasury Management Association and is a past Director and Treasurer of the Parkinson Foundation of Canada.

     MICHAEL A. AYMONG Mr. Aymong has been our executive vice president, marketing and sales since June 1999. Prior to his present position, he served as acting vice president, marketing and sales support for TELUS in Calgary. In this position, he managed the marketing efforts during TELUS' merger with BC Tel. Before joining TELUS, Mr. Aymong was director of operations of the former MetroNet. Mr. Aymong holds an MBA from the University of Western Ontario. He is also on the board of directors for the Muttart Art Gallery, Vicom Communications and Big Picture Technologies and participates in several other community and business organizations.

     ROBERT C. WATSON Mr. Watson has been our executive vice president, carrier services since February 2000. Mr. Watson was most recently president of Shaw FiberLink. Prior to that time, Mr. Watson was president and chief executive officer of ACC Telenterprise. Before then, he was executive vice president and country manager for Cable & Wireless Inc. Mr. Watson is a graduate in Electronic Technologies from Ryerson Polytechnical University.

     ROBERT M. FABES Mr. Fabes has been our general counsel and corporate secretary since June 21, 1999. Prior to joining us, he practiced in the area of corporate finance with Goodman Phillips & Vineberg, Vancouver, our primary outside legal counsel. Mr. Fabes received his law degrees from McGill University in 1992 and is a member of both the British Columbia and Quebec law societies.

     ASHOK BHATT Mr. Bhatt has been our senior vice president, engineering since February 2000. Mr. Bhatt brings to our company more than 30 years of experience both at national and international levels in all aspects of network services (technology, engineering, and operations). Prior to joining us, Mr. Bhatt held a senior management consulting position for strategic planning with Bell Canada International and also held several senior positions at Bell Sygma and Bell Canada.

     ANDREW J. CSINGER Dr. Csinger has been our senior vice president, systems services since January 1999. Dr. Csinger was most recently the president of Xcert Software Inc., which he founded in 1996 to develop the emerging public key infrastructure product. Prior to that time, Dr. Csinger was founding president of InterSpect Systems Consulting, successfully implementing many Internet security projects for clients including the U.S. Food and Drug Administration and the Government of Canada. Before then, Dr. Csinger had various positions in software engineering and electromagnetic design. Dr. Csinger holds a PhD in Computer Science from the University of British Columbia.

     STEVEN L. KOLES Mr. Koles joined us in May 1999. Prior to joining us, Mr. Koles held several management positions at TELUS, most recently as assistant vice president of internetworking services, where he focused on national expansion strategies. He was also one of the founding team members of TELUS Advanced Communications -- an enhanced data communications and business Internet applications service provider. Mr. Koles also serves on the boards of the Canadian Association of Internet Providers, CA*net's advisory committee and Netera Alliance's board and executive committee. Mr. Koles has a Bachelor of Commerce from the University of Alberta and has completed the Executive Management Program at the University of Western Ontario.

     C. WILLIAM RAINEY Mr. Rainey joined us in May, 1999. Mr. Rainey has over 20 years of sales and marketing experience in the high tech, finance and telecommunications industries. After receiving a Bachelor of Science degree from the University of Alberta he joined Xerox Canada and held numerous sales, marketing, education and consulting management positions over 10 years. During his 5 years with Royal Trust he led the sales and marketing efforts for investments and lending in Western Canada for 3 years and then spent 2 years in the Toronto head office in senior sales and marketing management positions. Mr. Rainey left TELUS' data company, TELUS Advanced Communications, as Assistant Vice President after 6 years with TELUS. During his tenure at TELUS he completed the Executive Management Program at Queens University.

     MALCOLM RODRIGUES Mr. Rodrigues has been our senior vice president, national operations since February 2000. Mr. Rodrigues was most recently vice president operations -- East at Shaw FiberLink and, before then, held the position of director of operations for Shaw FiberLink. He held a similar position with Trillium Communications, a cable television company in Ontario which was purchased by Shaw Communications in 1994, where he helped launch the CAP division. Mr. Rodrigues holds an Electrical Engineering degree from the University of Toronto and is a licensed Professional Engineer in the Province of Ontario.

     PATRICIA A. SALTYS Ms. Saltys has been our vice president, finance since December 21, 1999. Prior to that, Ms. Saltys was our chief financial officer from November 1997 to December 1999. Ms. Saltys was most recently the financial controller for Bruce Allen Talent (a division of A&F Music) and the Bryan Adams group of companies responsible for accounting, tax, investments, and financing. Prior to that time, Ms. Saltys was Assistant Manager at Price Waterhouse in Vancouver. Ms. Saltys has a Bachelor of Commerce from the University of Saskatchewan and is a chartered accountant and a member of the Institute of Chartered Accountants of British Columbia.

     MICHAEL ABRAM Mr. Abram has been a director since March 23, 2000. Mr. Abram is President of Shaw Ventures, the investment division of Shaw Communications Inc. Prior to joining Shaw, Mr. Abram was the President of a national office solutions company in Canada. Mr. Abram is a graduate of the University of Calgary.

     MICHAEL D'AVELLA Mr. D'Avella joined us as a director in February 2000. Mr. D'Avella is the senior vice president of planning for Shaw Communications and has served in this position since 1991. He has previously held senior positions with the Canadian Cable Television Association and business development positions with Telesat Canada. Mr. D'Avella is also a director of Terayon Communications Systems Inc. (a provider of broadband access systems) and Canadian Satellite Communications (Cancom). Mr. D'Avella is a graduate of the University of Toronto with a B.A. in economics and planning.

     GEORGE ESTEY Mr. Estey joined us as a director in February 2000. Mr. Estey is the Chairman of Goldman Sachs Canada. Prior to this, he was involved in various roles within Goldman, Sachs & Co.'s Investment Banking Division since joining the firm in 1987. Mr. Estey was also a consultant with McKinsey & Co. Mr. Estey holds an MBA from the Harvard Graduate School of Business Administration and a B.Sc. from the University of New Brunswick.

     LEO J. HINDERY, JR. Mr. Hindery has been a director since March 23, 2000. Mr. Hindery is currently chief executive officer of Global Crossing Ltd. and the chairman and chief executive officer of GlobalCenter Inc., the Internet commerce services subsidiary of Global Crossing. Prior to joining Global Crossing and GlobalCenter, Mr. Hindery was president and chief executive officer of AT&T Broadband & Internet Services and president and chief executive officer of its predecessor company, Tele-Communications, Inc. (TCI). From 1988 to 1997, Mr. Hindery was the founder and managing general partner of InterMedia Partners, the ninth largest multiple cable system operator in the United States. Prior to this, Mr. Hindery was chief officer for planning and finance of The Chronicle Publishing Company, and chief financial officer and managing director of Becker Paribas, Inc. Mr. Hindery holds an MBA from Stanford University and an honors degree from Seattle University and is a member of the Stanford Business School Advisory Council. He is a director of Tanning Technology Corp., TD Waterhouse Group, Inc. Telocity, Inc. and Vertical Net, Inc.

     P. KENNETH KILGOUR Mr. Kilgour has been a director since May 1999. Mr. Kilgour is managing director and head of CIBC Capital Partners. Prior to joining CIBC Capital Partners in 1989, Mr. Kilgour was senior manager, corporate finance of Canadian Imperial Bank of Commerce, which he joined in 1982. Mr. Kilgour holds an MBA from the University of Toronto and a B.Sc. (Applied Science) from Queen's University.

     ROBERT R. GHEEWALLA Mr. Gheewalla has been a director since May 1999. Mr. Gheewalla is a vice president in the principal investment area at Goldman Sachs. He received an MBA from Harvard Business School, an MS from The London School of Economics while on a Fulbright Scholarship, and a BS from Tufts University. Mr. Gheewalla currently serves as a board member for 360networks Inc., Diginet Americas, Digital Access and North American RailNet.

     JIM SHAW Mr. Shaw joined as a director in December 1999. Mr. Shaw has been president and chief executive officer of Shaw Communications since 1998. Prior to this, Mr. Shaw held various senior management positions at Shaw Communications. Mr. Shaw is also chairman of the Canadian Cable Television Association (CCTA) and a director of: CableLabs, a North American cable television research organization; the At Home Corporation; Canadian Satellite Communications Inc. and @Home Canada.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has three standing committees: an executive committee, an audit committee and a compensation committee. The executive committee consists of Messrs. Gheewalla, Kilgour, Mansour, Matkin, Milliard, Shaw and Estey, and, as a non-voting observer, Mr. Wolfe. A majority of the members of the audit committee are persons who are not our officers or employees or any of our affiliates. The audit committee, which consists of Messrs. Mansour, Matkin and Kilgour, selects and engages, on our behalf, the independent public accountants to audit our annual financial statements, and reviews and approves the planned scope of the annual audit. The compensation committee establishes remuneration levels for our senior officers. The compensation committee consists of Messrs. Matkin, D'Avella and Gheewalla.

EXECUTIVE COMPENSATION

     At September 30, 1999, we had nine executive officers. At September 30, 1999, aggregate cash compensation of $277,273 was paid to our executive officers who were members of our board of directors, and $393,958 was paid to our other executive officers, including salaries, bonuses and other amounts paid by us.

     Pursuant to our employment agreements with Daniel Milliard, our chief executive officer and director, and with Robert Wolfe, our president, chief operating officer and director, we have agreed to provide Mr. Milliard with a housing-assistance loan and an option-exercise loan in the aggregate amount of approximately $4 million and Mr. Wolfe with an option-exercise loan in the amount of approximately $312,500, each of which will bear interest at the effective applicable federal rate in effect under Section 1274(d) of the Internal Revenue Code. Pursuant to our employment agreement with Eric Demirian, our executive vice president, corporate development, we have provided Mr. Demirian with an interest free loan in the aggregate amount of approximately $190,000.

                           SUMMARY COMPENSATION TABLE

     We paid the following compensation paid during the year ended September 30, 1999 to our executive officers:

                                       ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                 -------------------------------   -------------------------------------------------
                                                                            AWARDS            PAYOUTS
                                                                   ------------------------   -------
                                                                   SECURITIES   RESTRICTED
                                                                     UNDER       SHARES OR
                                                    OTHER ANNUAL    OPTIONS     RESTRICTED     LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION       SALARY    BONUS   COMPENSATION    GRANTED     SHARE UNITS   PAYOUTS   COMPENSATION
---------------------------      --------   -----   ------------   ----------   -----------   -------   ------------
                                   ($)       ($)      ($)             (#)         ($)          ($)        ($)
Daniel R. Milliard.............  $ 33,333      --         --       1,600,000         --           --          --
(Chief Executive Officer and
Director)
Robert G. Wolfe................  $145,831   50,000        --         750,000         --           --          --
(President, Chief Operating
Officer and Director)
Michael A. Aymong..............  $ 55,192      --         --         190,000         --           --          --
(Executive Vice President,
Marketing and Sales)
Marek K. Wieckowski(1).........  $101,917      --         --          85,000         --           --          --
(Executive Vice President,
Network Services)
Robert M. Fabes................  $ 26,250      --         --          15,000         --           --          --
(Senior Vice President, General
Counsel and Corporate
Secretary)
Andrew J. Csinger..............  $101,000      --         --          95,000         --           --          --
(Senior Vice President,
Systems Services)
Steven L. Koles................  $ 47,596      --         --          30,000         --           --          --
(Senior Vice President,
Marketing)
C. William Rainey..............  $ 46,362      --         --          35,000         --           --          --
(Senior Vice President, Sales)
Patricia A. Saltys.............  $ 97,083      --         --          55,000         --           --          --
(Vice President, Finance)

---------------

(1) Resigned effective April 30, 2000.

EQUITY INCENTIVE PLAN

     Our board of directors approved our employees' and directors' equity incentive plan effective as of September 1999. The equity incentive plan applies to our (and our affiliates) directors and employees who, in the judgment of our board of directors, will be largely responsible for our future growth and success. The equity incentive plan was approved by our shareholders in March 2000.

     The equity incentive plan is administered by our board of directors. Options can be exercised for our class A voting shares or our class B non-voting shares. The exercise price for any option granted under the equity incentive plan may not be less than 100% of the weighted average price of our class B non-voting shares on the Toronto Stock Exchange or Nasdaq National Market for the preceding five days of trading. Options are exercisable during a period established at the time of their grant provided that such period will expire no later than 10 years after the date of grant, subject to early termination of the option in the event the holder of the option dies or ceases to be a director or employee. No single participant, together with his or her associates, may be granted options which could result in the cumulative issuance to such persons of options to acquire our shares exceeding 5% of our shares outstanding immediately prior to the grant under the equity incentive plan. The number of our shares reserved for issuance pursuant to options granted to persons beneficially holding, together with their associates, in excess of 10% of our shares must not exceed 10% of our shares outstanding immediately prior to the grant under the equity incentive plan.

     We do not have any plans providing for pension, retirement or similar benefits. The compensation committee of our board has the discretion to approve bonus payments to all employees, including executive officers.

REMUNERATION OF DIRECTORS

     We currently have 11 directors. No compensation is paid to directors in their capacity as such. We grant share options to our directors and reimburse them for their out of pocket expenses with respect to attendance at board meetings. We maintain $5,000,000 in directors' and officers' liability insurance.

OPTIONS

     At August 18, 2000 we had 6,846,969 outstanding options or warrants to purchase our class A voting shares and our class B non-voting shares. Our directors and executive officers held at August 18, 2000 the following options to purchase a total of 2,669,124 class A voting shares and a total of 1,750,000 class B non-voting shares:

                                                                                           TOTAL NUMBER
                              NUMBER                         EXERCISE                       OF SHARES
NAME AND PRINCIPAL POSITION   GRANTED      DATE OF GRANT      PRICE       EXPIRY DATE      UNDER OPTION
---------------------------  ---------     -------------     --------     -----------      ------------
James G. Matkin..........       10,000(1)  Nov. 18, 1997      $0.50       Nov. 30, 2000       190,000
Chairman and Director           80,000     Nov. 18, 1997       0.50       Nov. 30, 2000
                               100,000     Feb. 15, 2000       8.00       Feb. 15, 2005
James M. Mansour.........      150,000(1)  Feb. 16, 1999       1.25       Feb. 16, 2004       650,000
Director and Chair of          300,000     Apr. 23, 1999       1.50       Apr. 23, 2004
Executive Committee            200,000     Sep. 30, 1999       1.88       Sep. 30, 2004
Robert G. Wolfe..........      500,000(1)  Apr. 1, 1999        1.50       Apr. 1, 2004        750,000
President, Chief Operating     250,000(1)  Nov. 11, 1999       3.00       Nov. 11, 2004
Officer and Director
Stephen H. Shoemaker.....      400,000(1)  Dec. 16, 1999       3.00       Dec. 16, 2004       400,000
Executive Vice President
and Chief Financial Officer
Eric A. Demirian.........      400,000     Dec. 16, 1999       3.00       Dec. 16, 2004       400,000
Executive Vice President,
Corporate Development
Michael A. Aymong........       90,000     July 15, 1999       1.50       July 15, 2004       310,000
Executive Vice President,      150,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Sales and Marketing             70,000     Feb. 9, 2000        1.50       Feb. 9, 2005
Robert Watson............      300,000     Feb. 9, 2000        8.00       Feb. 9, 2005        300,000
Executive Vice President
Carrier Services
Robert M. Fabes..........       15,000     July 15, 1999       1.50       July 15, 2004        85,000
Senior Vice President,          40,000     Dec. 16, 1999       3.00       Dec. 16, 2004
General Counsel and             30,000     Feb. 15, 2000       8.00       Feb. 15, 2005
Corporate Secretary
Ashok Bhatt..............       40,000     Feb. 15, 2000       8.00       Feb. 15, 2005        60,000
Senior Vice President,          20,000     Feb. 15, 2000       8.00       Feb. 15, 2005
Engineering
Andrew J. Csinger........       95,000     Mar. 9, 1999        1.25       Sep. 30, 2003       120,000
Senior Vice President,          25,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Systems Services

                                                                                           TOTAL NUMBER
                              NUMBER                         EXERCISE                       OF SHARES
NAME AND PRINCIPAL POSITION   GRANTED      DATE OF GRANT      PRICE       EXPIRY DATE      UNDER OPTION
---------------------------  ---------     -------------     --------     -----------      ------------
Steven L. Koles..........       20,000     July 15, 1999       1.50       July 15, 2004        67,000
Senior Vice President,          25,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Marketing                        7,000     Jan. 26, 2000       1.50       Jan. 26, 2005
                                15,000     Feb. 15, 2000       8.00       Feb. 15, 2005
C. William Rainey........       20,000     July 15, 1999       1.50       July 15, 2004        77,000
Senior Vice President,          40,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Sales                            7,000     Jan. 26, 2000       1.50       Jan. 26, 2005
                                10,000     Feb. 15, 2000       8.00       Feb. 15, 2005
Malcolm Rodrigues........       61,000     Feb. 9, 2000        8.00       Feb. 9, 2005         61,000
Senior Vice President,
National Operations
Patricia A. Saltys.......       30,000     Oct. 15, 1997       1.00       Oct. 31, 2000       149,124
Vice President, Finance         44,124     Apr. 23, 1998       1.25       July 1, 2001
                                55,000     Mar. 9, 1999        1.25       Sep. 30, 2000
                                20,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Michael Abram............      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Michael D'Avella.........      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
George Estey.............      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Leo J. Hindery...........      200,000(1)  Feb. 15, 2000       8.00       Feb. 15, 2005       200,000
Director
Ken Kilgour..............      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Robert Gheewalla.........      100,000(1)  Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Jim Shaw.................      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
                                                                                            ---------
                                                                          Total:            4,419,124
                                                                                            =========

---------------

(1) These options entitle the holder to purchase class B non-voting shares.

EMPLOYMENT AGREEMENTS

     We have employment agreements or remuneration arrangements with all of our executive officers. Each agreement or arrangement provides for salary, benefits, bonuses and incentive stock option grants for the executive officer, and for compensation if his or her employment is terminated.

                                   REGULATION

CRTC AND LEGISLATION

     Companies which own or operate transmission facilities in Canada that are used to offer telecommunications services to the public for compensation are classified as "telecommunications common carriers" under the Telecommunications Act (Canada) and are subject to the regulatory authority of the CRTC.

     The CRTC has the discretionary power to forbear from exercising certain of its regulatory powers over Canadian carriers where it finds that a telecommunications service or class of services is, or will be, subject to competition sufficient to protect the interests of users. Some Canadian carriers, such as the incumbent local exchange carriers, are classified by the CRTC as "dominant" in the provision of certain services because of their market power and control over the supply of local services and certain long distance services. Carriers classified as "non-dominant" by the CRTC are subject to less regulation than dominant carriers and include facilities-based long distance providers, and competitive access providers. The CRTC has forborne from regulating most of the services offered by non-dominant carriers, including, long distance, private line, dedicated access services, wireless services, local switched services. In addition, the CRTC has forborne from regulating certain services offered by the incumbent carriers, most notably, data, long distance, Internet access and interexchange private line services on certain routes. The CRTC also has the power to exempt any class of Canadian carrier from the application of the Telecommunications Act (Canada) if the CRTC is satisfied that such an exemption is consistent with Canadian telecommunications policy objectives. However, it has not, to date, used that power.

     Leave to appeal decisions of the CRTC to the Federal Court of Appeal may be sought within 30 days of the decision. The decision may also be challenged by petition to the Federal Cabinet (within 90 days of the decision). CRTC decisions are also subject to review and variance under the Telecommunications Act (Canada) either on the CRTC's own initiative or by way of an application which must generally be brought within 6 months of the decision, but which may be brought as a new proceeding at any time.

REGULATION OF LOCAL SWITCHED SERVICES

     In 1994, the CRTC determined that restrictions on entry into the market for local switched telecommunications services should be removed and that measures should be implemented to enable competitors to offer local telephone services. The regulatory framework for competition in the local market was established as a result of a series of decisions issued on May 1, 1997. These decisions do not currently apply to SaskTel and NorthwesTel nor do they currently apply to roughly 35 small independent local telephone companies located in Ontario, Quebec and British Columbia.

     The decisions issued on May 1, 1997 effectively opened Canada's local switched services market to competition, ending the historical monopoly of the incumbent local exchange carriers. The decisions established a comprehensive regulatory framework allowing for the introduction of competition in the local switched services market. The following is a summary of those aspects of the decisions and the current regulatory regime which are expected to have a material impact on our business:

  CO-CARRIER STATUS

     The CRTC adopted a principle that competitive local exchange carriers will be considered carriers of equal stature with, and not merely customers of, the incumbent local exchange carriers in the local switched services market. Consistent with this principle, the CRTC adopted a "bill and keep" traffic termination mechanism, whereby all local exchange carriers are required to terminate each others' local traffic originating within the same exchange without specifically compensating each other for the termination function that they perform unless there is a traffic imbalance for a significant period of time. In areas where traffic is at an imbalance, the CRTC has authorized the use of a mutual compensation scheme under which competitive local exchange carriers and incumbent local exchange carriers charge each other for the traffic termination functions that they perform.

     The CRTC determined that the incumbent local exchange carriers and competitive local exchange carriers must each identify a point of interconnection within the incumbent local exchange carrier local exchanges where they provide service to permit the interconnection of their respective networks and that incumbent local exchange carriers and competitive local exchange carriers should share the cost of interconnection equally (or under mutually agreed terms).

  UNBUNDLING OF INCUMBENT LOCAL EXCHANGE CARRIER FACILITIES

     The CRTC has directed the incumbent local exchange carriers to "unbundle" or make available to competitive local exchange carriers the network elements that competitive local exchange carriers require in order to allow them to provide their own local services. These network elements include facilities that the CRTC deemed essential, as well as certain other facilities that are not essential but which were determined by the CRTC to be necessary to facilitate competition in the market for local switched services in the short term. The CRTC directed the incumbent local exchange carriers to price all services subject to the mandatory unbundling requirement at their long run incremental cost ("phase II costs") plus a 25% mark-up. The incumbent local exchange carrier essential facilities that are subject to the mandatory unbundling rule include central office codes, subscriber listings and local loops (the wire facilities which run from the incumbent local exchange carriers' central offices to the customer premises) in certain small urban and high cost rural areas. All urban local loops, other than those deemed essential, and transiting services were deemed not essential by the CRTC but were nonetheless required to be unbundled and made available to competitive local exchange carriers for five years. Although the incumbent local exchange carriers are currently required to provide these non-essential facilities on an unbundled basis at the price of phase II costs plus a 25% mark-up, this obligation will be discontinued after the expiry of the initial five year period. The incumbent local exchange carriers would, nevertheless, be required to provide those facilities which are essential, beyond the five year period.

     Many of the competitive local exchange carriers operating in the market make extensive use of unbundled local loops. In a proceeding initiated by the CRTC in July 2000, the CRTC has asked for interested parties' comments on its preliminary view that the five year period for these and other non-essential facilities should be extended for a longer period of time, in order to facilitate competitive entry into local exchange markets. The CRTC has also asked for comments on its preliminary view that it may be appropriate to treat all copper loops as essential facilities.

     The mandatory unbundling of incumbent local exchange carrier facilities allows us to lease incumbent local exchange carrier local loops to provide services to customers that are not directly on our networks. Depending on the outcome of the proceeding initiated by the CRTC, if and when loops leased by us are no longer priced and offered on an essential facilities basis, we will have to (i) reach an agreement with the relevant incumbent local exchange carriers to continue leasing these local loops (which may be on less favorable terms than the CRTC mandated prices), (ii) build, lease or acquire our own facilities in those markets where we do not already have our own facilities, or (iii) develop other alternatives to reach our customers.

  SAFEGUARDS AGAINST INCUMBENT LOCAL EXCHANGE CARRIER ANTI-COMPETITIVE PRICING

     In order to prevent anti-competitive pricing by the incumbent local exchange carriers, the CRTC imposed a floor price test that effectively requires the incumbent local exchange carriers to charge prices for their retail services sufficient to recover their costs which, with respect to essential facilities, must be at least equal to the amount charged to the competitive local exchange carriers (the long run incremental cost of providing the facility plus a 25% markup) and, with respect to non-essential services, must be at least equal to phase II costs. The incumbent local exchange carriers will be required to meet the floor price test in all applications for new local business services (other than for market trials and promotions) and applications proposing explicit or implicit price decreases. The CRTC's floor price test is an important safeguard for us against anti-competitive pricing by the incumbent local exchange carriers. However, since incumbent local exchange carriers need not include in their own floor prices the mandated 25% markup that they charge to competitive local exchange carriers for non-essential local services, incumbent local exchange carriers will be able to compete against competitive local exchange carriers that utilize such non-essential services solely on the basis of price.

  RESALE

     The incumbent local exchange carriers are required to make their tariffed local switched services (both business and residential) available for resale, but not at a mandated discount as had been proposed to the CRTC by some potential new entrants. The CRTC's denial of mandated discounts does not affect current incumbent local exchange carrier business services offered at volume and contract term discounts, such as Centrex services. However, the absence of mandated discounts pursuant to the CRTC decisions has limited the number of non-facilities-based entrants, such as resellers, into the local switched services market.

  CONTRIBUTION

     In Canada, local residential telephone services are subsidized. This subsidy comes from "contribution" payments that are made by certain telecommunications service providers. The current contribution regime was originally established by the CRTC in 1992 as a means of ensuring that rates for local residential telephone service remain affordable. Under the regime, providers of certain types of voice and data services (principally long distance carriers) are required to make contribution payments on each minute of traffic that originates or terminates on the local switched telephone network or on cross-border or overseas access circuits. Contribution payments are collected by local exchange carriers from long distance service providers and are remitted to an independent administrator who in turn apportions them among local exchange carriers that serve residential customers that are located in areas that are designated for the subsidy. The subsidy is payable on a per Network Access Service basis and varies in amount depending on the location of the customer. We will not receive any of these subsidies if we do not provide telephone service to residential customers.

     Contribution charges are regulated by the CRTC and are currently set at separate per minute rates for peak and off-peak traffic. The CRTC has also established separate contribution rates for each incumbent local exchange carrier territory and has frozen the rates for a four year period ending on December 31, 2001. The CRTC recently turned down a request by competitors in the long distance industry to remove the rate freeze on contribution that is currently in effect.

     On March 1, 1999, the CRTC initiated a proceeding to consider possible reforms to the current contribution mechanism. In the public notice that initiated the proceeding, the CRTC invited interested parties to submit proposals on other mechanisms which could be used to collect contribution. Some parties to this proceeding have advocated an approach to the collection of contribution which is based on a percentage of a telecommunications service provider's revenues (regardless of the types of services offered by the service provider), while others have advocated an approach based on a charge per access-line. At the present time, several of the services that we offer, such as local telephone service and Internet access services, do not attract the obligation to pay contribution. However, given that the current contribution regime is under review by the CRTC, there can be no assurance that we will not be required in the future to pay a greater amount of contribution than what we currently pay.

  REGULATION OF COMPETITIVE LOCAL EXCHANGE CARRIERS

     Although the CRTC has determined that competitive local exchange carriers are non-dominant carriers that should not be subject to the same degree of regulation as the incumbent local exchange carriers, the CRTC requires competitive local exchange carriers to assume certain obligations. For example, competitive local exchange carriers must file, for CRTC approval, interconnection agreements and tariffs for services that they provide to other carriers. Competitive local exchange carriers must also provide interconnection to all other local exchange carriers within the same exchange, interconnection to wireless service providers and equal access interconnection to long distance providers that offer services in the same territory served by the competitive local exchange carrier on terms and conditions no less favorable than those contained in the incumbent local exchange carriers' tariffs, unless the competitive local exchange carrier can justify a departure from the incumbent local exchange carriers' tariffs. Competitive local exchange carriers are also required, among other things, to provide for reciprocal local exchange carrier-to-local exchange carrier interconnection; to implement local number portability ("LNP"); to provide emergency (911) service and message relay service and to satisfy various other existing and future regulatory requirements designed to protect customer privacy, such as providing consumers, upon request, with information regarding their services, prices and local calling area boundaries. Both wireline and wireless service providers may become competitive local exchange carriers as long as they accept the obligations imposed on competitive local exchange carriers by the CRTC.

     We believe we have an advantage over the incumbent local exchange carriers in terms of pricing flexibility, offering of services and responsiveness to customer needs since the incumbent local exchange carriers, unlike us, must file and obtain regulatory approval for the rates, terms and conditions of the local services they intend to offer and are subject to price cap regulation of their local services. However, like the incumbent local exchange carriers, competitive local exchange carriers are subject to the prohibitions set forth in the Telecommunications Act (Canada) against unjust discrimination and the granting of undue preferences to end users and to other carriers. In addition, and to the extent that they are not regulated under the Telecommunications Act (Canada), they are subject to anti-trust legislation such as the Competition Act (Canada).

  LOCAL NUMBER PORTABILITY

     Local number portability enables customers to retain their local telephone number when they change local exchange carriers. The CRTC requires all local exchange carriers to provide local number portability and has determined that all local exchange carriers should bear their own costs of implementing local number portability. Local number portability was considered to be an important requirement by new entrants due to the reluctance of customers to change local exchange carriers if it meant changing their telephone number. Local number portability has been rolled out in most major urban centres in Canada, including Vancouver, Montreal, Toronto, Calgary, Edmonton, and Ottawa/ Hull in accordance with a schedule for implementation established by the CRTC in a 1998 decision. If no competitive local exchange carrier has initiated interconnection with an incumbent local exchange carrier in a given exchange by the scheduled roll-out date or if there is no scheduled roll-out date for the exchange in question, the industry has agreed to a request-driven roll-out schedule for local number portability. In these circumstances, local number portability must be implemented between 30 and 180 days following a request for local number portability, depending on the nature of the underlying switch configuration.

  CO-LOCATION

     On June 16, 1997, the CRTC rendered a decision relating to incumbent local exchange carrier central office co-location arrangements. In its decision, the CRTC mandated the provision by incumbent local exchange carriers of both physical and virtual co-location arrangements, available at the competitive local exchange carrier's option, under CRTC-approved tariffs and standard-form central office licence agreements. Under a virtual co-location arrangement, competitive local exchange carriers and incumbent local exchange carrier traffic is exchanged at a designated point outside the central office, and additional dedicated facilities located in the central office are provided by the incumbent local exchange carrier to complete the competitive local exchange carrier's transmission system. Co-location arrangements are important to us because they allow us to interconnect our transmission systems with those of the incumbent local exchange carriers using the most efficient and cost-effective network structure possible. They also allow us to gain immediate access to incumbent local exchange carrier unbundled loops for our off-net customers. Under certain circumstances, competitive local exchange carriers are also permitted to enter into cross-connection arrangements with other co-located competitive local exchange carriers within a central office which allows for increased network efficiency.

     The CRTC also determined in its co-location decision that mandated co-location is available only to facilities-based carriers interconnecting with incumbent local exchange carriers under the terms of either an agreement or tariff. We believe that the requirement limiting co-location to facilities-based carriers creates an opportunity for competitive local exchange carriers to resell their transmission capacity for connection at central offices to other telecommunications service providers, including resellers and Internet providers, which do not have access to mandated co-location arrangements.

     The CRTC also set rates in the decision for a variety of monthly co-location services, including central office floor space and entrance conduit space charges, as well as for certain non-recurring charges. For some of these charges, such as service order and application charges the incumbent local exchange carriers were directed to charge the long run incremental cost of providing the service plus a 25% mark-up. For many other charges, however, the CRTC directed the incumbent local exchange carriers to base their charges upon costs incurred with no mark-ups, (e.g., for construction, site preparation and project management services).

     A six-month maximum time limit was imposed on the incumbent local exchange carriers between the date of the competitive local exchange carrier's acceptance of the initial report for physical co-location and the availability of the service, and a corresponding three-month maximum time limit to obtain virtual co-location.

  PRICE CAP REGULATION

     The CRTC has adopted a form of rate regulation for the incumbent local exchange carriers which brings most of their local services under a price cap regime. The price cap mechanism adopted by the CRTC segregates the incumbent local exchange carriers' services into sub-baskets of related services and imposes an overall constraint on price increases for all services subject to the price caps as well as certain specific price constraints for services within each of three sub-baskets. The price of local services under the price cap regime are subject to an overall price cap that limits price increases to an annual percentage linked to the rate of inflation, subject to certain adjustments (including a 4.5% productivity offset). Within the three sub-baskets of local services prescribed by the CRTC (i.e., basic residential local service, single and multi-line business local services and other capped services), the aggregate price levels for the basic residential local service and other capped services sub-baskets will be limited to annual increases equal to the inflation rate. A maximum increase of 10% in any year will apply to individual rates for residential and single-line business services in smaller exchanges.

     The CRTC decided to exclude certain of the incumbent local exchange carriers' local services such as optional local services, including calling features such as voice mail and call waiting, from the price cap regime. In addition, the CRTC regulates the rates of certain local "competitor services" outside the price cap regime. These services are provided by the incumbent local exchange carriers to their competitors, such as competitive local exchange carriers, in order to allow their competitors to provide local and long distance services. Examples of services included in this category are equal access services provided to long distance service providers, unbundled local loops, and network access services provided to wireless carriers. These services are subject to detailed rate regulation and the prices are set at long run incremental cost plus a 25% markup.

     Despite the price constraints contained in the CRTC's price cap regime, the incumbent local exchange carriers still have the ability under price cap regulation to increase prices for local services for which there is little competition (such as residential and single line business local services) and use the excess profits generated from these activities to subsidize price reductions in competitive services (such as business and government local services) that are included in the same basket of services.

     Price cap regulation for the incumbent local exchange carriers will be in force until December 31, 2001 and will be reviewed by the CRTC before the end of this period. The CRTC's review may result in the extension of price cap regulation or the elimination of rate regulation for some or all of the incumbent local exchange carriers' local services.

REGULATION OF LONG DISTANCE SERVICES

     We will offer long distance telecommunications services as part of our bundled telecommunications services. Long distance competition has been in place in Canada since 1990 for long distance resellers and since 1992 for facilities-based carriers. Since 1994, the incumbent local exchange carriers have been required to provide "equal access" to long distance carriers and resellers which eliminated the need for customers of competitive long distance providers to dial additional digits when placing long distance calls.

     As described above, competitive long distance service providers, including resellers, must make contribution payments to local exchange carriers to reflect the subsidy that long distance services have traditionally contributed to the provision of local residential telephone service. As a long distance provider of voice and data services, we will make contribution payments in respect of long distance voice and data services which originate or terminate on the public switched telephone network. The CRTC is currently in the process of reviewing the appropriateness of its overall contribution collection mechanism in a proceeding initiated on March 1, 1999.

     Under the CRTC's 1992 long distance competition decision, competitive long distance providers were required to assume approximately 30% of the cost required to modify the incumbent local exchange carriers' networks to accommodate interconnection with long distance competitors. These initial modification charges are spread over a period of 10 years and are payable on the basis of a specified charge per minute. Competitive long distance providers are also required to pay local exchange carriers charges for other services which they use, including switching and aggregation, primary interexchange carrier information processing (which implements a subscriber's choice of long distance carrier), operator services and certain billing and collection services.

     The CRTC has refrained from regulating (including tariff approval and rate setting provisions) most long distance services and interexchange private line services provided by the incumbent local exchange carriers and all such services offered by their competitors, apart from access to their respective networks. The incumbent local exchange carriers' basic (undiscounted) long distance rates remain subject to rate regulation as well as their rates in areas that do not yet have equal access. The incumbent local exchange carriers also remain subject to rate regulation on private line services on inter-city routes which are not yet subject to facilities-based competition. The lack of regulation of the incumbent local exchange carriers' long distance services, including the absence of a floor price test, has provided the incumbent local exchange carriers with pricing flexibility and has increased their ability to compete with us on the basis of price.

UNBUNDLED RATES TO PROVIDE EQUAL ACCESS

     In April 1997, the CRTC issued a decision which unbundles the rates that long distance providers pay to the incumbent local exchange carriers for various "equal access" or local switching and traffic aggregation services. Under the decision, long distance providers were required to pay the incumbent local exchange carriers a separate rate of $0.007 per minute (recently reduced to $0.003 per minute) for local end office connection and an additional rate of approximately $0.004 to $0.007 per minute for connection at the toll switch; also referred to as "access tandem connection." Competitive local exchange carriers also charge these rates to long distance providers for traffic originating and terminating on their local networks.

     The CRTC's equal access decision is important to us for two reasons. First, it establishes the prices which we, or those from which we purchase long distance services for resale, will be required to pay to the incumbent local exchange carriers for origination or termination of long distance traffic at either the access tandem or local end office. Second, since we compete with the incumbent local exchange carriers in providing switched access to long distance services, we price our services to compete with the incumbent local exchange carriers' tariffed rates.

     In May 1999, in a decision relating to the regulatory framework relating to the Internet, referred to as the "New Media" decision, the CRTC acknowledged the proposal of one party to the proceeding that a comprehensive review of interconnection and unbundling arrangements was necessary, and indicated that it would shortly initiate such a proceeding.

     Furthermore, in June 1999 an application was filed by a competitor requesting the CRTC to review the entire framework for interconnection arrangements between interexchange and local service providers. This application included a proposal to permit all local exchange carriers to interchange traffic with each other regardless of where the traffic originates. Currently, the CRTC is determining the best type of proceeding to deal with this application. It recently held a two-day round-table discussion for interested industry participants in which it solicited views on what issues should be discussed during future proceedings and what issues could be dealt with on a more expedient basis by the CRTC interconnection steering committee. The Commission will issue its determinations resulting from these discussions by the fall of 2000, at which time it should publish a public notice.

     In May 2000, a U.S.-based digital subscriber line provider applied to the CRTC to obtain access to the incumbent local exchange carriers' unbundled local loops and central office co-location sites on the same terms and conditions as competitive local exchange carriers. In addition, Bell Canada has applied for approval of a tariff under which it would provide access to its unbundled local loops to resellers using digital subscriber line access technology. If granted approval, either of these applications could create opportunities for additional competition in the high-speed Internet access market from service providers which are not subject to the same restrictions on foreign ownership and control as the competitive local exchange carriers. Oppositions to these applications were filed by the other incumbent local exchange carriers and a group of competitive local exchange carriers, including Group Telecom.

ACCESS

     Access to both private and public property is important to our business in order for us to be able to reach our customers in multiple unit dwellings and construct, maintain and operate our network. With respect to access to multiple unit dwellings, the CRTC, which does not have direct jurisdiction over building owners, has recognized the importance of customer choice of service providers and has expressed the view that an exclusive arrangement between a service provider and a landlord of a multiple unit dwelling will generally violate the Telecommunications Act (Canada).

     In December 1999, the CRTC initiated a proceeding to examine the terms and conditions the city of Vancouver may impose for access to public lands in order to construct, maintain and operate telecommunications facilities. The outcome of this proceeding may permit other service providers to obtain such access on terms more favorable than those in our agreement with the city of Vancouver, or may permit us to renegotiate our agreement with the city of Vancouver to the extent that our agreement contains less favourable terms than those approved by the CRTC.

REGULATION OF WIRELESS SERVICES

     Use of radio spectrum to provide wireless telecommunications services is subject to licensing by Industry Canada under the Radiocommunication Act (Canada). Under this legislation, Industry

Canada is authorized to issue radio licences, to plan the allocation and use of the radio spectrum and to perform other duties to ensure the orderly development and efficient operation of radiocommunication in Canada. With respect to spectrum licensing, Industry Canada has the authority to revoke a licence for non-compliance with terms and conditions or failure to pay associated spectrum licence fees. However, revocation is rare and licences are usually renewed year to year upon payment of the applicable fee. Industry Canada levies licence fees on wireless telecommunications service providers, and generally not on subscribers for the services offered by such providers.

     Industry Canada has issued spectrum licences to us in the 38 GHz frequency range which allow us to operate point-to-point radio systems in Vancouver, Calgary, Toronto, Ottawa and Montreal. To obtain licences, applicants operating as radiocommunication carriers must comply with foreign ownership restrictions under the Radiocommunication Act.

FOREIGN OWNERSHIP RESTRICTIONS

     Group Telecom, and our operating subsidiary GT Group Telecom Services Corp., which is a telecommunications common carrier for regulatory purposes, are required by the Canadian Telecommunications Act and the Radiocommunication Act, and the regulations made under both statutes, to be Canadian-owned and controlled corporations incorporated or continued under the laws of Canada or a province of Canada. Our operating subsidiary is deemed to be Canadian-owned and controlled if: (i) not less than 80% of the members of its board of directors are Canadians; (ii) Canadians beneficially own and control not less than 80% of its issued and outstanding voting shares; and (iii) it is not otherwise controlled in fact by persons that are not Canadians. GT Group Telecom Services Corp. is a Canadian carrier wholly owned and controlled by us and not less than 80% of its board of directors are individual Canadians. We will ensure that not less than 80% of the members of the board of directors of our subsidiary will continue to be composed of Canadians.

     We intend that our operating subsidiary will remain controlled by us, and be our wholly-owned subsidiary. Therefore, all of the outstanding voting shares of the subsidiary are now, and it is intended that the subsidiary will remain, owned by a company controlled by Canadians. A "Canadian" for the purposes of these requirements includes a Canadian citizen who is ordinarily resident in Canada, a permanent resident of Canada and, among other types of entities, corporations in which Canadians beneficially own and control in the aggregate not less than 66 2/3% of the issued and outstanding voting shares and which are not otherwise controlled in fact by non-Canadians. A "voting share" for purposes of these requirements means a share of any class of shares of a corporation carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled and includes: (i) a security that is convertible into such a share at the time that a calculation of the percentage of shares owned and controlled by Canadians is made; and (ii) an option or right to acquire the share or security referred to in clause (i) that is exercisable at the time that the calculation referred to in that clause is made.

     Also, regulations made under the Telecommunications Act and the Radiocommunication Act provide that, in order for a company which holds shares in a carrier to be considered Canadian, not less than 66 2/3% of the issued and outstanding voting shares of that company must be owned by Canadians and the company must not otherwise be controlled in fact by non-Canadians. This means that not less than 66 2/3% of the issued and outstanding voting shares of GT Group Telecom Inc. must be owned by Canadians and that GT Group Telecom Inc. must not otherwise be controlled in fact by non-Canadians.

     Our class A voting shares are "voting shares" for these purposes and more than 66 2/3% of the class A voting shares are held by Canadians as at the date of this prospectus. Our class B non-voting shares are not "voting shares" for these purposes.

     The term "control in fact" is not defined in the relevant legislation and raises various complex questions of interpretation. A number of factors have been considered relevant to the determination of whether a regulated entity is not controlled in fact by non-Canadians, including the election and composition of the board of directors, the industry specific experience of the non-Canadian shareholders, the ability to appoint senior management, the power to determine policies, operations and strategic decision-making and the percentage of equity interest (whether voting or non-voting) held by non-Canadians.

     We have designed our capital structure to ensure compliance with the Canadian ownership requirements. Our articles of incorporation provide that certain non-voting shares may not be converted into voting shares if the exercise of such conversion rights would cause us to be in violation of any Canadian law applicable to the ownership interests in, or the exercise of control over, a corporation that is providing telecommunication services in Canada. In addition, the regulations under the Telecommunications Act (Canada) provide us with the time and ability to rectify ineligibility resulting from insufficient Canadian ownership of voting shares. In particular, we may, to the extent applicable:

     (i) refuse to accept any subscription for any voting shares;

     (ii) refuse to allow any transfer of voting shares to be recorded;

     (iii) suspend the rights of a holder of voting shares to vote at a meeting of shareholders; and

     (iv) sell, repurchase or redeem any voting shares.

     Although we believe that we have at all times been in compliance with the relevant legislation, there can be no assurance that a future CRTC or Industry Canada determination or events beyond our control will not result in us ceasing to comply with the relevant legislation. Should this occur, the ability of our wholly owned subsidiary to operate as a Canadian carrier under the Telecommunications Act (Canada) or to renew or secure licences under the Radiocommunication Act (Canada) could be jeopardized and our business could be materially adversely affected. If we become subject to proceedings before the CRTC or Industry Canada with respect to compliance with the relevant legislation, we could be materially adversely affected, even if we were ultimately successful in such a proceeding.

                           RELATED PARTY TRANSACTIONS

AGREEMENTS WITH OUR SHAREHOLDERS

     Affiliates of Goldman Sachs and CIBC Capital Partners participated in our series A first preference share offering in May 1999 and received options to purchase additional series A first preference shares at a price of $1.875 per share. See "Description of Share Capital". These options were exercised in full in August 1999. Robert Gheewalla, one of our directors, is a vice president in the Principal Investment Area at Goldman Sachs. George Estey, another of our directors, is Chairman of Goldman Sachs Canada. Kenneth Kilgour, another of our directors, is managing director and head of CIBC Capital Partners. In addition, three of our directors are executive officers of Shaw Communications. These directors are Michael Abram, Michael D'Avella and Jim Shaw. In connection with our series A first preference share offering, on May 7, 1999, we entered into a shareholders' agreement with our shareholders, including the holders of all of our then outstanding series A first preference shares. On February 16, 2000, in connection with our acquisition of the business of Shaw FiberLink, we amended and restated this agreement to include Shaw Communications as a party. For a detailed description of this agreement, see "Description of Share Capital" beginning on page 90. Eleven of our current directors and executive officers are signatories to the agreement.

                             PRINCIPAL SHAREHOLDERS

     We are not directly or indirectly owned or controlled by another corporation or any foreign government. Certain institutional investors that held our series A first preference shares, which converted into our class A voting and class B non-voting shares upon our initial public offering, continue to hold rights specified under a shareholders' agreement with us. See "Related Party Transactions" on page 68 and "Description of Share Capital" beginning on page 90 for a description of these rights. In addition, upon completion of our acquisition of the business of Shaw FiberLink, Shaw Communications was issued series B first preference shares (which have now converted into class A voting shares), became a party to the shareholders' agreement and has similar voting and other rights. As of June 30, 2000 our directors and officers as a group owned 2,344,061 of our class A voting shares which represented 2.95% of our then outstanding class A voting shares. As of June 30, 2000, the following persons beneficially owned 5% or more of our then issued and outstanding class A voting shares:

                                                                                PERCENTAGE OF
                                                                NUMBER OF        OUTSTANDING
NAME                                                          CLASS A SHARES    CLASS A SHARES
----                                                          --------------    --------------
Shaw Communications.........................................    29,096,097          36.60
Goldman Sachs(1)............................................    18,999,999          23.90
Canadian Imperial Bank of Commerce..........................     7,500,000           9.43

---------------

(1) As of June 30, 2000, Goldman Sachs also owns 11,000,002 class B non-voting shares, representing approximately 29.17% of the class B non-voting shares then issued and outstanding.

                              SELLING SHAREHOLDERS

     All warrants offered hereby by the selling shareholders were originally issued by Group Telecom as part of a unit which also consisted of our 13 1/4% senior discount notes. Any class B non-voting shares offered hereby by the selling shareholders will be issued to the selling shareholders upon the exercise by the selling shareholders of the warrants held by such selling shareholder. The following table sets forth estimated information regarding the beneficial ownerships of the class B non-voting shares by the selling shareholders and assumes that all warrants currently owned by the selling shareholders have been exercised by the selling shareholders as of the date hereof.

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
AEGON USA Pension Plan             2,000        9,821            *          2,000       9,821             0              *
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
AUSA Life Insurance Company        6,000       29,463            *          6,000      29,463             0              *
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
Life Investors Insurance           4,250       20,870            *          4,250      20,870             0              *
Company of America
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
Veterans Life Insurance Company    2,000        9,821            *          2,000       9,821             0              *
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
AIM High Yield Fund               28,900      141,916            *         28,900     141,916             0              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
AIM High Yield Fund II             3,000       32,731            *          3,000      14,731        18,000              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
AIM Canadian Bond Fund               100          491            *            100         491             0              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
AIM V.I. High Yield Fund             500        2,455            *            500       2,455             0              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
Shell Canada Pension Trust         2,000        9,821            *          2,000       9,821             0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Altamira Balanced Fund               400        1,964            *            400       1,964             0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9
Altamira Growth and Income Fund      500        2,455            *            500       2,455             0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9
Altamira High Yield Bond Fund      1,200        5,892            *          1,200       5,892             0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9
Ares Leveraged Investment          9,800       48,123            *          9,800      48,123             0              *
Fund II, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA 90067
Ares Leveraged Investment          4,450       21,852            *          4,450      21,852             0              *
Fund, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA 90067
AXP Variable Portfolio --            750        3,682            *            750       3,682             0              *
Managed Fund
c/o American Express Financial
Corporation
52 AXP Financial Center
Minneapolis, MN 55474
AXP Variable Portfolio -- Extra    4,110       20,182            *          4,110      20,182             0              *
Income Fund
c/o American Express Financial
Corporation
52 AXP Financial Center
Minneapolis, MN 55474
High Yield Portfolio              20,915      102,705            *         20,915     102,705             0              *
c/o American Express Financial
Corporation
52 AXP Financial Center
Minneapolis, MN 55474
Total Return Portfolio               275        1,350            *            275       1,350             0              *
c/o American Express Financial
Corporation
52 AXP Financial Center
Minneapolis, MN 55474

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
American Express Retirement Plan     300        1,473            *            300       1,473             0              *
-- High Yield Fixed Income
c/o American Express Asset
Management Group
50189 AXP Financial Center
Minneapolis, MN 55474
BMO CBO Portfolio G7117            4,750       23,325            *          4,750      23,325             0              *
c/o Bank of Montreal
First Canadian Place, 10th Floor
Toronto, Ontario
Canada M5X 1A1
Capital Guardian U.S.              8,500       41,740            *          8,500      41,740             0              *
Fixed-Income
Master Fund
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th Floor
Los Angeles, CA 90025
Capital Guardian U.S. High-Yield   7,000       34,374            *          7,000      34,374             0              *
Fixed Income Fund
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th Floor
Los Angeles, CA 90025
Capital Guardian Global              975        4,787            *            975       4,787             0              *
High-Yield
Fixed Income Fund
Semi-Monthly Valued
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th Floor
Los Angeles, CA 90025
Capital International Global         500        2,455            *            500       2,455             0              *
High Yield Fund
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th Floor
Los Angeles, CA 90025
American High-Income Trust        22,525      110,611            *         22,525     110,611             0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
The Bond Fund of America, Inc.     9,500       46,650            *          9,500      46,650             0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
The Income Fund of America, Inc.  24,750      121,537            *         24,750     121,537             0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
Capital World Bond Fund, Inc.      1,000        4,910            *          1,000       4,910             0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
American Variable Insurance        2,250       11,048            *          2,250      11,048             0              *
Series -- Asset Allocation Fund
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
American Variable Insurance        2,000        9,821            *          2,000       9,821             0              *
Series -- Bond Fund
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
American Variable Insurance        6,500       31,918            *          6,500      31,918             0              *
Series -- High Yield Bond Fund
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
CIBC World Markets Corp.           8,255       40,537            *          8,255      40,537             0              *
425 Lexington Avenue
New York, NY 10017
Signature High Income Fund         4,050       19,887            *          4,050      19,887             0              *
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
Signature Corporate Bond Fund        700        3,437            *            700       3,437             0              *
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
Insight Canadian High Yield          100          491            *            100         491             0              *
Income Pool
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
Keystone High Income Fund            500        2,455            *            500       2,455             0              *
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
DLJ High Yield Bond Fund           6,750       33,146            *          6,750      33,146             0              *
c/o Custodial Trust Co.
101 Carnegie Center
Princeton, NJ 08540
Triax Diversified High Yield      10,650       52,297            *         10,650      52,297             0              *
Trust
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
West Fraser Timber                   500        2,455            *            500       2,455             0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Kingsway Reinsurance (Bermuda)       650        3,191            *            650       3,191             0              *
Limited
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
DFC Active Fixed Income Fund       2,550       12,522            *          2,550      12,522             0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Navigator Canadian Income Fund       650        3,191            *            650       3,191             0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Falcon Bridge Bond Fund #2         1,750        8,593            *          1,750       8,593             0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Deans Knight Bond Fund             9,000       44,195            *          9,000      44,195             0              *
c/o Deans Knight Capital
Management
999 West Hastings Street
Suite 730
Vancouver, B.C., Canada
V6C 2W2
Colonial First State North         1,900        9,330            *          1,900       9,330             0              *
American High Yield Fund
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Eaton Vance High Income           13,900       68,257            *         13,900      68,257             0              *
Portfolio
c/o Eaton Vance Management
High Yield Group
255 State Street
Boston, MA 02109
Eaton Vance Income Fund of         5,650       27,744            *          5,650      27,744             0              *
Boston
c/o Eaton Vance Management
High Yield Group
255 State Street
Boston, MA 02109
First Investors Fund for Income,   3,500       17,187            *          3,500      17,187             0              *
Inc.
95 Wall Street, 22nd Floor
New York, NY 10005
First Investors Special Bond         250        1,227            *            250       1,227             0              *
Fund, Inc.
95 Wall Street, 22nd Floor
New York, NY 10005
Guardian Life Insurance Co/        8,000       39,284            *          8,000      39,284             0              *
High Yield Securities
c/o Guardian Life Insurance Co.
of America
7 Hanover Square/20-D
New York, NY 10004
Guardian High Yield Bond Fund      2,100       10,312            *          2,100      10,312             0              *
c/o Guardian Life Insurance Co.
of America
7 Hanover Square/20-D
New York, NY 10004
Guardian VC High Yield Bond Fund     900        4,419            *            900       4,419             0              *
c/o Guardian Life Insurance Co.
of America
7 Hanover Square/20-D
New York, NY 10004
ING Funds Trust -- ING High          500        2,455            *            500       2,455             0              *
Yield Bond Fund
c/o ING Funds Trust
1475 Dunwoody Drive
West Chester, PA 19380
INVESCO Variable Investment Fund     400        1,964            *            400       1,964             0              *
Inc. -- High Yield Fund
7800 E. Union Avenue, Suite 501
Denver, CO 80237
INVESCO Bond Funds, Inc. --        5,600       27,499            *          5,600      27,499             0              *
High Yield Fund
7800 E. Union Avenue, Suite 501
Denver, CO 80237
John Hancock High Income Account     200          982            *            200         982             0              *
101 Huntington Avenue
Boston, MA 02199

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
SG/Russell Funds PLC                  65          319            *             65         319             0              *
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
City of New York Employees         2,020        9,919            *          2,020       9,919             0              *
Ret. Sys Fix Account
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Souther Company Strategic Yield      640        3,142            *            640       3,142             0              *
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
BP Amoco Global Strategic Yield      185          908            *            185         908             0              *
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
HSBC Republic Investments              5           24            *              5          24             0              *
Limited
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
AGF High Yield Fund                  215        1,055            *            215       1,055             0              *
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Felra & Ufcw Pension Fund          1,295        6,359            *          1,295       6,359             0              *
High Yield
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Gen Retirement Sys for City of       135          662            *            135         662             0              *
Detroit
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Lazard Strategic Yield Portfolio     775        3,805            *            775       3,805             0              *
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Lazard Global Strategic Yield        290        1,424            *            290       1,424             0              *
Fund
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Triax Strategic Yield Management      65          319            *             65         319             0              *
World SY Fund
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Lazard High Yield Portfolio        1,160        5,696            *          1,160       5,696             0              *
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Lazard Asset Management              350        1,718            *            350       1,718             0              *
Investment Trust
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Frank Russell Investment Mgt          35          171            *             35         171             0              *
Fixed Income
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Frank Russell Investment Mgt          40          196            *             40         196             0              *
Multi Strategy
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Lazard Freres Global Strategic       225        1,104            *            225       1,104             0              *
Yield
c/o Lazard Asset Management
30 Rockefeller Plaza, 49(th)
Floor
New York, NY 10112-6300
Lutheran Brotherhood High Yield    7,500       36,829            *          7,500      36,829             0              *
Fund RF06
c/o Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN 55415
LB Series Fund, Inc. High Yield   13,500       66,293            *         13,500      66,293             0              *
Portfolio RF03
c/o Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN 55415
Atlas Canadian High Yield Bond     3,000       14,731            *          3,000      14,731             0              *
Fund
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Merrill Lynch Variable Series      7,750       38,057            *          7,750      38,057             0              *
Funds, Inc. High Current Income
Fund
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Corporate High Yield Fund III,     7,000       34,374            *          7,000      34,374             0              *
Inc.
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Corporate High Yield Fund II,      1,500        7,365            *         15,000       7,365             0              *
Inc.
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Corporate High Yield Fund, Inc.    4,500       22,097            *          4,500      22,097             0              *
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
MFS Series III: MFS High Yield       750        3,682            *            750       3,682             0              *
Opportunities Fund
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS/Sun Life High Yield Series     2,900       14,240            *          2,900      14,240             0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Yield Variable Account    1,050        5,156            *          1,050       5,156             0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS Fund: VS High Yield Bond         100          491            *            100         491             0              *
Fund
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Income Fund              11,625       57,085            *         11,625      57,085             0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Yield Fund                   25          122            *             25         122             0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS Meridian VS High Yield Fund    2,525       12,399            *          2,525      12,399             0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Income Series               550        2,700            *            550       2,700             0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS Institutional Advisors,          475        2,332            *            475       2,332             0              *
Inc.(2)
500 Boylston Street
Boston, MA 02116
MAS High Yield Portfolio          12,000       58,927            *         12,000      58,927             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
University of Pennsylvania High    2,550       12,522            *          2,550      12,522             0              *
Yield
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Multi-Asset Class Portfolio          140          687            *            140         687             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Offshore Leveraged Fixed Income    2,500       12,276            *          2,500      12,276             0              *
Fund Ltd.
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
High Yield Portfolio               1,850        9,084            *          1,850       9,084             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Morgan Stanley SICAV High Yield    4,290       21,066            *          4,290      21,066             0              *
Bond Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Morgan Stanley Global                240        1,178            *            240       1,178             0              *
Opportunity Bond Fund, Inc.
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
MS High Yield Fund                 2,145       10,533            *          2,145      10,533             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Van Kampen Worldwide High Income     950        4,665            *            950       4,665             0              *
Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
SunAmerica Series Trust              700        3,437            *            700       3,437             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Van Kampen High Yield & Total        375        1,841            *            375       1,841             0              *
Return Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
MSUF -- High Yield Portfolio         650        3,191            *            650       3,191             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Manufacturers Life Insurance       2,640       12,963            *          2,640      12,963             0              *
Company of New York
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Forthought Life Insurance          1,800        8,839            *          1,800       8,839             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Risk Capital Reinsurance             400        1,964            *            400       1,964             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
MS Monthly Income Fund (Wako)      3,400       16,696            *          3,400      16,696             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
GE Investment Management             375        1,841            *            375       1,841             0              *
Incorporation
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
ITM Worldwide High Income Fund       575        2,823            *            575       2,823             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
MSDW SICAV European High Yield     5,000       24,553            *          5,000      24,553             0              *
Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
The University of Chicago            475        2,332            *            475       2,332             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
LGT Capital Invest Ltd of Grand      560        2,749            *            560       2,749             0              *
Cayman
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Gemini High Yield                    500        2,455            *            500       2,455             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
SBLI High Yield                      535        2,627            *            535       2,627             0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
The Northwestern Mutual Life       2,100       10,312            *          2,100      10,312             0              *
Insurance Company(3)
720 East Wisconsin Avenue
Milwaukee, WI 53202
Northwestern Mutual Series Fund,   1,650        8,102            *          1,650       8,102             0              *
Inc.(4)
720 East Wisconsin Avenue
Milwaukee, WI 53202
Mason Street Funds, Inc.(5)          500        2,455            *            500       2,455             0              *
720 East Wisconsin Avenue
Milwaukee, WI 53202
OZ Master Fund, Ltd.              48,500      238,164            *         48,500     238,164             0              *
9 West 57th Street
New York, NY 10019
Pacific Life Insurance Company     2,750       13,504            *          2,750      13,504             0              *
700 Newport Center Drive
2nd Floor -- Securities
Operations
Newport Beach, CA 92660
Phoenix Goodwin High Yield Fund    5,450       26,762            *          5,450      26,762             0              *
c/o Phoenix Investment Partners
56 Prospect Street
Hartford, CT 06115
Phoenix Goodwin Multi-Sector       4,000       19,642            *          4,000      19,642             0              *
Fixed Income Fund
c/o Phoenix Investment Partners
56 Prospect Street
Hartford, CT 06115
Phoenix Edge Multi Sector Fixed    3,000       14,731            *          3,000      14,731             0              *
Income Fund
c/o Phoenix Investment Partners
56 Prospect Street
Hartford, CT 06115
The Prudential Series Fund,        6,725       33,023            *          6,725      33,023             0              *
Inc., High Yield Bond Portfolio
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
Prudential High Yield Fund, Inc.  13,825       68,489            *         13,825      67,889           600              *
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Prudential High Yield Total        1,170        8,545            *          1,170       5,745         2,800              *
Return Fund, Inc.
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
The Prudential Insurance Company   6,520       32,017            *          6,520      32,017             0              *
of America
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
The Prudential Life Insurance        260        1,276            *            260       1,276             0              *
Company of Arizona
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
PW Managed High Yield Plus Fund    7,750       38,057            *          7,750      38,057             0              *
c/o Mitchell Hutchins
51 West 52nd Street, 21st Floor
New York, NY 10019
Smith Barney Diversified           2,750       13,504            *          2,750      13,504             0              *
Strategic Income Fund
388 Greenwich Street, 23rd Floor
New York, NY 10013
Greenwich St. Series --               85          417            *             85         417             0              *
Diversified Strategic Income
Portfolio
388 Greenwich Street, 23rd Floor
New York, NY 10013
Global Horizons: Diversified          50          245            *             50         245             0              *
Strategic Income
388 Greenwich Street, 23rd Floor
New York, NY 10013
Smith Barney High Income Fund      5,215       25,608            *          5,215      25,608             0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
High Income Opportunity Fund,      2,490       12,227            *          2,490      12,227             0              *
Inc.
388 Greenwich Street, 23rd Floor
New York, NY 10013
Managed High Income Fund           1,500        7,365            *          1,500       7,365             0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
Smith Barney Balanced Fund           740        3,633            *            740       3,633             0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
SB/Travelers High Income             695        3,412            *            695       3,412             0              *
Portfolio
388 Greenwich Street, 23rd Floor
New York, NY 10013
Smith Barney USA High Yield Fund     230        1,129            *            230       1,129             0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
Zenix Income Fund                    495        2,430            *            495       2,430             0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Spinnaker Offshore Ltd.            2,000        9,821            *          2,000       9,821             0              *
c/o ING Ghent Asset Management
LLC
230 Park Avenue
New York, NY 10169
The Surdna Foundation                612        3,005            *            612       3,005             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
UMASS Memorial Health Care, Inc.     175          859            *            175         859             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
New Century Energies Inc.          1,050        5,156            *          1,050       5,156             0              *
Master Retirement Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
The Havican Insurance Co.            325        1,595            *            325       1,595             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Father Flanagans Boys Home           475        2,332            *            475       2,332             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Ford Motor Co.                     7,625       37,443            *          7,625      37,443             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Retirement Plan for the            2,050       10,066            *          2,050      10,066             0              *
Employees of Texas Utilities Co.
System
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Bell Atlantic Master Trust        10,300       50,579            *         10,300      50,579             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Standish World High Yield            575        2,823            *            575       2,823             0              *
Portfolio
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Multi-Style, Multi-Manager Funds   1,698        8,338            *          1,698       8,338             0              *
PLC-High Yield Fund
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
MAFCO Holdings Master Trust          295        1,448            *            295       1,448             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Pneumo Abex Corp Retirement          165          810            *            165         810             0              *
Income Master Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
PCFG Long Term Investment Co.        840        4,124            *            840       4,124             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Worcester Memorial Hospital,         175          859            *            175         859             0              *
Inc. Retirement Plan
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Holy Cross Health System Corp.       975        4,787            *            975       4,787             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Holy Cross Employees Retirement      625        3,069            *            625       3,069             0              *
Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Fieldcrest Cannon Inc.               400        1,964            *            400       1,964             0              *
Retirement Plan for Salaried
Employees
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Fieldcrest Cannon Inc.               150          736            *            150         736             0              *
Retirement Plan for Hourly
Employees
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
William Penn Foundation            1,075        5,278            *          1,075       5,278             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Northeastern University              925        4,542            *            925       4,542             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
The Board of Pensions of the       2,825       13,872            *          2,825      13,872             0              *
Presbyterian Church (USA)
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Wellesley College Endowment          600        2,946            *            600       2,946             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Frank Russell Insurance Funds --     365        1,792            *            365       1,792             0              *
Core Bonds
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Emerson Electric Co. Retirement    1,100        5,402            *          1,100       5,402             0              *
Master Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Frank Russell -- Fixed III         1,200        5,892            *          1,200       5,892             0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Frank Russell -- Multi Strategy    1,475        7,243            *          1,475       7,243             0              *
Bond
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
AT & T Long Term Investment        3,875       19,028            *          3,875      19,028             0              *
Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
GM Employers Domestic Group        2,000        9,821            *          2,000       9,821             0              *
Pension Trust
c/o State Street Bank and Trust
1776 Heritage Drive
N. Quincy, MA 02171
Stein Roe High Yield Fund          1,750        8,593            *          1,750       8,593             0              *
c/o Stein, Roe & Farnham
1 South Wacker Drive
Chicago, IL 60606
The Sumitomo Trust & Banking Co.     575        2,823            *            575       2,823             0              *
Ltd.
c/o Sumitomo Trust & Banking Co.
(USA)
527 Madison Avenue
New York, NY 10022
Sun America Inc.                  38,000      186,602            *         38,000     186,602             0              *
1 Sun America Center
Los Angeles, CA 90025
Sun America High Income Fund       1,500        7,366            *          1,500       7,366             0              *
733 3rd Avenue
New York, NY 10017
Sun America Series Trust           2,250       11,048            *          2,250      11,048             0              *
High Yield Portfolio
733 3rd Avenue
New York, NY 10017
TCW Group, Inc.                   81,749      401,436            *         81,749     401,436             0              *
865 South Figueroa Street,
21st Floor
Los Angeles, CA 90017

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
TD Securities (USA), Inc.         19,325       94,897            *         19,325      94,897             0              *
31 West 52nd Street
New York, NY 10019-6101
USAA High Yield Opportunities      2,750      324,504            *          2,750      13,504       311,000              *
Fund
c/o State Street Corporation/
USAA Fund Group
1776 Heritage Drive
North Quincy, MA 02171
Van Kampen High Income Trust       1,260        6,187            *          1,260       6,187             0              *
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Van Kampen Trust, on behalf        5,270       25,878            *          5,270      25,878             0              *
of its series Van Kampen
High Yield Fund
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Van Kampen Income Corporate Bond  12,010       58,976            *         12,010      58,976             0              *
Fund
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Van Kampen High Income Trust II      960        4,714            *            960       4,714             0              *
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Waddell & Reed Advisors Fund,      6,250       30,691            *          6,250      30,691             0              *
Inc. -- High Income Fund
c/o Waddell & Reed
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Waddell & Reed Advisors Fund,      2,250       11,048            *          2,250      11,048             0              *
Inc. -- High Income Fund II
c/o Waddell & Reed
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Target/United Funds, Inc. --       1,000        4,910            *          1,000       4,910             0              *
High Income Portfolio
c/o Waddell & Reed
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Agway Employees Retirement Plan      750        3,682            *            750       3,682             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Housing Authority Risk Retention      85          417            *             85         417             0              *
Group
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Illinois Municipal Retirement        500        2,455            *            500       2,455             0              *
Fund
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
High Yield Bond Portfolio, a         180          883            *            180         883             0              *
series of John Hancock Variable
Series Trust
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Lexmark International Group,         260        1,276            *            260       1,276             0              *
Inc.
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Teachers' Retirement System of       750        3,682            *            750       3,682             0              *
Louisiana
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
North American Security Life         150          736            *            150         736             0              *
Series Trust Investment
Quality Bond
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
The John & Mary R. Markle            100          491            *            100         491             0              *
Foundation
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Oregon Public Retirement Fund      1,000        4,910            *          1,000       4,910             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Income Portfolio        15           73            *             15          73             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
Multi-Managed Income/                 20           98            *             20          98             0              *
Equity Portfolio
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Growth Portfolio        20           98            *             20          98             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Moderate                25          122            *             25         122             0              *
Growth Portfolio
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
State Boston High Yield Plus         500        2,455            *            500       2,455             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
WTC-CIF II Core Bond Plus/            25          122            *             25         122             0              *
High Yield Plus
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
SBL Fund Series K                     40          196            *             40         196             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Anchor Series High Yield Fund        100          491            *            100         491             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Anchor Series Aggressive             100          491            *            100         491             0              *
Multi-Asset
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
The High Yield Plus Fund             850        4,174            *            850       4,174             0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109

                                          BEFORE THE OFFERING                                          AFTER THE OFFERING
                                 --------------------------------------                           ----------------------------
                                             NUMBER OF
                                              CLASS B      PERCENT OF                 CLASS B      NUMBER OF      PERCENT OF
                                               NON-         CLASS B                  NON-VOTING     CLASS B        CLASS B
                                 NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING      NON-VOTING
                                 WARRANTS     SHARES         SHARES        BEING       BEING        SHARES          SHARES
NAME                               OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED     OUTSTANDING   OUTSTANDING(1)
----                             ---------   ---------   --------------   --------   ----------   -----------   --------------
New England Zenith Balanced           75          368            *             75         368             0              *
Series
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Tate & Lyle Reinsurance Limited      100          491            *            100         491             0              *
High Yield
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109

---------------

* Less than 1.0%

(1) Based on shares outstanding as of August 15, 2000. All shares issuable upon exercise of the currently outstanding warrants are deemed outstanding for the purpose of calculating the percentage ownership of the person holding such Warrants but are not deemed outstanding for calculating the percentage ownership of any other person.

(2) Of which, 200 warrants are held for its Endeavor High Yield Fund, 175 warrants are held for its Members High Income Fund and 100 warrants are held for its Jefferson Pilot Variable High Yield Fund.

(3) These warrants are held for its Group Annuity Separate Account.

(4) These warrants are held for its High Yield Bond Portfolio.

(5) Of which, 100 warrants are held for its Asset Allocation Fund and 400 warrants are held for its High Yield Bond Fund.

                          DESCRIPTION OF SHARE CAPITAL

     Our authorized share capital consists of an unlimited number of class A voting shares, class B non-voting shares, first preference shares issuable in series and second preference shares issuable in series. Provisions as to the modification, amendment or variation of the rights or provisions of these classes of shares are contained in the share terms and in the Canada Business Corporations Act, or the CBCA, and its regulations, our governing statute. On September 23, 1998, our share capital was changed so that our then existing common shares were renamed class A voting shares and our class B non-voting shares were created. These shares were renamed to help us comply with Canadian regulatory restrictions on non-Canadian ownership and control of Canadian facilities-based telecommunications carriers. At a special meeting held on February 18, 1997, our shareholders approved a two-for-one stock split for all common shares then issued and outstanding.

CLASS A VOTING SHARES AND CLASS B NON-VOTING SHARES

     Holders of class A voting shares are entitled to vote at all meetings of our shareholders, other than meetings of other classes of shares where holders of such shares are entitled to vote separately as a class. Holders of class B non-voting shares are not entitled to vote on any matters except as specifically required by law.

     Upon liquidation or dissolution, the holders of class A voting shares and class B non-voting shares are entitled to share the remaining property equally pro rata, subject to the rights of the holders of our preference shares.

     Class A voting shares and class B non-voting shares may be paid dividends subject to the provisions of any other class of shares.

     The holders of class B non-voting shares benefit from take-over bid "coat-tail" provisions, entitling them to convert class B non-voting shares into class A voting shares in certain circumstances in which an offer is made for the purchase of class A voting shares.

     A non-Canadian holder of class A voting shares may be restricted in its ability to exercise voting rights attached to such shares as a result of regulatory restrictions applicable to Canadian telecommunications carriers. All class B non-voting shares will be converted into class A voting shares if all of the restrictions on the ownership of our voting shares, and the control in fact, or any of our affiliates by non-Canadians under applicable Canadian law are eliminated and our non-Canadian ownership of and control is not otherwise limited by law.

     Except as described above, the class A voting shares and the class B non-voting shares have the same rights, are equal in all respects and are treated by us as if they were shares of one class only.

FIRST PREFERENCE SHARES

     The first preference shares may be issued at any time or from time to time in one or more series as may be determined by our board of directors. They are authorized to fix before issue the number, consideration per share and designation of such shares, and subject to the special rights and restrictions attached to all first preference shares, the rights and restrictions attaching to the first preference shares of each series including voting rights. The first preference shares of each series rank equally with the first preference shares of each other series with respect to the payment of dividends and the return of capital on our liquidation, dissolution or winding up. The first preference shares are entitled to preference over the second preference shares, the class A voting shares and class B non-voting shares and any other shares ranking junior to the first preference shares with respect to payments of dividends and the return of capital. The rights and restrictions attaching to the first preference shares as a class may not be amended without such approval as may then be required by law, subject to a minimum requirement of approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of first preference shares to be called and held for that purpose.

  SERIES A

     On May 7, 1999, the series A first preference shares were created after being approved by our directors. Upon completion of our initial public offering in March 2000, all of the outstanding series A first preference shares converted into either class A voting shares or class B non-voting shares, depending on foreign ownership restrictions then in place, on a one-for-one basis.

  SERIES B

     Upon completion of our acquisition of the business of Shaw FiberLink, we issued to Shaw Communications series B first preference shares which, at the time, represented 27.1% of our equity. Upon completion of our initial public offering in March 2000, all of the outstanding series B first preference shares converted into class A voting shares.

  SHAREHOLDERS AGREEMENT

     On February 16, 2000, shareholders then holding approximately 88.0% of our fully diluted equity, including all of the then outstanding series A first preference shareholders and Shaw Communications, as the holder of all of the then outstanding series B first preference shares, entered into a shareholders agreement which provides that:

     -  our board will consist of 11 directors;

     - each of Shaw Communications and Goldman Sachs will be entitled to designate three directors and CIBC World Markets will be entitled to designate one director; and

     - each of Shaw Communications and Goldman Sachs will have a right to consent to:

       (1) specified major transactions by us, including acquisitions and investments in excess of $300 million and mergers or business combinations, for a period of 18 months from February 16, 2000. If Shaw Communications or Goldman Sachs withholds its consent in respect of a major transaction, the other party may force it to either sell its shares to the other party or buy the other party's shares; and

       (2) our annual operating budget, for a period of 24 months from February 16, 2000.

  REGISTRATION RIGHTS AGREEMENT

     On February 16, 2000, the initial purchasers of our series A first preference shares and Shaw Communications, as the holder of all of the then outstanding series B first preference shares, entered into a registration rights agreement with us. This agreement:

     - provides certain of the shareholders with the ability to require us to register their shares with the securities regulatory authority in the jurisdiction in which we made our public offering after we have made a public offering of our shares;

     - provides the shareholders with the ability to have their shares included with any registration statement to be filed by us with a securities regulatory authority; and

     - provides for the circumstances in which these rights may be exercised and the restrictions on such rights, including the number of times such requests may be made, our ability to refuse such rights, the number of shares to be registered and the payment of expenses.

SECOND PREFERENCE SHARES

     The second preference shares are identical in all respects to the first preference shares except that they are subordinate in all respects to the first preference shares and any other shares which may rank senior to the second preference shares.

RESTRICTIONS ON NON-CANADIAN OWNERSHIP AND CONTROL

     Our articles of incorporation provide that we may, in connection with the issue or transfer of ownership of voting shares in our capital, take any action or refuse to take any action, as the case may be, to the extent necessary to ensure that each of our subsidiaries is and continues to be eligible to operate as a telecommunications common carrier under the Telecommunications Act.

     We have designed our capital structure to accommodate compliance with the Canadian ownership requirements. Our articles of incorporation provide that certain non-voting shares may not be converted into voting shares if the exercise of such conversion rights would cause us to be in violation of any Canadian law applicable to the ownership interests in, or the exercise of control over, a corporation that is providing telecommunication services in Canada. In addition, the regulations under the Telecommunications Act provide us with the time and ability to rectify ineligibility resulting from insufficient Canadian ownership of voting shares, notwithstanding any provision of our articles or by-laws. In particular, but without limitation, we may, to the extent applicable:

     -  refuse to accept any subscription for any voting shares;

     - refuse to allow any transfer of voting shares to be recorded in our share register;

     - suspend the rights of a holder of voting shares to vote at a meeting of shareholders; and

     -  sell, repurchase or redeem any of our voting shares.

     Although we believe that we have been at all times in compliance with the relevant legislation, and that we will remain in compliance if this offering is consummated, there can be no assurance that a future CRTC or Industry Canada determination or events beyond our control will not result in us ceasing to comply with the relevant legislation. Should this occur, our ability and the ability of Shaw FiberLink to operate as Canadian carriers under the Telecommunications Act or to renew or secure licenses under the Radiocommunication Act could be jeopardized and our business could be materially adversely affected. If we become subject to proceedings before or against the CRTC or Industry Canada with respect to our compliance with the relevant legislation, we could be materially adversely affected, even if we were ultimately successful in such a proceeding.

                                    TAXATION

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion, based on current law, is a general summary of the material United States federal income tax considerations to you of the purchase, ownership and disposition of the warrants and class B non-voting shares acquired on the exercise of warrants as capital property (the "Warrant Shares"). The discussion of the United States federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, and judicial decisions and administrative interpretations thereunder, all as currently in effect, and such authorities may be repealed, revoked, or modified, possibly on a retroactive basis, so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the United States federal income tax consequences of acquiring or holding warrants and Warrant Shares. The discussion below pertains only to you if you are a U.S. holder. As used herein, you are a U.S. holder if you are a beneficial owner of warrants or Warrant Shares and you are:

     -  a citizen or resident of the United States,

     - a corporation, partnership or other entity created in or under the laws of the United States or any political subdivision thereof,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States persons have the authority to control all substantial decisions of the trust.

     This discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code). Also, this discussion does not deal with special rules that may apply to you if you are a member of a special class of holders subject to special rules, including

     -  a dealer in securities or currencies,

     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

     -  a bank,

     -  a life insurance company,

     -  a tax-exempt organization,

     - a person that actually or constructively owns 10% or more of our voting stock,

     - a person holding Warrant Shares as part of a hedging, conversion or constructive sale transaction or straddle or

     -  a person whose "functional currency" is not the United States dollar.

     The discussion below assumes that you hold (or would hold if you acquired) the warrants and Warrant Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. The discussion also does not discuss any aspect of state, local or foreign law, nor federal estate and gift tax law.

     EACH HOLDER OR PROSPECTIVE HOLDER OF WARRANTS AND WARRANT SHARES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION INCLUDING THE TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

TAX TREATMENT OF THE WARRANTS REPRESENTING WARRANT SHARES

     Because there is no exercise price for a warrant, a warrant should be considered to be constructively exercised for United States federal income tax purposes on the day on which the warrant is acquired and you should be considered a holder of Warrant Shares subject to the warrant as of the date you acquired the warrant. Consequently, the following discussion is applicable to holders of Warrant Shares and warrants. You will not realize gain or loss on the exercise of a warrant for class B non-voting shares.

     PAYMENT OF DIVIDENDS. The gross amount of any dividends paid to you (including amounts withheld to pay Canadian withholding taxes) will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income will be includable in your gross income as ordinary income on the day received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Internal Revenue Code. Such dividends will be foreign source income and will be either "passive income" or "financial services" income for United States foreign tax credit purposes.

     The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you regardless of whether the Canadian dollars are converted into United States dollars. If you do not convert the Canadian dollars into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to its United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

     If you are a U.S. holder, the maximum rate of Canadian withholding tax on dividends paid to you is 15%. You may be entitled to deduct or credit such tax, subject to applicable limitations in the Internal Revenue Code. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

     To the extent that the amount of any distribution paid to you exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of your Warrant Shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the Warrant Shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. To the extent such distributions are treated as capital gain, such gain would be United States source. Accordingly, you would not be able to use the foreign tax credit arising from any Canadian withholding tax imposed on such distribution unless such credit can be applied (subject to applicable limitations) against United States tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

     SALE, EXCHANGE OR REPURCHASE OF WARRANTS OR WARRANT SHARES. Generally, the issue price of the warrants is determined by reference to the price paid for the warrants. For the initial purchasers of our warrants in the February 2000 unit offering, we allocated US$47.91 to the warrants comprising each unit, for tax and accounting purposes.

     You generally will recognize taxable gain or loss on the disposition of a warrant or Warrant Share in an amount equal to the difference between the amount realized for the warrant or the Warrant Share and your adjusted tax basis in the warrant or Warrant Share. Such gain or loss will be capital gain or loss, and such gain or loss will be long-term capital gain or loss if you held the Warrant Share for more than one year. Certain non-corporate U.S. holders, including individuals, are eligible for reduced rates of taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations. Such gain or loss, if any, will be United States source.

     If we repurchase Warrant Shares, the repurchase generally will be treated as a sale or exchange of stock subject to the rules discussed above. However, under certain circumstances as provided by Section 302 of the Internal Revenue Code, the repurchase may be treated fully or partially as a dividend taxable as ordinary income to you. You should consult your own tax advisor concerning the United States federal income tax consequences of the repurchase under your particular circumstances.

     PASSIVE FOREIGN INVESTMENT COMPANY RULES. In general, we will be a passive foreign investment company (a "PFIC") with respect to you if for any taxable year in which you held our warrants or Warrant Shares:

     - 75% or more of our gross income consists of passive income, such as dividends, interest, rents and royalties, or

     - 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income.

     If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation's income. We believe that we will not satisfy either of the PFIC tests in the current or subsequent taxable years. However, because the PFIC determination is made annually on the basis of our income and assets, including goodwill, there can be no assurance that we will not be a PFIC in the current or subsequent taxable years.

     If we were a PFIC in any taxable year and you held warrants and Warrant Shares, you generally would be subject to special rules with respect to "excess distributions" made by us on the Warrant Shares and with respect to gain from the disposition of Warrant Shares. An "excess distribution" generally is defined as the excess of the distributions with respect to the Warrant Shares in any taxable year over 125% of the average annual distributions received by you from us during the shorter of the three preceding years, or your holding period for the class shares. Generally, you would be required to allocate any excess distribution or gain from the disposition of the Warrant Shares ratably over your holding period for the Warrant Shares. The portion of the excess distribution or gain allocated to a prior taxable year, other than a year prior to the first year in which we became a PFIC, effectively would be taxed at the highest United States federal income tax rate on ordinary income in effect for such taxable year, and you would be subject to an interest charge on the resulting tax liability, determined as if the tax liability had been due with respect to the particular taxable year. The portion, if any, of the excess distribution or gain that is not allocated to prior taxable years would be included in your gross income for the taxable year of the excess distribution or disposition and taxed as ordinary income.

     The foregoing rules with respect to excess distributions and dispositions may be avoided if you are eligible for and timely make a valid "mark-to-market" election. If you make a valid mark-to-market election, you will not be subject to the PFIC rules described above. Instead, in calculating income for each taxable year, you generally would be required, subject to certain limitations, to take into account the difference, if any, between the fair market value and the adjusted tax basis of the Warrant Shares as ordinary gain or loss at the end of taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Warrant Shares will be adjusted to reflect any such income or loss amounts. The mark-to-market election is made with respect to marketable stock in a PFIC on a shareholder-by-shareholder basis and, once made, can only be revoked with the consent of the Internal Revenue Service. Under applicable

Treasury regulations, the term "marketable stock" includes stock of a PFIC that is "regularly traded" on a qualified exchange or other market. For these purposes, a class of stock is regularly traced on a qualified exchange or other market for any calendar year during which such class of stock is traded (other than in de minimis quantities) on at least 15 days during each calendar quarter. It is expected that the shares will be treated as marketable stock for these purposes, but no assurances can be given.

     If you own Warrant Shares during any year that we are a PFIC, you must file Internal Revenue Service Form 8621. If we are a PFIC, U.S. holders who acquire shares from decedents could be denied the step-up of the income tax basis for such shares which would otherwise have been available.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. In general, information reporting requirements will apply to certain payments made in respect of the warrants or Warrant Shares (or in respect of the Warrant Shares received upon exercise of the warrants) and the proceeds received on the disposition of warrants or Warrant Shares paid within the United States (and in certain cases, outside of the United States) to U.S. holders other than certain exempt recipients (such as corporations), and a 31 percent backup withholding may apply to such amounts if you are a non-corporate U.S. holder and you:

     -  fail to provide an accurate taxpayer identification number,

     - are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns, or

     - in certain circumstances, fail to comply with applicable certification requirements.

     Persons that are not United States persons may be required to establish their exemption from information reporting and backup withholding by certifying their status on Internal Revenue Service Form W-8 (or successor form).

     If you sell your warrants or Warrant Shares to or through a United States office of broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption, provided that the broker does not have actual knowledge that you are a U.S. person or that the conditions of any such exemption are not satisfied. If you sell your warrants or Warrant Shares outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your warrants or Warrant Shares through a non-U.S. office of a broker that:

     -  is a United States person;

     - derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

     -  is a "controlled foreign corporation" as to the United States; or

     - with respect to payments made after December 31, 2000, is a foreign partnership, if at any time during its tax year:

       - one or more of its partners are U.S. persons, as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

       - at any time during its tax year the foreign partnership is engaged in a United States trade or business;

unless the broker has documentary evidence in its records that you are a non-United States person and does not have actual knowledge that you are a U.S. person or you otherwise establish an exemption.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal Canadian federal income tax considerations generally applicable to the acquisition, holding and disposition of Warrants by a holder (a "U.S. Holder") who, for the purposes of the Income Tax Act (Canada) (the "ITA") and the Canada-United States Income Tax Convention(1980) (the "Convention"), as applicable, and at all relevant times,
(i) is a resident of the United States and not resident, nor deemed to be resident, in Canada, (ii) holds Warrants and Warrant Shares as capital property,
(iii) does not use or hold (and is not deemed to use or hold) Warrants or Warrant Shares in connection with a trade or business carried on (or deemed to be carried on) in Canada and (iv) deals at arm's length with Group Telecom. For the purpose of the ITA, related persons (as defined therein) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length. In general, Warrants and Warrant Shares will be considered to be capital property to a U.S. Holder unless the U.S. Holder holds the Warrants or Warrant Shares, as the case may be, in the course of carrying on business or acquired the Warrants or Warrant Shares, as the case may be, in a transaction or transactions considered to be an adventure or concern in the nature of trade. Special rules, which are not discussed in this summary, may apply to "financial institutions" (as defined in the ITA) and to non-resident insurers carrying on an insurance business in Canada and elsewhere, and accordingly, such persons should consult their own tax advisors.

     This summary is based on the current provisions of the ITA and the regulations thereunder and the Convention, specific proposals to amend the ITA or the regulations thereunder announced by the Canadian Minister of Finance prior to the date hereof (the "Tax Proposals") and the current published administrative practices of the Canada Customs and Revenue Agency (the "CCRA"). This summary is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not otherwise take into account or anticipate any changes in law or administrative practice nor does it otherwise take into account income tax laws or considerations of any province or territory of Canada, which may differ from the federal income tax consequences described herein, or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular investor, and no representation with respect to the tax consequence to any particular U.S. Holder is made.

     All amounts relating to the acquisition, holding or disposition of Warrants and Warrant Shares must be converted into Canadian dollars for the purposes of the ITA.

EXERCISE OF WARRANTS

     A U.S. Holder will not realize a gain or a loss on the exercise of a Warrant for Warrant Shares.

DIVIDENDS

     Under the ITA and the Convention, dividends paid or credited, or deemed to be paid or credited (e.g., as described below), on the Warrant Shares to a U.S. Holder who owns less than 10% of the voting shares of Group Telecom will be subject to Canadian withholding tax at the rate of 15% of the gross amount of such dividends or deemed dividends, provided that the U.S. Holder is the beneficial owner of such dividends or deemed dividends.

     Under the Convention, dividends paid to certain religious, scientific, charitable and similar tax exempt organizations and certain pension organizations that are resident, and exempt from tax, in the United States and who have complied with certain administrative procedures may be exempt from this Canadian withholding tax.

DISPOSITION OF WARRANTS OR WARRANT SHARES

     A U.S. Holder will not be subject to tax under the ITA in respect of any capital gain realized on a disposition or deemed disposition of a Warrant or a Warrant Share unless at the time of such disposition or deemed disposition such Warrant or Warrant Share constitutes taxable Canadian property of the U.S. Holder for purposes of the ITA and such U.S. Holder is not entitled to relief under the Convention. The Warrants and Warrant Shares will generally not constitute taxable Canadian property of a U.S. Holder at the time of disposition of such Warrants or Warrant Shares provided that (i) the U.S. Holder does not use or hold such Warrants or Warrant Shares, as the case may be, in connection with carrying on business in Canada, (ii) the U.S. Holder, alone or together with persons with whom it does not deal at arm's length, did not own (taking into account any interest in or option in respect of such shares) 25% or more of the issued shares of any class or series of the capital stock of Group Telecom during the five-year period that ends at such time of disposition, and (iii) furthermore, the Warrant Shares are listed on a prescribed stock exchange. In any event, pursuant to the Convention, a U.S. Holder will not generally be subject to Canadian income tax on any capital gain realized on the disposition or deemed disposition of a Warrant or a Warrant Share (including a disposition to Group Telecom) provided that the value of the Warrant or the Warrant Share, as the case may be, at the time of the disposition is not derived principally from real property situated in Canada (as defined in the Convention). To the extent the Warrants or Warrant Shares disposed of constitute taxable Canadian property, a U.S. Holder will be required to file a Canadian tax return for the taxation year in which the disposition occurs even if the gain arising from such a disposition is exempt from tax because of the Convention.

     If Group Telecom purchases a Warrant Share from a U.S. Holder, other than by a purchase in the open market in the manner in which shares would normally be purchased by a member of the public in the open market, Group Telecom will be deemed to have paid and the U.S. Holder will be deemed to have received a dividend equal to the amount paid by Group Telecom in excess of the paid-up capital of the Warrant Share for the purposes of the ITA at the time of the purchase. The paid-up capital of the Warrant Share may be less than the U.S. Holder's cost of the share. Such deemed dividend will be subject to the withholding tax described under "Dividends" above. The amount by which the purchase price of the Warrant Share exceeds the amount of the deemed dividend will be treated as proceeds of disposition of the Warrant Share.

                              PLAN OF DISTRIBUTION

     We have been advised by the selling shareholders that the class B non-voting shares or warrants may be sold from time to time to purchasers directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer the shares or warrants to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or the purchasers of such securities for whom they may act as agents. The selling shareholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares or warrants may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The shares or warrants may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling stockholders or by agreement between such selling stockholders and underwriters or dealers who receive fees or commissions in connection therewith. The sale of the shares or warrants may be effected in transactions (1) on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale, (2) in the over-the-counter markets, (3) in transactions otherwise than on such exchange or in the over-the-market or (4) through the writing of options. Shares also may be delivered in connection with the issuance of securities by issuers other than Group Telecom that are exchangeable for (whether optional or mandatory) or payable in, such shares or pursuant to which such shares may be distributed. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of the securities being offered and the terms of the offering, including the name or names of any underwriter, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers. This prospectus also may be used by transferees of the selling shareholders or by other persons acquiring securities, including brokers who borrow the securities to settle short sales of stock. In addition, the securities which qualify for sale under an applicable exemption from registration under the Securities Act may be sold pursuant to such exemption rather than this prospectus.

     To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provision may limit the timing of purchases and sales of any of the securities by the selling shareholders. The foregoing may affect the marketability of such securities.

     We have agreed to bear all expenses (other than any commissions or discounts of underwriters, dealers or agents or brokers' fee and the fees and expenses of their counsel) in connection with the registration of the securities being offered by the selling shareholders hereby.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby will be passed upon by:

     - Shearman & Sterling, our United States counsel, on matters of United States and New York law; and

     - Goodman Phillips & Vineberg, our Canadian counsel, on matters of Canadian law.

                                    EXPERTS

     Our consolidated financial statements as of September 30, 1999, 1998 and 1997 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report appearing in this prospectus and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. Shaw FiberLink's financial statements as of August 31, 1999 and 1998 and for the three year period ended August 31, 1999 included in this prospectus have been audited by Ernst & Young LLP, independent public accountants, as stated in their report appearing in this prospectus and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     We are a Canadian corporation. Some of our directors, controlling persons and officers, and the experts named in this prospectus, are residents of Canada, and a substantial portion of their assets and all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon the directors, controlling persons, officers and experts who are not residents of the United States or to enforce against them judgements of courts of the United States based upon the civil liability under the federal securities laws of the United States. We have been advised by Goodman Phillips & Vineberg, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgements of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                 WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT US

     We are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, file periodic reports and other information with the Commission through its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system. Our SEC filings, including the registration statement, of which this prospectus is a part, and the exhibits thereto, are available for inspection and copying at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Commission's regional offices located in New York, New York and Chicago, Illinois. Copies of all or any part of the registration statement may be obtained from these offices after payment of fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the shortswing profit recovery and disclosure regime of section 16 of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants of GT Group
  Telecom...................................................   F-2
Interim Condensed Consolidated Financial Statements of GT
  Group Telecom for the Nine Months Ended June 30, 2000
  (Unaudited)...............................................   F-3
Notes to Interim Condensed Consolidated Financial Statements
  of GT Group Telecom for the Nine Months Ended June 30,
  2000 (Unaudited)..........................................   F-6
Consolidated Financial Statements of GT Group Telecom for
  the Year Ended September 30, 1999.........................  F-15
Notes to Consolidated Financial Statements of GT Group
  Telecom for the Year Ended September 30, 1999.............  F-18
Report of Independent Public Accountants of Shaw FiberLink
  Ltd. -- FiberLink Division................................  F-43
Financial Statements of Shaw FiberLink Ltd. -- FiberLink
  Division..................................................  F-44
Notes to Financial Statements of Shaw FiberLink Ltd. --
  FiberLink Division........................................  F-47
Unaudited Pro Forma Condensed Consolidated Financial
  Information...............................................  F-54
Notes to Pro Forma Condensed Consolidated Financial
  Statements................................................  F-57

                                AUDITORS' REPORT

To the Directors of
GT GROUP TELECOM INC.

     We have audited the consolidated balance sheets of GT GROUP TELECOM INC. as at September 30, 1999, 1998 and 1997 and the consolidated statements of operations and deficit and cash flows for the years ended September 30, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 1999, 1998 and 1997 and the results of its operations and its cash flows for the years ended September 30, 1999, 1998 and 1997 in accordance with Canadian generally accepted accounting principles.

Toronto, Canada                                   /s/ PRICEWATERHOUSECOOPERS LLP
November 12, 1999                                 Independent Public Accountants
(except as to note 10 which is
as at December 17, 1999 and note 20
which is at February 16, 2000)

                             GT GROUP TELECOM INC.

                 INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

                        (thousands of Canadian dollars)

                                                                 JUNE 30,      SEPTEMBER 30,
                                                                   2000            1999
                                                                -----------    -------------
                                                                     $
                                                                (UNAUDITED)          $
ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................       526,231         59,851
Accounts receivable
  Trade.....................................................        32,799          1,192
  Other.....................................................         7,786          2,592
Prepaid expenses............................................         8,958            526
Inventory...................................................           201            545
                                                                 ---------        -------
                                                                   575,975         64,706
PREPAYMENTS ON PROPERTY, PLANT AND EQUIPMENT................       230,600             --
PROPERTY, PLANT AND EQUIPMENT...............................       778,926         73,817
LONG-TERM INVESTMENT........................................        43,238             --
GOODWILL AND OTHER ASSETS...................................       199,710          1,291
                                                                 ---------        -------
                                                                 1,828,449        139,814
                                                                 ---------        -------
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities....................        88,485         14,926
Unearned revenue............................................         1,325            656
Current portion of long-term debt...........................         1,204          1,253
                                                                 ---------        -------
                                                                    91,014         16,835
LONG-TERM UNEARNED REVENUE..................................         1,080          1,494
LONG-TERM DEBT..............................................       853,123         47,557
                                                                 ---------        -------
                                                                   945,217         65,886
SHAREHOLDERS' EQUITY
SHARE CAPITAL AND OTHER EQUITY ITEMS (note 3)...............       971,468         87,010
DEFICIT.....................................................       (88,236)       (13,082)
                                                                 ---------        -------
                                                                   883,232         73,928
                                                                 ---------        -------
                                                                 1,828,449        139,814
                                                                 =========        =======
SUBSEQUENT EVENTS (note 7)

     On behalf of the Board:


          (Signed) JAMES G. MATKIN                      (Signed) DANIEL R. MILLIARD
                  Director                                       Director

             The accompanying notes form an integral part of these
              interim condensed consolidated financial statements.

                             GT GROUP TELECOM INC.

      INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                  (UNAUDITED)

         (thousands of Canadian dollars, except for per share amounts)

                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                         JUNE 30,               JUNE 30,
                                                    -------------------    ------------------
                                                      2000       1999        2000       1999
                                                    --------    -------    --------    ------
                                                       $           $          $          $
REVENUE.........................................     25,558        558       41,084     1,432
COST OF SALES...................................     17,415        290       30,106       851
                                                    -------     ------     --------    ------
                                                      8,143        268       10,978       581
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....     30,984      2,179       62,058     5,432
                                                    -------     ------     --------    ------
                                                    (22,841)    (1,911)     (51,080)   (4,851)
AMORTIZATION....................................     15,447        389       22,814       664
INTEREST AND FINANCING CHARGES, NET.............     14,488       (305)      27,866      (241)
                                                    -------     ------     --------    ------
LOSS BEFORE INCOME TAXES........................    (52,776)    (1,995)    (101,760)   (5,274)
RECOVERY OF FUTURE INCOME TAXES.................    (26,995)        --      (26,606)       --
                                                    -------     ------     --------    ------
LOSS FOR THE PERIOD.............................    (25,781)    (1,995)     (75,154)   (5,274)
DEFICIT -- BEGINNING OF PERIOD..................    (62,455)    (6,394)     (13,082)   (3,115)
                                                    -------     ------     --------    ------
DEFICIT -- END OF PERIOD........................    (88,236)    (8,389)     (88,236)   (8,389)
                                                    =======     ======     ========    ======
LOSS PER SHARE (note 4).........................      (0.22)     (0.10)       (1.24)    (0.32)
                                                    =======     ======     ========    ======

             The accompanying notes form an integral part of these
              interim condensed consolidated financial statements.

                             GT GROUP TELECOM INC.

            INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                        (thousands of Canadian dollars)

                                                                 NINE MONTHS ENDED
                                                                     JUNE 30,
                                                                -------------------
                                                                  2000        1999
                                                                ---------    ------
                                                                    $          $
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period.........................................      (75,154)   (5,274)
Items not affecting cash
  Amortization..............................................       22,814       664
  Non-cash interest expense.................................       41,676        --
  Shares issued for interest on long-term debt..............           --       171
  Recovery of future income taxes...........................      (26,606)       --
                                                                ---------    ------
                                                                  (37,270)   (4,439)
                                                                ---------    ------
Changes in non-cash working capital items
  Increase in accounts receivable...........................      (36,537)   (1,535)
  Increase in prepaid expenses..............................       (8,227)     (520)
  Decrease in inventory.....................................          343        --
  Increase in accounts payable and accrued liabilities......       29,626     2,162
  Increase in unearned revenue..............................          257     2,238
                                                                ---------    ------
                                                                  (14,538)    2,345
                                                                ---------    ------
Cash used in operating activities...........................      (51,808)   (2,094)
                                                                ---------    ------
FINANCING ACTIVITIES
Issuance of shares..........................................      396,036    42,718
Proceeds from long-term debt, net...........................      690,583     4,426
Proceeds from issuance of warrants..........................       58,775        --
Issuance of loans to officers...............................       (3,808)       --
                                                                ---------    ------
                                                                1,141,586    47,144
                                                                ---------    ------
INVESTING ACTIVITIES
Purchases of property, plant and equipment..................      (92,528)   (8,883)
Purchase of long-term investment............................      (43,238)       --
Increase in other assets....................................      (56,922)     (548)
Business acquisitions.......................................     (430,710)       --
                                                                ---------    ------
                                                                 (623,398)   (9,431)
                                                                ---------    ------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      466,380    35,619
CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD............       59,851     2,476
                                                                ---------    ------
CASH AND CASH EQUIVALENTS -- END OF PERIOD..................      526,231    38,095
                                                                =========    ======

Additional cash flow disclosures (note 5)

             The accompanying notes form an integral part of these
              interim condensed consolidated financial statements.

                             GT GROUP TELECOM INC.

          NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

1   OPERATIONS AND BASIS OF PRESENTATION

     The company markets and sells telecommunications services and related products over fiber optic infrastructure to small and medium-sized businesses in Canada. The company also uses Digital Subscriber Lines (DSL) and fixed wireless technology to extend the reach of its network. The company provides data, internet applications and voice services and derives revenue from network usage and access, equipment sales, co-location and consulting services and certain fiber optic leases.

     The company's principal operations effectively began in the last quarter of fiscal 1999, when its Vancouver telecommunication networks and facilities were put into commercial service to provide customers with integrated services. In fiscal 1999, the company also completed various agreements with respect to financing and started developing telecommunication networks and facilities under a national expansion strategy.

     The company is a national facilities based provider of high-speed data, internet application and voice services comprising a single operating segment. Substantially all of the company's assets are located in Canada and revenue is derived from services provided in Canada.

     These condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada which, in the case of the company, conform in all material respects with those in the United States, except as outlined in note 8.

     The information presented as at and for the interim periods ended June 30, 2000 and 1999 are unaudited. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

     These condensed consolidated financial statements should be read in conjunction with the company's consolidated financial statements for the years ended September 30, 1999, 1998 and 1997. The results of operations for the nine months ended June 30, 2000 are not necessarily indicative of the results to be expected for the year ending September 30, 2000.

2   SIGNIFICANT TRANSACTIONS

     (a) Pursuant to an offering circular and purchase agreement which closed on February 1, 2000, the company issued 855,000 units, consisting of US$855 million (issued at a price of 52.651%) of 13.25% Senior Discount Notes due 2010 and 855,000 Warrants to Purchase 4,198,563 Class B non-voting shares. Gross proceeds amounted to US$450 million, equivalent to approximately Cdn $651 million. Expenses related to the offering amounted to approximately $20 million. Of the total proceeds amounting to $651 million, $592 million was allocated to the Senior Discount Notes and $59 million was allocated to the share purchase warrants.

     (b) On December 22, 1999, the company entered into an asset purchase and subscription agreement with Shaw Communications Inc. ("Shaw Communications") and Shaw FiberLink Ltd. ("Shaw FiberLink"). This transaction closed on February 16, 2000. Under the purchase agreement, the company purchased from Shaw FiberLink all of the property and assets of Shaw FiberLink used in connection with the high-speed data and competitive access business. The assets purchased include equipment, computer hardware, fixed

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

        assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licences, broadband wireless licences, vehicles, intellectual property, permits, goodwill and certain other fiber assets. The company and Shaw FiberLink also entered into an indefeasible right to use agreement ("indefeasible right to use") which grants the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. In addition, the company will receive an indefeasible right to use fibers to be built over the next three years in mutually agreed regions. The company will also assume certain obligations related to permits, operational contracts, customer contracts, software licences and certain other obligations.

        The purchase consideration of $760 million consisted of $360 million in cash and 29,096,097 series B first preference shares of the company to provide Shaw Communications with a 27.1% fully diluted interest in the company at the date of the acquisition. The fair value of these shares was determined to be $400 million. Acquisition costs amounted to $12 million.

        Details of the assets and liabilities acquired at their fair value are as follows:

                                                                            $
                                                                         -------
         Indefeasible Right to Use Agreement
           Property, plant and equipment representing indefeasible
              rights to use constructed fibers.......................    329,000
           Prepayment for indefeasible rights to use fibers to be
              constructed............................................    223,000
         Shaw FiberLink acquisition
           Property, plant and equipment.............................    100,000
           Licence rights............................................     13,800
           Non-competition agreement.................................     15,000
           Goodwill..................................................    119,400
           Future income taxes.......................................    (28,200)
                                                                         -------
                                                                         772,000
                                                                         =======

        The prepayment of $223 million on property, plant and equipment represents the prepayment of an indefeasible right to use certain fibers to be built by Shaw Communications over the next three years.

        Included in property, plant and equipment is an amount of $22 million for an indefeasible right to use certain existing fibers located in New Brunswick, Canada commencing in 2003.

        Upon completion of the Initial Public Offering on March 15, 2000 (note 2(c)), the series B first preference shares issued to Shaw Communications were automatically converted into Class A voting shares of the company on a one-for-one basis.

     (c) Pursuant to an Initial Public Offering which closed on March 15, 2000, the company issued 18,000,000 Class B non-voting shares for aggregate cash proceeds of US$232.9 million, net of US$19.1 million in underwriting commissions and expenses of the offering. In addition, the underwriters exercised their option to purchase an additional 2,700,000

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

        Class B non-voting shares for net proceeds of US$35.2 million to the company. Aggregate net proceeds of the Initial Public Offering amounted to $391.7 million expressed in Canadian dollars.

        Upon completion of the Initial Public Offering, 42,500,002 series A first preference shares were automatically converted into 31,500,000 Class A voting shares and 11,000,002 Class B non-voting shares on a one-for-one basis.

     (d) On March 27, 2000, the company entered into an asset purchase agreement with Moffat Communications Limited ("Moffat Communications"). This transaction closed on April 27, 2000. Under the purchase agreement, the company purchased from Moffat Communications all the property and assets used as a competitive access provider. The assets purchased include equipment, operational contracts, customer contracts, software licences, intellectual property, permits and certain other assets. The company and Moffat Communications also entered into an indefeasible right to use agreement ("indefeasible right to use") which granted the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Moffat Communications for 30 years. In addition, the company will receive an infeasible right to use fibers to be built over the next three years in mutually agreed upon regions. The company also assumed certain liabilities related to permits, operational contracts, customer contracts, software licences and certain other obligations.

        The purchase consideration consisted of $68 million in cash and the rights to acquire 1,667,000 Class B non-voting shares of the company. At April 27, 2000, the closing date of this transaction, these shares had an aggregate value of approximately $32 million. At June 30, 2000, these shares remain unissued. Acquisition costs are estimated to be $3 million.

        Details of the assets and liabilities acquired at their fair value are as follows:

                                                                            $
                                                                         -------
         Indefeasible Right to Use Agreement
           Property, plant and equipment representing indefeasible
              rights to use constructed fibers.......................     88,359
           Prepayment for indefeasible rights to use fibers to be
              constructed............................................      7,600
         Moffat Communications asset purchase
           Property, plant and equipment.............................      7,397
                                                                         -------
                                                                         103,356
                                                                         =======

        The prepayment of $7.6 million on property, plant and equipment represents the prepayment of an indefeasible right to use certain fibers to be built by Moffat Communications over the next three years.

     (e) On May 24, 2000, the company completed a multiple element agreement with 360networks Inc. Pursuant to this transaction, the company:

        (i) purchased certain dark fibers to be constructed along Canadian route paths for $137 million. Of this amount, $32 million was paid in the quarter ended June 30, 2000

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

             which is included in property, plant and equipment. The balance will be paid over the next 3 years; and

        (ii) purchased an indefeasible right to use certain dark fibers to be constructed along United States route paths for $140 million. In addition, the company acquired fiber optic capacity along a diverse route in Canada and the United States under a long-term lease arrangement giving the company exclusive telecommunication rights on certain specific wavelengths and acquired options to purchase additional wavelengths on similar terms. Assets and obligations under these arrangements, which will be accounted for as capital leases over 20 years commencing in 2001, amount to approximately $85 million.

        On April 12, 2000, the company purchased a less than 1% equity interest in 360networks Inc. for $43 million in cash. The market value of the investment at June 30, 2000 is $60 million.

3   SHARE CAPITAL AND OTHER EQUITY ITEMS

     SHARE CAPITAL

     Authorized

        Common shares

             Unlimited number of convertible Class A voting and Class B non-voting common shares without par value

        Preferred

             50,000,000 Series A, convertible first preference shares without par value

             100,000,000 Series B, convertible first preference shares without par value

                                                                     JUNE 30,    SEPTEMBER 30,
                                                                       2000          1999
                                                                     --------    -------------
                                                                        $              $
         Common shares issued
           79,511,351 (September 30, 1999 -- 18,261,149)
              Class A voting shares................................  463,246        12,573
           37,698,571 (September 30, 1999 -- 4,148,569)
              Class B non-voting shares............................  420,696         5,026
         Preferred shares issued
           Nil (September 30, 1999 -- 41,500,002) Series A, first
              preference shares....................................       --        67,281
                                                                     -------        ------
                                                                     883,942        84,880
         Shares to be issued (note 2(d))...........................   32,303         1,875
                                                                     -------        ------
                                                                     916,245        86,755
         Warrants (note 2(a))......................................   58,776            --
         Additional paid-in capital................................      255           255
         Loans to officers.........................................   (3,808)           --
                                                                     -------        ------
                                                                     971,468        87,010
                                                                     =======        ======

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

4   LOSS PER SHARE

     Loss per share has been calculated using the weighted average number of common shares outstanding for the periods presented. The weighted average number of common shares for the three months ended June 30, 2000 amounted to 118,375,924; 1999 -- 19,375,508 (nine months ended June 30, 2000 --
     60,395,353; 1999 -- 16,743,424) shares.

     Fully diluted loss per share has not been disclosed as it would be anti-dilutive.

5   ADDITIONAL CASH FLOW DISCLOSURES

     NON-CASH TRANSACTIONS

     Purchases of property, plant and equipment of $101 million for the nine months ended June 30, 2000 (nine months ended June 30, 1999 -- $12 million) and purchases of other assets of $9 million at June 30, 2000 (nine months ended June 30, 1999 -- $nil) were financed through long-term debt, notes payable and through accounts payable and accrued liabilities. Accordingly, these transactions are not reflected in the statements of cash flows.

6   RELATED PARTY TRANSACTIONS

     During the three months ended June 30, 2000, the company earned $6 million (1999 -- $nil) of revenues and incurred $1 million (1999 -- $nil) of administrative expenses in respect of transitional processing fees on the Shaw FiberLink operations from a minority shareholder. The company has also engaged this related company to process certain cash disbursements on its behalf. Included in accounts receivable is $12 million (1999 -- $nil) receivable from this customer, $6 million of which relates to balances acquired upon the company's acquisition of Shaw FiberLink. Included in accounts payable and accrued liabilities is $2 million (1999 -- $nil) payable as at June 30, 2000 to this related company.

7   SUBSEQUENT EVENT

     On July 13, 2000, the company entered into an asset purchase agreement with Cable Atlantic Inc. ("Cable Atlantic"). This transaction closed on July 21, 2000. Under the purchase agreement, the company purchased from Cable Atlantic all the property and assets used in connection with the fiber optic business telecom operations. The assets purchased include property, plant and equipment. The company also entered into an indefeasible right to use agreement in respect of specifically identified existing fibers in the fiber optic cable networks of Cable Atlantic.

     The purchase consideration consisted of $15 million in cash and the rights to acquire 1,740,196 Class B non-voting shares of the company. The aggregate fair value of the assets purchased is estimated to be $57 million. Acquisition costs are estimated to be $2 million.

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

8   RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
STATES

     The company's condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which, in the case of the company conform in all material respects with GAAP in the United States of America, except as outlined below:

     (A)  NET LOSS AND SHAREHOLDERS' EQUITY

        The following summary sets out the adjustments to the company's loss and shareholders' equity, which would be made to conform to U.S. GAAP:

                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                          JUNE 30,              JUNE 30,
                                                     -------------------    -----------------
                                                       2000       1999       2000       1999
                                                     --------    -------    -------    ------
                                                        $           $          $         $
         Loss for the period in accordance with
           Canadian GAAP...........................  (25,781)    (1,995)    (75,154)   (5,274)
         Impact of U.S. accounting principles
           Amortization of purchase price
              adjustment (c).......................     (230)        --        (230)       --
           Deferred charges........................       --        (75)        (15)     (226)
           Stock based compensation (d)............   (3,801)        --      (7,610)       --
           Deferred foreign exchange (e)...........   (5,993)        --       2,617        --
                                                     -------     ------     -------    ------
         Net loss in accordance with U.S. GAAP.....  (35,805)    (2,070)    (89,392)   (5,500)
           Unrealized gains on securities net of
              tax (f)..............................   12,100         --      12,100        --
                                                     -------     ------     -------    ------
         Comprehensive loss in accordance with U.S.
           GAAP....................................  (23,705)    (2,070)    (68,292)   (5,500)
                                                     =======     ======     =======    ======
         Net loss per share in accordance with U.S.
           GAAP....................................    (0.30)     (0.11)      (1.48)    (0.33)
                                                     =======     ======     =======    ======

        The reconciliation of shareholders' equity from Canadian to U.S. GAAP is as follows:

                                                                               AS AT
                                                                     -------------------------
                                                                     JUNE 30,    SEPTEMBER 30,
                                                                       2000          1999
                                                                     --------    -------------
                                                                                       $
                                                                        $          (AUDITED)
         Shareholders' equity in accordance with Canadian GAAP.....  883,232        73,928
         Purchase price adjustment, net of amortization of $230
           (c).....................................................   17,424            --
         Deferred charges..........................................     (417)         (402)
         Cumulative stock-based compensation expense (d)...........   (7,925)       (1,118)
         Deferred stock based compensation expense.................  (38,387)         (287)
         Net change in stock options...............................   46,312         1,405
         Deferred foreign exchange (e).............................    2,605           (12)
         Other comprehensive income (f)............................   12,100            --
                                                                     -------        ------
         Shareholders' equity in accordance with U.S. GAAP.........  914,944        73,514
                                                                     =======        ======

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

     (B) CONDENSED CONSOLIDATED BALANCE SHEETS

        The following table indicates the restated amounts for the items in the consolidated balance sheets of the company that would be affected had the financial statements been prepared in accordance with U.S. GAAP:

                                                                               AS AT
                                                                     -------------------------
                                                                     JUNE 30,    SEPTEMBER 30,
                                                                       2000          1999
                                                                     --------    -------------
                                                                                       $
                                                                        $          (AUDITED)
         Property, plant and equipment.............................  782,315         73,817
         Long-term investment......................................   60,636             --
         Deferred income taxes payable.............................    5,298             --
         Goodwill and other assets.................................  208,573            877
         Deferred stock-based compensation expense (c).............  (38,387)          (287)
         Share capital.............................................  989,588         85,480
         Additional paid-in capital................................      337            337
         Stock options outstanding (c).............................   46,312            723
         Cumulative other comprehensive income.....................   12,100             --
         Deficit...................................................  (95,006)       (14,614)

     (C)  PURCHASE PRICE ADJUSTMENT

        For U.S. GAAP, the company has recorded the purchase price of the assets acquired from Moffat Communications (Note 2 (d)), based on the fair value of consideration agreed to on March 27, 2000, when the company entered into an asset purchase agreement. The purchase consideration consisted of $68 million cash and the rights to acquire 1,667,000 Class B non-voting shares of the company, which had an aggregate value of approximately $50 million at March 27, 2000. For U.S. GAAP purposes, details of assets and liabilities acquired at their fair value are as follows:

                                                                            $
                                                                         -------
         Indefeasible Right to Use Agreement
           Property, plant and equipment representing indefeasible
              rights to use constructed fibers.......................     91,748
           Prepayment for indefeasible rights to use fibers to be
              constructed............................................      7,600
         Moffat Communications acquisition
           Property, plant and equipment.............................      7,397
           Non-competition agreement.................................      2,360
           Goodwill..................................................     11,905
                                                                         -------
                                                                         121,010
                                                                         =======

        For Canadian GAAP, the fair value of the shares to be issued as partial consideration of the purchase price has been determined based on the average stock price on April 27, 2000, the date the transaction closed.

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

     (D) STOCK-BASED COMPENSATION

        For U.S. GAAP, the company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". This method recognizes compensation cost as the amount by which the fair value of the stock exceeds the exercise price at the date of grant. The compensation cost is recognized over the vesting period. For U.S. GAAP, the compensation cost not yet recognized is presented as a deferred stock-based compensation charge, with a corresponding amount included in stock options outstanding, both of which form part of shareholders' equity. For Canadian GAAP, stock-based compensation expense is not recorded in the accounts of the company.

     Had the company determined compensation costs based on fair value at the date of grant for its awards under a method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's loss and loss per share would be as follows:

                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                           JUNE 30, 2000         JUNE 30, 2000
                                                         ------------------    -----------------
                                                                 $                     $
    Loss in accordance with U.S. GAAP..................       (35,805)              (89,392)
    Additional compensation expense....................          (678)               (1,148)
                                                              -------               -------
    Pro forma net loss.................................       (36,483)              (90,540)
                                                              =======               =======
    Pro forma loss per share...........................         (0.31)                (1.50)
                                                              =======               =======

     The pro-forma compensation expense reflected above has been estimated using the Black Scholes option-pricing model. Assumptions used in the pricing model included: (i) risk free interest rate of between 4.10% - 6.41%; (ii) expected volatility of ranging between nil - 65%; (iii) expected dividend yield of nil; and (iv) an estimated average life of ranging from 2.67 - 3 years.

     A summary of stock options outstanding at June 30, 2000 is set out below:

                         OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
               ---------------------------------------------   --------------------------
                              WEIGHTED-
                               AVERAGE          WEIGHTED-                    WEIGHTED-
    EXERCISE                  REMAINING          AVERAGE                      AVERAGE
     PRICE      NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
    --------   ---------   ----------------   --------------   ---------   --------------
       $                                            $                            $
      0.50        97,827      0.54 years           0.50           97,827        0.50
      1.00        37,500      0.33 years           1.00           37,500        1.00
      1.25       887,933      2.84 years           1.25          709,060        1.25
      1.50     1,064,056      3.92 years           1.50          718,167        1.50
      1.875      373,505      3.29 years           1.875         247,561        1.875
      3.00     2,056,221      4.18 years           3.00          429,860        3.00
      8.00     1,932,421      4.63 years           8.00          241,265        8.00
     20.40       367,864      4.83 years          20.40           32,252       20.40
               ---------      ----------         -------       ---------      -------
               6,817,327      4.00 years         $ 4.79        2,513,492      $ 2.54
               =========      ==========         =======       =========      =======

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                             JUNE 30, 2000 AND 1999

                        (thousands of Canadian dollars)

(E) DEFERRED FOREIGN EXCHANGE

     U.S. GAAP requires immediate recognition in income of unrealized foreign currency exchange gains and losses on long-term monetary items with a fixed or ascertainable life whereas Canadian GAAP requires that these unrealized gains and losses be deferred and amortized over the remaining term of the long-term monetary items.

(F) UNREALIZED GAIN ON SECURITIES

     Under U.S. GAAP, portfolio investments which are considered to be "available for sale" securities are measured at market value, with the unrealized gains and losses included in comprehensive income/loss. Under Canadian GAAP, the company's long-term investment is recorded at cost. The concept of comprehensive income/loss does not exist under Canadian GAAP.

(G) RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes methods of accounting for derivative instruments, including certain derivatives embedded in other contracts, and for hedging activities. The statement requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The company is not required to adopt this statement until its fiscal year ended September 30, 2001. The company is currently evaluating the effect that implementation will have on its results of operations and financial position.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 on Revenue Recognition. The company is not required to adopt any associated effects until the commencement of its fiscal year ending September 30, 2001. The company has not yet quantified the impact of implementing the Bulletin, if any.

                             GT GROUP TELECOM INC.

                          CONSOLIDATED BALANCE SHEETS

                        (expressed in Canadian dollars)

                                                                                          SEPTEMBER 30,
                                                              DECEMBER 31,   ---------------------------------------
                                                                  1999           1999          1998          1997
                                                              ------------   ------------   -----------   ----------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................  $29,347,816    $ 59,851,461   $ 2,476,445   $   60,925
Accounts receivable (note 3)................................    5,779,510       3,783,557     1,102,967      380,198
Prepaid expenses............................................    2,074,373         526,270        26,354       25,197
Inventory...................................................      544,590         544,590            --           --
                                                              ------------   ------------   -----------   ----------
                                                               37,746,289      64,705,878     3,605,766      466,320
PROPERTY, PLANT AND EQUIPMENT (note 4)......................  108,009,250      73,816,711    10,555,202      481,021
GOODWILL (note 5)...........................................    3,105,443              --            --       32,822
OTHER ASSETS (note 6).......................................   11,796,529       1,291,654       206,667       41,968
                                                              ------------   ------------   -----------   ----------
                                                              $160,657,511   $139,814,243   $14,367,635   $1,022,131
                                                              ============   ============   ===========   ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 7)...........  $34,962,840    $ 14,926,086   $ 2,914,867   $  599,523
Vendor payable (note 8).....................................           --              --     4,702,260           --
Unearned revenue (note 9)...................................      676,185         655,605        73,159       34,257
Current portion of long-term debt (note 10).................    3,746,098       1,253,358       114,743       57,000
                                                              ------------   ------------   -----------   ----------
                                                               39,385,123      16,835,049     7,805,029      690,780
LONG-TERM UNEARNED REVENUE (note 9).........................    1,356,250       1,493,750            --           --
LONG-TERM DEBT (note 10)....................................   57,027,723      47,556,922       775,636           --
                                                              ------------   ------------   -----------   ----------
                                                              $97,769,096    $ 65,885,721   $ 8,580,665   $  690,780
                                                              ------------   ------------   -----------   ----------
SHAREHOLDERS' EQUITY
SHARE CAPITAL (note 11)
Authorized
  Common shares
    Unlimited number of convertible Class A voting and Class
      B non-voting common shares without par value
  Preferred
    50,000,000 Series A convertible first preference shares
      without par value
Issued and outstanding
  Common shares
    18,609,935 Class A voting shares (September 30, 1999 --
      18,261,149; 1998 -- 15,288,420; 1997 -- 7,095,132)....  $13,597,705    $ 12,573,300   $ 8,646,152   $  836,135
    4,148,569 Class B non-voting shares.....................    5,026,015       5,026,015            --           --
  Preferred shares
    42,500,002 Series A first preference shares (September
      30, 1999 -- 41,500,002)...............................   69,155,541      67,280,541            --           --
                                                              ------------   ------------   -----------   ----------
                                                               87,779,261      84,879,856     8,646,152      836,135
ADDITIONAL PAID-IN CAPITAL (note 11)........................      255,375         255,375       255,375      171,100
SHARES TO BE ISSUED (note 11)...............................           --       1,875,000            --           --
DEFICIT.....................................................  (25,146,221)    (13,081,709)   (3,114,557)    (675,884)
                                                              ------------   ------------   -----------   ----------
                                                               62,888,415      73,928,522     5,786,970      331,351
                                                              ------------   ------------   -----------   ----------
                                                              $160,657,511   $139,814,243   $14,367,635   $1,022,131
                                                              ============   ============   ===========   ==========
COMMITMENTS AND CONTINGENCIES (note 16)
SUBSEQUENT EVENTS (note 20)

On behalf of the Board:

           (Signed) JAMES G. MATKIN                     (Signed) DANIEL R. MILLIARD
                   Director                                       Director

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                        (expressed in Canadian dollars)

                                         THREE MONTHS ENDED
                                            DECEMBER 31,                 YEAR ENDED SEPTEMBER 30,
                                     --------------------------   ---------------------------------------
                                         1999          1998           1999          1998          1997
                                     ------------   -----------   ------------   -----------   ----------
                                            (UNAUDITED)
REVENUE............................  $  2,266,566   $   372,388   $  2,705,432   $ 1,823,222   $2,051,122
COST OF SALES (EXCLUSIVE OF ITEMS
  SHOWN SEPARATELY BELOW)..........     2,137,527       248,584      1,808,475     1,131,249    1,436,986
                                     ------------   -----------   ------------   -----------   ----------
                                          129,039       123,804        896,957       691,973      614,136
                                     ------------   -----------   ------------   -----------   ----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................    10,863,343     1,790,689     10,218,799     3,038,126      988,933
                                     ------------   -----------   ------------   -----------   ----------
                                      (10,734,304)   (1,666,885)    (9,321,842)   (2,346,153)    (374,797)
AMORTIZATION.......................     1,124,145       137,547        852,539       254,578       55,146
INTEREST AND FINANCE ITEMS
Interest income....................      (579,780)      (14,032)      (920,399)      (58,052)          --
Interest on long-term debt.........       441,067        40,880        262,089       147,240           --
Finance charges....................        25,378         7,945        192,397            --           --
Foreign exchange loss (gain).......       254,313       (32,078)        93,684      (251,246)          --
                                     ------------   -----------   ------------   -----------   ----------
                                          140,978         2,715       (372,229)     (162,058)          --
                                     ------------   -----------   ------------   -----------   ----------
LOSS BEFORE INCOME TAXES...........   (11,999,427)   (1,807,147)    (9,802,152)   (2,438,673)    (429,943)
PROVISION FOR INCOME TAXES (note
  13)
Current............................        65,085         7,847        165,000            --           --
                                     ------------   -----------   ------------   -----------   ----------
LOSS FOR THE PERIOD................   (12,064,512)   (1,814,994)    (9,967,152)   (2,438,673)    (429,943)
DEFICIT -- BEGINNING OF PERIOD.....   (13,081,709)   (3,114,557)    (3,114,557)     (675,884)    (245,941)
                                     ------------   -----------   ------------   -----------   ----------
DEFICIT -- END OF PERIOD...........  $(25,146,221)  $(4,929,551)  $(13,081,709)  $(3,114,557)  $ (675,884)
                                     ============   ===========   ============   ===========   ==========
LOSS PER SHARE (note 12)...........  $      (0.54)  $     (0.12)  $      (0.56)  $     (0.26)  $    (0.05)
                                     ============   ===========   ============   ===========   ==========

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        (expressed in Canadian dollars)

                                                  THREE MONTHS ENDED
                                                     DECEMBER 31,                 YEAR ENDED SEPTEMBER 30,
                                              --------------------------   ---------------------------------------
                                                  1999          1998          1999           1998          1997
                                              ------------   -----------   -----------    -----------    ---------
                                                     (UNAUDITED)
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period.........................  $(12,064,512)  $(1,814,994)  $(9,967,152)   $(2,438,673)   $(429,943)
Items not affecting cash
  Amortization..............................     1,124,145       137,547       852,539        254,578       55,146
  Additional paid-in capital................            --            --            --         84,275           --
  Shares issued for services rendered.......            --            --            --             --        7,080
  Shares issued for interest on convertible
    debentures..............................            --            --       171,345         62,425           --
                                              ------------   -----------   -----------    -----------    ---------
                                               (10,940,367)   (1,677,447)   (8,943,268)    (2,037,395)    (367,717)
                                              ------------   -----------   -----------    -----------    ---------
Changes in non-cash working capital items
  Decrease (increase) in accounts
    receivable..............................    (1,731,953)      472,888    (2,416,590)      (722,769)    (363,978)
  Increase in prepaid expenses..............    (1,548,103)      (72,699)     (499,916)        (1,157)     (24,598)
  Increase in inventory.....................            --            --      (544,590)            --           --
  Increase in accounts payable and accrued
    liabilities.............................     6,474,042       127,476     1,294,773      1,362,705      471,261
  Increase (decrease) in unearned revenue...      (116,920)        1,844     2,076,196         38,902       34,257
                                              ------------   -----------   -----------    -----------    ---------
                                                 3,077,066       529,509       (90,127)       677,681      116,942
                                              ------------   -----------   -----------    -----------    ---------
Cash flows used in operating activities.....    (7,863,301)   (1,147,938)   (9,033,395)    (1,359,714)    (250,775)
                                              ------------   -----------   -----------    -----------    ---------
FINANCING ACTIVITIES
Proceeds from issuance of convertible
  debentures................................            --     3,224,300     4,536,000      1,824,000      130,000
Issuance of shares for cash.................        14,976        31,000    71,889,120      6,418,529      665,259
Payment of share issuance costs.............          (569)           --      (362,761)      (494,937)     (23,604)
Repayment of notes payable..................      (150,222)      (92,897)     (114,749)       (61,621)      (3,000)
                                              ------------   -----------   -----------    -----------    ---------
                                                  (135,815)    3,162,403    75,947,610      7,685,971      768,655
                                              ------------   -----------   -----------    -----------    ---------
INVESTING ACTIVITIES
Purchase of property, plant and equipment
  for cash..................................   (18,939,595)     (888,171)   (8,452,984)    (3,737,522)    (455,001)
Increase in other assets....................      (854,934)      (43,337)   (1,086,215)      (173,215)      (6,970)
Cash paid for business acquisitions.........    (2,710,000)           --            --             --           --
                                              ------------   -----------   -----------    -----------    ---------
                                               (22,504,529)     (931,508)   (9,539,199)    (3,910,737)    (461,971)
                                              ------------   -----------   -----------    -----------    ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................   (30,503,645)    1,082,957    57,375,016      2,415,520       55,909
CASH AND CASH EQUIVALENTS -- BEGINNING OF
  PERIOD....................................    59,851,461     2,476,445     2,476,445         60,925        5,016
                                              ------------   -----------   -----------    -----------    ---------
CASH AND CASH EQUIVALENTS -- END OF PERIOD..  $ 29,347,816   $ 3,559,402   $59,851,461    $ 2,476,445    $  60,925
                                              ============   ===========   ===========    ===========    =========

Additional cash flow disclosures (note 17)

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  OPERATIONS AND BASIS OF PRESENTATION

     GT Group Telecom Inc. ("GT") was incorporated on April 12, 1996 under the Canada Business Corporations Act. GT and, through its wholly owned subsidiary GT Group Telecom Services Corp. ("Services") (collectively known as "the company") provides data, internet applications and voice services and derives revenues from network usage and access, equipment sales, co-location and consulting services and certain fiber optic leases. The company markets and sells telecommunications services and related products over fiber optic infrastructure to small and medium-sized businesses in Canada.

     During the year ended September 30, 1999, the company's former subsidiaries GT Grouptelecom Networks Inc. and Planet Right Communications Group Inc. were amalgamated with Services.

     The company was considered a development stage company in prior years and for part of the current year. As a development stage company, the principal activities of the company included developing business plans, raising capital and debt financing and acquiring and developing telecommunication networks. The company's principal operations effectively began in the last quarter of fiscal 1999, when its Vancouver telecommunication networks and facilities were put into commercial service to provide customers with integrated services which include voice telecommunication services in addition to the data and internet application services previously offered. In fiscal 1999, the company also completed various agreements with respect to financing and started developing telecommunication networks and facilities under a national expansion strategy.

     These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada which, in the case of the company, conform in all material respects with those in the United States, except as outlined in note 22.

     The information presented as at and for the interim periods ended December 31, 1999 and 1998 is unaudited. These unaudited interim financial statements reflect all adjustments which are in the opinion of management necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

2.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated on consolidation.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less. The short-term interest bearing securities are recorded at cost plus accrued interest earned, which approximates current market value.

REVENUE RECOGNITION

     Revenue from network usage and access is recognized when services are provided. Revenue from network equipment sales is recognized at the time the equipment is delivered and accepted by the customer. Revenue from consulting services and from co-locations, where the company provides a location and services for the customers' servers and telecommunication equipment, are recognized as services are rendered.

                             GT GROUP TELECOM INC.

     Unearned revenue is recorded for services billed in advance and is recognized as revenue in the period in which the services are provided.

     Income from operating leases of fiber optic facilities is recognized on a straight-line basis over the term of the lease.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided over their estimated useful lives on a straight-line basis at the following annual rates:

Buildings..............................................                                       7%
Furniture and fixtures.................................                                      20%
Computer equipment and software........................                                      33%
Telecommunication networks.............................                                5% to 20%
Leasehold improvements.................................   over the term of the leases (4-8 years)

     Telecommunication networks which are installed on rights of way granted by others include construction costs, costs of acquiring rights of way, interest costs and network design costs all of which are incurred in developing new networks or expanding existing networks. Amortization commences when the assets are available for use.

     Management reviews the carrying values of its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing its review for recoverability, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

GOODWILL

     Goodwill represents the excess of the cost of business acquisitions over the fair value of the identifiable net assets acquired. Goodwill is amortized over its estimated useful life ranging from 3 to 20 years. The company reviews the carrying value of its goodwill to determine whether there has been a permanent impairment in value. The measurement of possible impairment is based primarily on the ability to recover the carrying value from expected future operating cash flows on an undiscounted basis.

LEASES

     Leases are classified as either capital or operating. Those leases that transfer substantially all the benefits and risks of ownership of the property to the company are accounted for as capital leases. Capital lease obligations reflect the present value of future lease payments discounted at appropriate interest rates.

     All other leases are accounted for as operating leases wherein rental payments are charged to income as incurred.

DEFERRED CHARGES

     Deferred charges include costs such as those incurred as a result of the registration of Services as a competitive local exchange carrier with the Canadian Radio-television and Telecommunications Commission ("CRTC") as well as amounts incurred relating to negotiations for rights of way and

                             GT GROUP TELECOM INC.

access. These amounts are amortized on a straight-line basis over a period of three to five years from the date commercial services become available.

     The company has deferred expenditures incurred in the set up of business operations. These amounts are being amortized on a straight-line basis over a period of three to five years from the date they are used in the business.

DEFERRED FINANCING CHARGES

     Financing costs incurred in connection with the issue of debt or share capital are deferred until completion or abandonment of the planned transaction. Costs relating to a debt issue are amortized over the term of the debt whereas costs relating to issue of shares are recorded as a reduction of share capital. Costs capitalized as deferred financing charges relating to transactions that are abandoned are expensed in full.

INVENTORY

     Inventory which consists of computer equipment, is valued at the lower of cost, determined on a first-in first-out basis, and net realizable value.

FOREIGN CURRENCY TRANSLATION

     The company translates all foreign currency denominated monetary assets and liabilities at year-end exchange rates. Revenues and expenses are translated at the rates prevailing on the respective transaction dates. Exchange gains and losses resulting from movements in rates are reflected in net income in the year except for gains or losses relating to long-term monetary assets and liabilities which are deferred and amortized over the remaining term of the assets and liabilities.

INCOME TAXES

     The company uses the liability method of accounting for income taxes under which future tax assets and liabilities are recognized for differences between the financial statement carrying amounts of the existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates in effect in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. A valuation allowance is recorded to the extent there is uncertainty regarding utilization of future tax assets.

INTEREST EXPENSE

     Interest is expensed as incurred, except where it relates to the financing of major projects under construction where it is capitalized until the assets are available for use.

SEGMENTED INFORMATION

     The company is a national facilities-based provider of high-speed data, Internet application and voice services comprising a single operating segment. Substantially all of the company's assets are located in Canada and revenues are derived from services provided in Canada.

                             GT GROUP TELECOM INC.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  ACCOUNTS RECEIVABLE

                                                                     SEPTEMBER 30,
                                            DECEMBER 31,   ----------------------------------
                                                1999          1999         1998        1997
                                            ------------   ----------   ----------   --------
                                            (UNAUDITED)
Trade receivables.........................   $2,094,870    $1,191,895   $  331,871   $346,163
Goods and services tax receivable.........    3,781,418     2,140,107      573,928     11,985
Employee receivables and other............       76,490       486,805      212,293     22,050
Allowance for doubtful accounts...........     (173,268)      (35,250)     (15,125)        --
                                             ----------    ----------   ----------   --------
                                             $5,779,510    $3,783,557   $1,102,967   $380,198
                                             ==========    ==========   ==========   ========

4.  PROPERTY, PLANT AND EQUIPMENT

                                                         DECEMBER 31, 1999 (UNAUDITED)
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Land............................................  $    489,844     $       --     $    489,844
Buildings.......................................       887,019        101,235          785,784
Furniture and fixtures..........................     1,616,840        125,082        1,491,758
Computer equipment and software.................    15,261,255        519,820       14,741,435
Telecommunication networks......................    91,284,310      1,169,656       90,114,654
Leasehold improvements..........................       512,698        126,923          385,775
                                                  ------------     ----------     ------------
                                                  $110,051,966     $2,042,716     $108,009,250
                                                  ============     ==========     ============

                                                               SEPTEMBER 30, 1999
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Land............................................  $    489,844     $       --     $    489,844
Buildings.......................................       887,019         87,168          799,851
Furniture and fixtures..........................       877,424         56,038          821,386
Computer equipment and software.................     4,550,574        360,839        4,189,735
Telecommunication networks......................    67,637,759        476,125       67,161,634
Leasehold improvements..........................       452,397         98,136          354,261
                                                  ------------     ----------     ------------
                                                  $ 74,895,017     $1,078,306     $ 73,816,711
                                                  ============     ==========     ============

                             GT GROUP TELECOM INC.

                                                               SEPTEMBER 30, 1998
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Land............................................  $    489,844     $       --     $    489,844
Buildings.......................................       859,955         33,245          826,710
Furniture and fixtures..........................       129,412         23,710          105,702
Computer equipment and software.................     1,021,424         79,398          942,026
Telecommunication networks......................     7,872,884         96,115        7,776,769
Leasehold improvements..........................       431,393         17,242          414,151
                                                  ------------     ----------     ------------
                                                  $ 10,804,912     $  249,710     $ 10,555,202
                                                  ============     ==========     ============

                                                               SEPTEMBER 30, 1997
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Furniture and fixtures..........................  $     41,536     $    7,605     $     33,931
Computer equipment and software.................        60,756         14,408           46,348
Telecommunication networks......................       391,826          9,100          382,726
Leasehold improvements..........................        23,373          5,357           18,016
                                                  ------------     ----------     ------------
                                                  $    517,491     $   36,470     $    481,021
                                                  ============     ==========     ============

     Included in telecommunication networks as at December 31, 1999 (unaudited) are costs of $77,454,221 (September 30, 1999 -- $39,571,949; 1998 -- $6,060,818;
1997 -- $50,988) relating to assets not yet available for use on which no amortization has been charged.

     Furniture and fixtures and computer equipment and software, as at December 31, 1999 (unaudited) include capital lease asset costs of $1,155,282 (September 30, 1999 -- $298,654) and $1,309,182 (September 30, 1999 -- $900,938)
respectively, and related accumulated amortization of $69,803 (September 30, 1999 -- $nil) and $125,185 (September 30, 1999 -- $nil).

     For the period ended December 31, 1999 (unaudited), interest and finance charges of $2,831,242 were capitalized on projects under construction (September 30, 1999 -- $1,588,204; 1998 -- $nil; 1997 -- $nil).

     The ultimate recoverability of the company's investment in property, plant and equipment is dependent upon, after an expected period of initial losses, achieving and maintaining profitability which is subject to risks and uncertainties relating to the market conditions, the competitive environment, technological changes, the Canadian telecommunications regulatory environment and the company's ability to obtain adequate financing to meet future capital expenditure requirements.

5.  GOODWILL

                                                                     SEPTEMBER 30,
                                           DECEMBER 31,    ---------------------------------
                                               1999           1999         1998       1997
                                           ------------    ----------    --------    -------
                                           (UNAUDITED)
Goodwill net of accumulated amortization
  and write downs of $201,356 (September
  30, 1999 -- $45,801; 1998 -- $45,801;
  1997 -- $12,979).......................  $ 3,105,443     $       --    $     --    $32,822
                                           ===========     ==========    ========    =======

                             GT GROUP TELECOM INC.

6.  OTHER ASSETS

                                                                     SEPTEMBER 30,
                                           DECEMBER 31,    ---------------------------------
                                               1999           1999         1998       1997
                                           ------------    ----------    --------    -------
                                           (UNAUDITED)
Deposits.................................  $   217,500     $  217,500    $ 37,782    $26,970
Deferred charges net of accumulated
  amortization of $36,397 (September 30,
  1999 -- $32,217; 1998 -- $19,133; 1997
  -- $10,617)............................      619,769        605,309     168,885     14,998
Deferred financing charges net of
  accumulated amortization of $nil.......   10,795,734        456,989          --         --
Deferred foreign exchange loss (gain) net
  of accumulated amortization of $25,697
  (September 30, 1999 -- $974; 1998 --
  $nil; 1997 -- $nil)....................     (658,490)        11,856          --         --
Deferred acquisition costs...............      822,016             --          --         --
                                           -----------     ----------    --------    -------
                                           $11,796,529     $1,291,654    $206,667    $41,968
                                           ===========     ==========    ========    =======

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                   SEPTEMBER 30,
                                       DECEMBER 31,    -------------------------------------
                                           1999           1999           1998         1997
                                       ------------    -----------    ----------    --------
                                       (UNAUDITED)
Trade accounts payable...............  $ 6,006,370     $ 2,016,701    $  812,741    $322,468
Accounts payable and accruals for
  purchases of property, plant and
  equipment..........................   12,264,159       9,354,947     1,776,121     129,384
Accrual for inventory purchases......      600,645         409,799            --          --
Accrual for financing charges........    9,014,262              --            --          --
Accrued vacation and bonuses.........    2,347,256       1,139,236       154,784     126,822
Capital tax, large corporations tax
  and other taxes payable............      906,183         622,394        12,928      19,273
Other accrued liabilities............    3,823,965       1,383,009       158,293       1,576
                                       -----------     -----------    ----------    --------
                                       $34,962,840     $14,926,086    $2,914,867    $599,523
                                       ===========     ===========    ==========    ========

8.  VENDOR PAYABLE

     The outstanding vendor payable balance of $4,702,260 represented an amount of US$3,070,965 at September 30, 1998 due in connection with equipment acquisitions and is included in the US$40 million credit facility entered into on May 28, 1999 (note 10(a)). The effective interest rate on the vendor payable was 9%.

                             GT GROUP TELECOM INC.

9.  UNEARNED REVENUE

     Unearned revenue includes amounts related to an operating lease arrangement entered into in April 1999, whereby the company is the lessor of 24 strands of dark fiber including rights of way. The company received an up-front fee for installation costs related to placement of fiber optic cable, building entrances and fiber optic cable connections to the lessee's existing cable facilities which is presented as unearned revenue and being recognized as income over the initial term of the lease. Under this contract, the company also receives annual payments for lease and rights of way which are being recognized as income in equal annual amounts. The lease period ends in April, 2009, however the lessee has the option to extend the lease for an additional ten years. Minimum lease payments receivable for the next five years and thereafter are as follows:

Year ending September 30,
  2000....................................................    $  500,000
  2001....................................................       500,000
  2002....................................................       500,000
  2003....................................................       500,000
  2004....................................................       250,000
Thereafter................................................     1,000,000

10.  LONG TERM DEBT

                                                                     SEPTEMBER 30,
                                             DECEMBER 31,   --------------------------------
                                                 1999          1999         1998      1997
                                             ------------   -----------   --------   -------
                                             (UNAUDITED)
Capital leases payable.....................  $ 2,224,061    $ 1,155,178   $     --   $    --
Vendor financing(a)........................   43,809,236     40,397,833         --        --
Vendor financing(b)........................   13,969,927      6,481,639         --        --
Note payable(a)............................           --             --         --    57,000
Note payable(b)............................      770,597        775,630    890,379        --
                                             -----------    -----------   --------   -------
                                              60,773,821     48,810,280    890,379    57,000
Less: Current portion......................    3,746,098      1,253,358    114,743    57,000
                                             -----------    -----------   --------   -------
                                             $57,027,723    $47,556,922   $775,636   $    --
                                             ===========    ===========   ========   =======

     Repayments of long-term debt in each of the next five years are as follows:

                                          DECEMBER 31, 1999             SEPTEMBER 30, 1999
                                     ---------------------------    ---------------------------
                                        VENDOR                         VENDOR
                                     FINANCING AND     CAPITAL      FINANCING AND     CAPITAL
                                     NOTES PAYABLE      LEASES      NOTES PAYABLE      LEASES
                                     -------------    ----------    -------------    ----------
                                             (UNAUDITED)
2000...............................   $ 3,018,321     $  837,872     $   942,263     $  395,202
2001...............................     6,062,869        784,558       3,616,639        439,627
2002...............................     6,198,348        640,323       3,872,020        490,729
2003...............................     5,200,497        173,015       3,872,020             --
2004...............................     2,206,941             --       2,020,123             --
Thereafter.........................    35,862,784             --      33,332,037             --
                                      -----------     ----------     -----------     ----------
                                       58,549,760      2,435,768      47,655,102      1,325,558
Less: Interest.....................            --       (211,707)             --       (170,380)
                                      -----------     ----------     -----------     ----------
                                      $58,549,760     $2,224,061     $47,655,102     $1,155,178
                                      ===========     ==========     ===========     ==========

                             GT GROUP TELECOM INC.

VENDOR FINANCING

     (a) On May 28, 1999, the company entered into a credit facility with a vendor pursuant to which the vendor has agreed to sell equipment to the company and to finance the company's purchase of engineering and construction services together with digital switches and related network software and equipment to a value of US$40 million. The balance of vendor financing at December 31, 1999 (unaudited) of $43,809,236 (denominated as US$30,119,796) and September 30, 1999 of $40,397,833 (denominated as US$27,415,668) is comprised of amounts payable to the vendor of $2,550,973 (September 30, 1999 -- $29,886,813), and additional amounts drawn on the vendor credit facility of $41,258,263 (September 30, 1999 -- $10,511,020).

     At the option of the company, the credit facility bears interest at either adjusted LIBOR plus an applicable margin, or "Alternate Base Rate" ("ABR"), which is defined as U.S. Prime Rate or U.S. Federal Funds Rate plus 0.5% plus an applicable margin. Depending on the ratio of consolidated total debt to annualized earnings before interest, taxes and amortization, the margin added to the ABR is between 3.00% and 3.75% and the margin added to the LIBOR Base is between 4.00% and 4.75%. The effective interest rate at December 31, 1999 (unaudited) is 10.59% (September 30, 1999 -- 10.19%) which is LIBOR rate of 5.84% (September 30, 1999 -- 5.44%) plus 4.75% margin.

     The credit facility is repayable over 7 1/2 years with interest only payments for the initial two years. At the end of the second year, the principal is repayable quarterly at the rate of 1.25% of the amount outstanding until the end of year seven. Between the end of year seven and the expiry of the credit facility in 2006, the principal is repayable quarterly at the rate of 37.5% of the outstanding amount. In addition, a commitment fee of 0.375% per annum is payable on the undrawn portion of the credit facility. For the period ended December 31, 1999 (unaudited) the interest cost related to the vendor financing was $670,501 (US$456,123) (September 30, 1999 -- $706,038 (US$478,607)).

     The credit facility is collateralized by a first charge over present and future assets of the company.

     The credit facility agreement contains certain covenants that restrict the ability of the company and its subsidiaries to incur additional indebtedness and issue certain preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the company or its subsidiaries, issue or sell equity interests of the company's subsidiaries or enter into certain mergers and consolidations.

     (b) On July 27, 1999 the company entered into an agreement for a US$15 million credit facility with a vendor.

     The credit facility is available in tranches of US$9 million, US$1 million and US$5 million. The final payments on these facilities are due in 2003, 2001 and 2001 respectively. They are repayable in equal principal instalments plus 12% interest per annum on the last day of each quarter. In addition, a commitment fee of 0.5% per annum is payable on the undrawn portion of the credit facility. The loan is collateralized over present and future assets of the company purchased from this vendor.

     The credit facility agreement contains certain covenants which limit the payment of dividends, the redemption of shares and the incurrence of additional indebtedness or liens.

     The amount due to this vendor at December 31, 1999 (unaudited) was $13,969,927 (US$9,604,625) (September 30, 1999 -- $6,481,639 (US$4,399,639)).

                             GT GROUP TELECOM INC.

NOTES PAYABLE

     (a) During 1996, the company issued a note in connection with the purchase of a former subsidiary. The loan was non-interest bearing and had no repayment terms. The loan was repaid in 1997 and 1998.

     (b) In 1998, the company purchased land and a building for $900,000 which was financed substantially by a note payable to a vendor. The note bears interest at 10.5% per annum and is payable in monthly instalments of principal and interest of $8,308, a lump sum payment against principal of $100,000 on February 15, 1999, and the remaining balance on February 15, 2001. The land and building acquired have been pledged as collateral.

CAPITAL LEASES PAYABLE

     At December 31, 1999 (unaudited), capital leases are payable in equal monthly instalments of $65,379 (September 30, 1999 -- $36,635) including principal and interest at rates varying between 4.00 to 10.00%. The leases are collateralized by the underlying assets and expire in 2002 and 2003.

SENIOR BANK FACILITY

     On December 17, 1999, the company's subsidiary signed a commitment letter relating to a senior bank facility for an amount of $220 million to finance part of the acquisition of the business of Shaw FiberLink Ltd. (note 20(a)). The bank facility is comprised of a $120 million seven year revolving reducing term loan and a $100 million reducing term loan. The bank facility will be collateralized by a first ranking fixed and floating charge and security interest in all of the assets of the company's subsidiary. The parent company also has provided a guarantee, collateralized by the parent company's assets, including a pledge of its shares of the subsidiary. In addition, the bank facility is collateralized by the parent and subsidiary's present and future assets including telecommunications equipment, inventory, real property, owned or leased, used at a major switching and transmission node location, all interconnection agreements to the extent permitted by law, general intangibles, contract rights, indefeasible rights of use, points of presence and franchises and licenses.

     At the option of the company's subsidiary, the bank facility may be used as LIBOR loans denominated in U.S. dollars, bankers acceptances in Canadian dollars, U.S. Base rate loans in U.S. dollars and standby letters of credit in Canadian or U.S. dollars. Depending on the financial status of the company, the margins added to the applicable interest rates may vary from 2.0% to 4.5%.

ADDITIONAL VENDOR FINANCING

     On December 17, 1999, the company's subsidiary signed a commitment letter for a US$315 million vendor facility to finance the purchase and installation of equipment and services. The vendor facility is available in tranches of US$161 million and US$154 million. The vendor retains the right to convert up to US$140 million into a senior secured loan. The vendor facility becomes available upon receipt by the company of additional debt and equity commitments. The initial borrowings under this vendor facility must be used to repay amounts outstanding under the existing credit facility with this vendor (see note 10(a)).

     The vendor facility will be repayable over 8 1/2 years with quarterly principal repayment at the rate of 1.25% of the amount outstanding, starting in 2003 until the end of year eight. For the last two quarters in 2008, the principal is repayable quarterly at the rate of 37.5% of the outstanding amount.

                             GT GROUP TELECOM INC.

Any amounts converted into a senior secured loan payable is subject to limited amortization, with the balance to be repaid at maturity.

     The vendor facility bears interest at rates of 2.0% to 4.5% over the United States bank prime rate or over LIBOR based on the company's financial status.

     In addition, a commitment fee varying between 0.75% and 1.50% depending on the level of utilization of the vendor facility is payable on the undrawn portion.

11.  SHARE CAPITAL

Authorized

  Common

          Unlimited number of Class A voting shares without nominal or par value, each Class A share has one vote; unlimited number of Class B non-voting shares without nominal or par value. Other than with respect to voting rights and conversion rights, the two classes of common shares have identical rights. Each Class B non-voting share may, under certain limited circumstances at the option of the holder, be converted into one Class A voting share. The holders of Class A and B shares are entitled to receive dividends as determined by the Board of Directors, subject to the rights of the holders of the preferred shares. The holders of Class A and B shares are also entitled to participate equally in the event of liquidation of the company, subject to the rights of the holders of the preferred shares.

  Preferred

          Unlimited number of non-voting first and second preference shares without nominal or par value. The first and second preference shares may be issued in one or more series. Each share is convertible at the option of the holder into either Class A voting shares or Class B non-voting shares depending on foreign ownership restrictions then in place and automatically upon an initial public offering of such shares, initially on a one-for-one basis to May 7, 2000, with a compound increase of 10%, subject to adjustment. The Board of Directors of the company may fix the number of shares in each series and designate rights, privileges, restriction, conditions and other provisions. The first and second preference shares shall be entitled to preference over any other shares of the company with respect to the payment of dividends and in the event of liquidation of the company.

          On May 7, 1999, the first preference shares, Series A first preference shares were created. In addition to the rights and privileges of the first preference shares described above, the Series A first preference shares have a liquidation value equal to the price paid for the share plus a compound annual rate of return of 10% and have anti-dilutive provisions protecting their conversion into Class A voting shares or Class B non-voting shares. At December 31, 1999 (unaudited) and September 30, 1999, there were 50,000,000 authorized Series A first preference shares.

                             GT GROUP TELECOM INC.

  Issued

                                       NUMBER OF      NUMBER OF         NUMBER OF
                                        CLASS A        CLASS B           SERIES A
                                         VOTING       NON-VOTING     FIRST PREFERENCE
                                         SHARES         SHARES            SHARES           AMOUNT
                                       ----------    ------------    ----------------    -----------
Balance as at September 30, 1996.....   5,175,500            --                 --       $   228,500
  Class A voting shares issued for
     cash............................     154,000            --                 --           136,250
  Share re-organization (b)..........   5,329,500            --                 --                --
  Less cancelled shares (b)..........  (5,000,000)           --                 --          (171,100)
  Class A voting shares issued for                                              --
     Cash............................   1,661,781            --                 --           352,448
     Upon exercise of options
       relating to warrants (c)......     310,000            --                 --            77,500
     Upon exercise of options........      79,737            --                 --            39,868
     Upon exercise of warrants (c)...     144,385            --                 --            72,193
     Upon conversion of debentures
       (c)...........................     520,000            --                 --           130,000
     For services rendered...........      20,229            --                 --             7,080
     Shares redeemed and cancelled...  (1,300,000)           --                 --           (13,000)
     Share issuance costs............          --            --                 --           (23,604)
                                       ----------     ---------         ----------       -----------
Balance as at September 30, 1997.....   7,095,132            --                 --       $   836,135
  Class A voting shares issued for
     Cash............................   4,880,629            --                 --         6,082,677
     Upon exercise of options........     822,167            --                 --           331,902
     Upon exercise of warrants.......       7,900            --                 --             3,950
     Upon conversion of debentures
       (c)...........................   2,482,592            --                 --         1,886,425
     Share issuance costs............          --            --                 --          (494,937)
                                       ----------     ---------         ----------       -----------
Balance at September 30, 1998........  15,288,420            --                 --       $ 8,646,152
  Class A voting shares issued for
     Cash............................   2,004,322            --                 --         3,480,241
     Upon exercise of options........     630,000            --                 --            70,000
     Upon conversion of debentures
       (c)...........................     338,407            --                 --           423,010
     Share issuance costs............          --            --                 --           (46,103)
  Series A first preference shares
     issued for
     Cash (d)........................          --            --         27,666,667        41,500,000
     Upon exercise of options (d)....          --            --         13,833,335        25,937,503
     Share issuance costs............          --            --                 --          (156,962)
  Class B non-voting shares issued
     for
     Cash............................          --       721,101                 --           901,376
     Upon conversion of debentures
       (c)...........................          --     3,427,468                 --         4,284,335
     Share issuance costs............          --            --                 --          (159,696)
                                       ----------     ---------         ----------       -----------
Balance at September 30, 1999........  18,261,149     4,148,569         41,500,002       $84,879,856
  Class A voting shares issued for
     Purchase of businesses (note
       19)...........................     336,666            --                 --         1,009,998
     Upon exercise of options........      12,120            --                 --            14,976
     Share issuance costs............          --            --                 --              (569)
  Series A first preference shares
     issued for
     Acquisition of rights of way
       (g)...........................          --            --          1,000,000         1,875,000
                                       ----------     ---------         ----------       -----------
Balance at December 31, 1999
  (unaudited)........................  18,609,935     4,148,569         42,500,002       $87,779,261
                                       ==========     =========         ==========       ===========

                             GT GROUP TELECOM INC.

(A) CHANGE IN AUTHORIZED AND ISSUED SHARES

     In September 1998, the company redesignated all authorized common shares, both issued and unissued, as Class A voting shares and increased authorized capital by creating an unlimited number of shares designated as Class B non-voting shares. This change in classification for issued shares has been presented retroactively in these financial statements.

(B) SHARE RE-ORGANIZATION

     On February 18, 1997, the company undertook a re-organization of shares held by shareholders of record at January 23, 1997. Under the re-organization, the company divided its existing issued common shares on the basis of two new shares for each existing share. The founding shareholders then returned their "founders" shares (5,000,000) for cancellation. As a result, the weighted average cost of these shares of $171,100 was transferred to additional paid-in capital.

(C) CONVERTIBLE DEBENTURES

  YEAR ENDED SEPTEMBER 30, 1999

     On December 15, 1998 and March 5, 1999, the company issued 12% convertible debentures totalling $4,536,000 due March 31, 2000. The debentures plus accrued interest could be converted by the company into fully-paid Series A first preference shares at a conversion price of $1.25 per preference share before July 1, 1999 ("Mandatory Conversion Period"). If the company did not exercise its right to convert the debentures into Series A first preference shares, each holder of debentures had the option to convert the debentures into fully paid Class A voting shares or Class B non-voting shares at a conversion price of $1.25 per share, in compliance with CRTC foreign ownership restrictions in effect at the time of conversion.

     On April 30, 1999, the company waived the condition that the debentures be converted to Series A first preference shares, and all debentures including accrued interest were converted into 338,407 Class A voting shares and 3,427,468 Class B non-voting shares.

  YEAR ENDED SEPTEMBER 30, 1998

     During the period from February 18, 1998 to March 17, 1998, the company issued 14% convertible debentures totalling $1,824,000 due in 2001 which were converted together with accrued interest, on the basis of one Class A voting share for each $.7692307 of indebtedness resulting in the issuance of 2,482,592 Class A voting shares in 1998.

  YEAR ENDED SEPTEMBER 30, 1997

     The company issued $130,000 of units comprised of convertible debt and share purchase warrants under agreements dated January 6, 1997 and January 9, 1997. Unitholders were entitled to convert into shares, principal owing at the rate of $0.50 per share, and share purchase warrants at a rate of two for every $1.00 invested. Unitholders were also granted the option to invest an additional amount of equity under the same conversion and share purchase warrant terms within 90 days of the last principal instalment. The effect of the share re-organization of February 18, 1997 was to change the effective conversion price of the convertible debt to $0.25 per share.

     During the year ended September 30, 1997 all unitholders exercised their conversion right resulting in the issuance of 520,000 Class A voting shares and a number of unitholders exercised their options and warrants resulting in the issuance of 310,000 and 144,385 Class A voting shares

                             GT GROUP TELECOM INC.

respectively. There was no effect on the exercise price contained in the convertible debt share purchase warrants.

(D) PREFERENCE SHARE PURCHASE OPTIONS

     On May 7, 1999, the company issued 27,666,667 units to a group of institutional shareholders at $1.50 per unit. Each unit consisted of one Series A first preference share and an option to purchase half of one Series A first preference share at a share price of $1.875 until August 10, 1999 and at $2.25 until November 10, 1999. At the year-end, all the options had been exercised, resulting in the issuance of 13,833,335 Series A first preference shares.

(E) COMMON SHARE OPTIONS AND WARRANTS

     From time to time, the company grants incentive stock options to officers, directors, and employees of the company. These options are subject to early call by the company to comply with regulatory requirements upon the filing of a preliminary prospectus to complete an initial public offering.

  OPTIONS

     At December 31, 1999 (unaudited), there were 3,728,094 (September 30, 1999 -- 2,161,842) options to purchase Class A voting shares and 2,950,000 (September 30, 1999 -- 2,300,000) options to purchase Class B non-voting shares outstanding. These options expire between March 1, 2000 and December 16, 2004.

     Option activity for each of the years is as follows:

                                                                      SEPTEMBER 30,
                                             DECEMBER 31,   ---------------------------------
                                                 1999         1999        1998        1997
                                             ------------   ---------   ---------   ---------
                                             (UNAUDITED)
Outstanding -- Beginning of period.........   4,461,842     1,854,978   1,311,263     145,000
Granted
  Class A voting shares at a weighted
     average price of $2.86 per share
     (September 30, 1999 -- $1.34; 1998 --
     $0.44; 1997 -- $0.50).................   1,610,800     1,658,228   1,690,792   1,646,000
  Class B non-voting shares at a weighted
     average price of $3.00 per share
     (September 30, 1999 -- $2.04; 1998 --
     nil; 1997 -- nil).....................     650,000     2,300,000          --          --
Class A voting shares:
  Exercised at a weighted average price of
     $1.24 per share (September 30, 1999 --
     $0.11; 1998 -- $0.40; 1997 --
     $0.50)................................     (12,120)     (630,000)   (822,167)    (79,737)
  Expired..................................          --      (682,003)    (24,910)         --
  Cancelled................................     (32,428)      (39,361)   (300,000)   (400,000)
                                              ---------     ---------   ---------   ---------
Outstanding -- End of period...............   6,678,094     4,461,842   1,854,978   1,311,263
                                              =========     =========   =========   =========
Exercisable -- End of period
  Class A voting shares....................   1,861,739     1,726,564   1,854,978   1,311,263
  Class B non-voting shares................   1,940,972     1,883,333          --          --
                                              ---------     ---------   ---------   ---------
Total......................................   3,802,711     3,609,897   1,854,978   1,311,263
                                              =========     =========   =========   =========

                             GT GROUP TELECOM INC.

     Certain of the options granted in 1999 vest over a period of 36 months. Other options vest on the date of the grant with some of the shares underlying the options vesting over a period of 36 months.

  WARRANTS

     Warrant activity for each of the years is as follows:

                                                                             SEPTEMBER 30,
                                                  DECEMBER 31,     ---------------------------------
                                                      1999           1999        1998         1997
                                                  ------------     --------     -------     --------
                                                  (UNAUDITED)
Outstanding -- Beginning of period.............     100,000         415,000     270,615           --
Granted at a weighted average price of $nil per
  share (September 30, 1999 -- $nil; 1998 --
  $0.50; 1997 -- $0.50)........................          --              --     152,285      415,000
Exercised at a weighted average price of $nil
  per share (September 30, 1999 -- $nil; 1998
  -- $0.50; 1997 -- $0.50).....................          --              --      (7,900)    (144,385)
Expired........................................          --        (313,311)         --           --
Cancelled......................................          --          (1,689)         --           --
                                                    -------        --------     -------     --------
Outstanding -- End of period...................     100,000         100,000     415,000      270,615
                                                    =======        ========     =======     ========

     The warrants vested on the date of grant and are exercisable on Class A voting shares and expire on November 30, 2000.

(F) ADDITIONAL PAID-IN CAPITAL

     During the year ended September 30, 1998, the company granted stock options to certain employees who were also directors in lieu of compensation payable at September 30, 1997. An amount of $84,275 in compensation payable forgiven has been recorded as additional paid-in capital.

(G) SHARES TO BE ISSUED

     At September 30, 1999, 1,000,000 Series A first preference shares at $1.875 per share remained to be issued in connection with the acquisition of rights of way in August 1999. These were issued in December 1999.

12.  LOSS PER SHARE

     Loss per share has been calculated using the weighted average number of common shares outstanding for the years after giving retroactive effect to the share reorganization (note 11(b)) on February 18, 1997. The weighted average number of common shares for the periods ended December 31, 1999 (unaudited) amounted to 22,473,692 and December 31, 1998 (unaudited) amounted to 15,341,753 (September 30, 1999 -- 17,859,352; 1998 -- 9,541,861; 1997 -- 8,024,006) shares.

     Fully diluted loss per share has not been disclosed as it would be anti-dilutive.

                             GT GROUP TELECOM INC.

13.  INCOME TAXES

     The tax effects of temporary differences that give rise to future income tax assets and liabilities are as follows:

                                                          YEAR ENDED SEPTEMBER 30,
                                   DECEMBER 31,    ---------------------------------------
                                       1999           1999           1998          1997
                                   ------------    -----------    -----------    ---------
                                   (UNAUDITED)
Future income tax assets
  Accounts receivable............  $     52,000    $        --    $        --    $      --
  Property, plant and
     equipment...................       192,000         27,000             --           --
  Deferred charges...............            --         63,000         12,000        9,000
  Debt and share issue costs.....        86,000        257,000        222,000       11,000
  Operating loss carryforwards...    11,281,000      5,709,000      1,488,000      298,000
                                   ------------    -----------    -----------    ---------
                                     11,611,000      6,056,000      1,722,000      318,000
Future income tax liabilities
  Deferred charges...............      (122,000)            --             --           --
  Property, plant and
     equipment...................            --             --        (79,000)     (30,000)
                                   ------------    -----------    -----------    ---------
                                     11,489,000      6,056,000      1,643,000      288,000
Less: Valuation allowance........   (11,489,000)    (6,056,000)    (1,643,000)    (288,000)
                                   ------------    -----------    -----------    ---------
                                   $         --    $        --    $        --    $      --
                                   ============    ===========    ===========    =========

     Management has recorded a valuation allowance for the net amount of future income tax assets.

     The company has non-capital losses available to reduce taxable income in future years. These losses expire as follows:

Year ending September 30,
  2002.....................................................  $    11,000
  2003.....................................................      315,000
  2004.....................................................      522,000
  2005.....................................................    4,523,000
  2006.....................................................    7,764,000
Period ending December 31, (unaudited)
  2007.....................................................   11,604,000
                                                             -----------
                                                             $24,739,000
                                                             ===========

                             GT GROUP TELECOM INC.

     The income tax provision for the year differs from the amount obtained by applying the statutory Canadian federal and provincial income tax rates to loss before income taxes as follows:

                                                            YEAR ENDED SEPTEMBER 30,
                                     DECEMBER 31,    ---------------------------------------
                                         1999           1999           1998          1997
                                     ------------    -----------    -----------    ---------
                                     (UNAUDITED)
Statutory Canadian federal and
  provincial income tax rates......         45.6%           45.6%          45.6%        45.6%
                                     -----------     -----------    -----------    ---------
Income tax recovery based on the
  statutory rates..................  $(5,471,739)    $(4,469,781)   $(1,112,035)   $(196,054)
Differences from statutory rates
  relating to
  Tax effect of loss benefits which
     have not been recorded........    5,471,739       4,469,781      1,112,035      196,054
Large corporations tax.............       65,085         165,000             --           --
                                     -----------     -----------    -----------    ---------
                                     $    65,085     $   165,000    $        --    $      --
                                     ===========     ===========    ===========    =========

14.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

     The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and short-term vendor payable amounts approximate their carrying values due to the short-term nature of these instruments. At December 31, 1999 (unaudited) and September 30, 1999 and 1998, the carrying value of long-term debt approximates its fair value. The fair value of the long-term debt was calculated using discounted cash flow analysis.

  CREDIT RISK

     Financial instruments that potentially subject the company to a concentration of credit risk consist of cash and cash equivalents, and accounts receivable. The company's cash and cash equivalents are deposited with highly rated financial institutions. The company's accounts receivable are derived from revenue earned from customers located in Canada. The company performs ongoing credit evaluations on its customers' financial condition and, generally, requires no collateral from its customers. The company maintains an allowance for doubtful accounts receivable based upon expected collectibility of accounts receivable.

     For the period ended December 31, 1999 (unaudited), two customers of the company accounted for 50% (one customer accounted for 42% and a second customer accounted for 8%) of the company's revenue while for the period ended December 31, 1998 (unaudited), one customer accounted for 35% of the company's revenue. For the year ended September 30, 1999, three customers of the company accounted for approximately 48% of revenue (one customer accounted for 26%, a second customer accounted for 12% and a third customer accounted for 10%) and for the year ended September 30, 1998, two customers of the company accounted for approximately 55% (one customer accounted for 37% and a second customer accounted for 18%) of the company's revenue. For the year ended September 30, 1997 one customer of the company accounted for approximately 28% of the company's revenue.

                             GT GROUP TELECOM INC.

  INTEREST RATE AND FOREIGN CURRENCY RISK

     The following table summarizes the company's exposure to interest rate risk:

                                                        FIXED RATE
                                           FLOATING       WITHIN     FIXED RATE   NON-INTEREST
                                             RATE        ONE YEAR    1-5 YEARS      BEARING
                                          -----------   ----------   ----------   ------------
DECEMBER 31, 1999 (UNAUDITED)
  Financial assets
     Cash and cash equivalents
       Canadian dollars.................  $ 6,446,610    $     --    $       --   $        --
       U.S. dollars (US$15,745,071).....   22,901,206          --            --            --
       Other current assets.............           --          --            --     5,779,510
  Financial liabilities
     Other current liabilities
       Canadian dollars.................           --          --            --    33,858,864
       U.S. dollars (US$759,007)........           --          --            --     1,103,976
     Long-term debt
       Canadian dollars.................           --     752,542     2,242,116            --
       U.S. dollars (US$39,724,418).....   43,809,236   2,993,556    10,976,371            --
SEPTEMBER 30, 1999
  Financial assets
     Cash and cash equivalents
       Canadian dollars.................   39,794,095          --            --            --
       U.S. dollars (US$13,657,292).....   20,057,366          --            --            --
       Other current assets.............           --          --            --     3,783,557
  Financial liabilities
     Other current liabilities
       Canadian dollars.................           --          --            --     9,554,370
       U.S. dollars (US$3,660,454)......           --          --            --     5,371,716
     Long-term debt
       Canadian dollars.................           --     327,410     1,603,398            --
       U.S. dollars (US$31,815,047).....   40,397,833     925,948     5,555,691            --
SEPTEMBER 30, 1998
  Financial assets
     Cash and cash equivalents
       Canadian dollars.................    1,615,250          --            --            --
       U.S. dollars (US$562,429)........      861,195          --            --            --
     Other current assets...............           --          --            --     1,102,967
  Financial liabilities
     Other current liabilities
       Canadian dollars.................           --          --            --     2,035,571
       U.S. dollars (US$574,296)........           --          --            --       879,296
     Vendor payable (US$3,070,965)......    4,702,260          --            --            --
     Long-term debt.....................           --     114,743       775,636            --
SEPTEMBER 30, 1997
  Financial assets
     Cash and cash equivalents..........       60,925          --            --            --
     Other current assets...............           --          --            --       380,198
  Financial liabilities
     Note payable.......................           --          --            --        57,000
     Other current liabilities..........           --          --            --       599,523

                             GT GROUP TELECOM INC.

     The company is exposed to foreign currency fluctuations on its U.S. dollar denominated trade payables and long-term debt to the extent that these liabilities exceed the U.S. dollar cash and cash equivalents.

15.  FOREIGN EXCHANGE

     During the period ended December 31, 1999 (unaudited), the company realized a foreign exchange loss of $254,313 (December 31, 1998 (unaudited) -- gain of $32,078) on the translation of U.S. cash and cash equivalents and U.S. payables (September 30, 1999 -- $93,684; 1998 -- gain of $251,246; 1997 -- $nil) which has been recognized in the statement of operations.

16.  COMMITMENTS AND CONTINGENCIES

  CAPITAL EXPENDITURES

     The company has entered into a vendor financing agreement (note 10) to purchase and licence certain engineering and construction services together with digital switches and related network software and equipment from a supplier. At September 30, 1999 the minimum future purchase commitment is US$12.6 million over the next twenty months.

  LETTER OF CREDIT

     In October 1999, the company granted a letter of credit in favour of a network equipment supplier in the amount of $253,133.

  OPERATING LEASES

     The company has entered into operating leases for its premises, certain equipment and for rights of way. Minimum lease payments for the next five years and thereafter are as follows:

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1999            1999
                                                              ------------    -------------
                                                              (UNAUDITED)
2000........................................................  $ 4,825,646      $ 1,732,405
2001........................................................    4,779,316        1,985,362
2002........................................................    4,782,152        1,988,198
2003........................................................    4,025,660        1,992,588
2004........................................................    4,010,742        1,994,966
Thereafter..................................................   32,693,343       16,284,087

     The rent expense under operating leases for the following periods was as follows:

                                   THREE MONTHS ENDED
                                      DECEMBER 31,            YEAR ENDED SEPTEMBER 30,
                                   -------------------    --------------------------------
                                     1999       1998        1999        1998        1997
                                   --------    -------    --------    --------    --------
                                       (UNAUDITED)
Operating lease expense..........  $630,011    $45,804    $196,933    $165,150    $135,473

                             GT GROUP TELECOM INC.

17.  ADDITIONAL CASH FLOW DISCLOSURES

                                   THREE MONTHS ENDED
                                      DECEMBER 31,            YEAR ENDED SEPTEMBER 30,
                                   -------------------    --------------------------------
                                     1999       1998        1999        1998        1997
                                   --------    -------    --------    --------    --------
                                       (UNAUDITED)
Interest paid....................  $310,868    $21,832    $ 95,054    $ 53,000    $     --
Income taxes paid................        --         --          --          --          --

  NON-CASH TRANSACTIONS

     Purchases of property, plant and equipment of $15,252,944 for the period ended December 31, 1999 (unaudited) (September 30, 1999 -- $55,166,478; 1998 --
$6,549,899; 1997 -- $nil) and purchase of other assets of $9,649,941 at December 31, 1999 (unaudited) were financed through long-term debt, notes payable and through accounts payable and accrued liabilities. Accordingly, these transactions are not reflected in the Statements of Cash Flows.

18.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 dates are processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failures which could affect the company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

19.  BUSINESS ACQUISITIONS

(a) In October, 1999, the company entered into an agreement to purchase the assets of T1 Technologies Inc., a Calgary based telecommunications company. The total consideration is $410,000 and consists of $210,000 of cash and 66,666 Class A voting shares.

(b) In October, 1999, the company purchased the business and certain assets and liabilities of Single Source Ltd. and Single Source Communications Inc. which are companies in the business of reselling telecommunications services to customers in the Toronto region. The acquisition of the business' assets and liabilities are accounted for by the purchase method of accounting under which the assets and liabilities purchased are recorded at their fair values with the excess of the purchase price over the fair value of identifiable assets and liabilities acquired recorded as goodwill. The results of operations are included in the company's consolidated statement of operations from the date of acquisition.

     The consideration consisted of the following:

Purchase price
  Cash......................................................  $2,500,000
  Ascribed value of 270,000 Class A voting shares issued....     810,000
                                                              ----------
                                                              $3,310,000
                                                              ==========

                             GT GROUP TELECOM INC.

     Details of the assets and liabilities acquired at their fair value are as follows:

Accounts receivable.........................................  $  264,000
Equipment...................................................     435,000
Goodwill....................................................   2,851,000
Accounts payable............................................    (240,000)
                                                              ----------
                                                              $3,310,000
                                                              ==========

20.  SUBSEQUENT EVENTS

(a) On December 22, 1999, the company entered into an asset purchase and subscription agreement with Shaw Communications Inc. ("Shaw Communications") and Shaw FiberLink Ltd. ("Shaw FiberLink"). This transaction closed on February 16, 2000. Under the purchase agreement, the company purchased from Shaw FiberLink all of the property and assets of Shaw FiberLink used in connection with the high speed data and competitive access business. The assets purchased include equipment, computer hardware, fixed assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, goodwill and certain other fiber assets. The company and Shaw FiberLink also entered into an Indefeasible Right to Use agreement ("indefeasible right to use") which grants the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. In addition, the company will receive an indefeasible right to use fibers to be built over the next three years in mutually agreed regions. The company will also assume certain obligations related to permits, operational contracts, customer contracts, software licenses and certain other obligations.

     The purchase consideration of $760 million consisted of $360 million in cash and sufficient series B first preference shares of the company to provide Shaw Communications with a 28.5% fully diluted interest in the company at the date the acquisition was consummated, subject to adjustments related to financing and employee options and warrants. Management's estimate of the fair value of these shares was $400 million. Acquisition costs amounted to $20 million.

     Details of the assets and liabilities acquired at their fair value are as follows:

INDEFEASIBLE RIGHT TO USE AGREEMENT:
Prepayment for indefeasible rights to use fibers to be
  constructed.............................................  $223,000,000
Property, plant and equipment representing indefeasible
  rights to use fibers....................................   329,000,000
SHAW FIBERLINK PURCHASE:
Property, plant and equipment.............................   100,000,000
Intangible assets.........................................    28,800,000
Goodwill..................................................   127,200,000
Future income taxes.......................................   (28,000,000)
                                                            ------------
                                                            $780,000,000
                                                            ============

     The prepayment of $223 million on property, plant and equipment represents the prepayment of an indefeasible right to use certain fibers to be built by Shaw Communications over the next three years. Included in property, plant and equipment is an amount of $22 million for an indefeasible right to use certain existing fibers located in New Brunswick, Canada, commencing in 2003.

                             GT GROUP TELECOM INC.

     The above noted allocated amounts are based upon the Company's preliminary estimates of fair values. The allocation of the purchase price may be revised when additional information is obtained.

(b) Pursuant to an Offering Circular and Purchase Agreement which closed on February 1, 2000, the company issued 855,000 Units, consisting of US$855 million (issued at a price of 52.651%) of 13.25% Senior Discount Notes Due 2010 and 855,000 Warrants to Purchase 4,198,563 Class B non-voting shares. Gross proceeds amounted to US$450.2 million, equivalent to approximately $651 million. Expenses related to the offering amounted to approximately $22.5 million.

21.  PRIOR YEAR COMPARATIVE AMOUNTS

     Certain prior years comparative numbers have been reclassified to conform to the current year's presentation.

22. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

     The company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which, in the case of the company conform in all material respects with GAAP in the United States of America, except as outlined below:

  (A) NET LOSS AND SHAREHOLDERS' EQUITY

          The following summary sets out the adjustments to the company's loss and shareholders' equity which would be made to conform to U.S. GAAP:

                                         THREE MONTHS ENDED
                                            DECEMBER 31,                  YEAR ENDED SEPTEMBER 30,
                                     ---------------------------   --------------------------------------
                                         1999           1998           1999          1998         1997
                                     ------------   ------------   ------------   -----------   ---------
                                             (UNAUDITED)
    Loss for the period in
      accordance with Canadian
      GAAP.........................  $(12,064,512)  $(1,814,994)   $ (9,967,152)  $(2,438,673)  $(429,943)
    Impact of U.S. accounting
      principles
      Deferred charges(c)..........       (14,460)      (12,648)       (300,780)      (86,762)      8,475
      Stock-based compensation(d)..    (1,015,444)           --         (56,017)   (1,056,597)     (5,000)
      Deferred foreign
        exchange(e)................       670,346            --         (11,856)           --          --
                                     ------------   -----------    ------------   -----------   ---------
    Loss and comprehensive loss for
      the period in accordance with
      U.S. GAAP....................  $(12,424,070)  $(1,827,642)   $(10,335,805)  $(3,582,032)  $(426,468)
                                     ============   ===========    ============   ===========   =========
    Loss per share in accordance
      with U.S. GAAP...............  $      (0.55)  $     (0.12)   $      (0.58)  $     (0.38)  $   (0.05)
                                     ============   ===========    ============   ===========   =========

                             GT GROUP TELECOM INC.

          The reconciliation of the change in shareholders' equity from Canadian to U.S. GAAP is as follows:

                                                                 SEPTEMBER 30,
                                     DECEMBER 31,    --------------------------------------
                                         1999           1999           1998          1997
                                     ------------    -----------    -----------    --------
                                     (UNAUDITED)
    Shareholders' equity in
      accordance with Canadian
      GAAP.........................  $ 62,888,415    $73,928,522    $ 5,786,970    $331,351
    Deferred charges(c)............      (417,000)      (402,540)      (101,760)    (14,998)
    Cumulative Stock-based
      compensation expense(d)......    (2,133,058)    (1,117,614)    (1,061,597)     (5,000)
    Deferred stock based
      compensation expense.........   (19,365,982)      (287,176)            --          --
    Net change in stock
      options(d)...................    21,499,040      1,404,790      1,061,597       5,000
    Deferred foreign exchange(e)...       658,490        (11,856)            --          --
                                     ------------    -----------    -----------    --------
    Shareholders' equity in
      accordance with U.S. GAAP....  $ 63,129,905    $73,514,126    $ 5,685,210    $316,353
                                     ============    ===========    ===========    ========

  (B) CONSOLIDATED BALANCE SHEETS

          The following table indicates the restated amounts for the items in the consolidated balance sheets of the company that would be affected had the financial statements been prepared in accordance with U.S. GAAP:

                                                                  SEPTEMBER 30,
                                      DECEMBER 31,    -------------------------------------
                                          1999           1999           1998         1997
                                      ------------    -----------    ----------    --------
                                      (UNAUDITED)
    Other assets(c).................  $ 12,038,019    $   877,258    $  104,907    $ 26,970
    Deferred stock-based
      compensation expense(d).......   (19,365,982)      (287,176)           --          --
    Share capital...................    88,380,251     85,479,556     8,646,152     836,135
    Additional paid-in capital......       337,215        337,215       255,375     171,100
    Stock options outstanding(d)....    20,816,210        723,250            --          --
    Deficit.........................    26,118,403     14,613,719     4,277,914     695,882

  (C) REPORTING THE COSTS OF START-UP ACTIVITIES

          In April 1998 the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-5, "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all start-up costs related to new operations be expensed as incurred and any start-up costs capitalized in the past must be written off. Canadian GAAP permits these costs to be deferred and amortized. The company's start-up costs relate to organization, registration, and negotiation activities.

  (D) STOCK-BASED COMPENSATION

          For U.S. GAAP, the company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees." This method recognizes compensation cost as the amount by which the fair value of the stock exceeds the exercise price at the date of grant. The compensation cost is recognized over the vesting period. For U.S. GAAP, the compensation cost not yet recognized is presented as a deferred stock-based compensation charge, with a corresponding amount included in stock options outstanding, both of which form part of shareholders' equity. For Canadian GAAP, stock-based compensation expense is not recorded in the accounts of the Company.

                             GT GROUP TELECOM INC.

          Had the company determined compensation costs based on fair value at the date of grant for its awards under a method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's loss and loss per share would be as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                      ----------------------------------------------
                                                          1999              1998             1997
                                                      ------------       -----------       ---------
    Loss in accordance with U.S. GAAP..........       $(10,335,805)      $(3,582,032)      $(426,468)
    Additional compensation expense............           (173,968)          (18,208)        (59,490)
                                                      ------------       -----------       ---------
    Pro forma net loss.........................       $(10,509,773)      $(3,600,240)      $(485,958)
                                                      ============       ===========       =========
    Pro forma loss per share...................       $      (0.59)      $     (0.38)      $   (0.06)
                                                      ============       ===========       =========

          The pro forma compensation expense reflected above has been estimated using the Black Scholes option-pricing model. Assumptions used in the pricing model included: (i) risk free interest rate of between 4.10% -- 6.16%; (ii) expected volatility of nil; (iii) expected dividend yield of nil; and (iv) an estimated average life of 2.67 years.

          A summary of stock options outstanding at December 31, 1999 (unaudited) is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.50...................    276,134      1.04 years          $ 0.50         276,134       $ 0.50
   $1.00...................     37,500      0.83 years            1.00          37,500         1.00
   $1.25...................  1,229,118      3.45 years            1.25         961,325         1.25
   $1.50...................  1,108,000      4.40 years            1.50         621,236         1.50
   $1.875..................  1,473,992      4.13 years           1.875       1,318,699        1.875
   $3.00...................  2,553,350      4.68 years            3.00         587,817         3.00
                             ---------      ----------          ------       ---------       ------
                             6,678,094      4.11 years          $ 2.07       3,802,711       $ 1.72
                             =========      ==========          ======       =========       ======

     A summary of stock options outstanding at September 30, 1999 is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.50...................    277,224      1.29 years          $ 0.50         277,224       $ 0.50
   $1.00...................     37,500      1.08 years            1.00          37,500         1.00
   $1.25...................  1,239,118      3.76 years            1.25         972,062         1.25
   $1.50...................  1,108,000      4.60 years            1.50         523,111         1.50
   $1.875..................  1,300,000      4.59 years           1.875       1,300,000        1.875
   $3.00...................    500,000      4.92 years            3.00         500,000         3.00
                             ---------      ----------          ------       ---------       ------
                             4,461,842      4.17 years          $ 1.64       3,609,897       $ 1.69
                             =========      ==========          ======       =========       ======

                             GT GROUP TELECOM INC.

          A summary of stock options outstanding at September 30, 1998 is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.01...................    500,000      2.50 years          $0.01          500,000       $0.01
   $0.50...................    277,660      1.52 years           0.50          277,660        0.50
   $1.00...................    849,067      0.40 years           1.00          849,067        1.00
   $1.25...................    228,251      2.75 years           1.25          228,251        1.25
                             ---------      ----------          -----        ---------       -----
                             1,854,978      1.42 years          $0.69        1,854,978       $0.69
                             =========      ==========          =====        =========       =====

          A summary of stock options outstanding at September 30, 1997 is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.50...................  1,311,263      1.25 years          $0.50        1,311,263       $0.50

  (E) DEFERRED FOREIGN EXCHANGE

          U.S. GAAP requires immediate recognition in income of unrealized foreign currency exchange gains and losses on long-term monetary items with a fixed or ascertainable life whereas Canadian GAAP requires that these unrealized gains and losses be deferred and amortized over the remaining term of the long-term monetary items.

  (F) DETAILS OF AMORTIZATION EXPENSE

                                      THREE MONTHS ENDED
                                         DECEMBER 31,             YEAR ENDED SEPTEMBER 30,
                                 ----------------------------   -----------------------------
                                     1999            1998         1999       1998      1997
                                 ------------    ------------   --------   --------   -------
                                 (UNAUDITED)     (UNAUDITED)
    Amortization expense for
      the period consists of:
      Property, plant and
         equipment.............   $  964,410       $133,175     $839,455   $213,240   $37,511
      Goodwill.................      155,555             --           --     32,822     9,160
      Deferred charges.........        4,180          4,372       13,084      8,516     8,475
                                  ----------       --------     --------   --------   -------
                                  $1,124,145       $137,547     $852,539   $254,578   $55,146
                                  ==========       ========     ========   ========   =======

                             GT GROUP TELECOM INC.

  (G) REVENUES AND COST OF SALES WERE SPLIT BETWEEN PRODUCTS AND SERVICES AS
      FOLLOWS:

                                THREE MONTHS ENDED
                                   DECEMBER 31,                   YEAR ENDED SEPTEMBER 30,
                           ----------------------------    --------------------------------------
                               1999            1998           1999          1998          1997
                           ------------    ------------    ----------    ----------    ----------
                           (UNAUDITED)     (UNAUDITED)
    Revenue
      Products...........   $  774,422       $137,707      $  761,406    $  674,215    $1,275,687
      Services...........    1,492,144        234,681       1,944,026     1,149,007       775,435
                            ----------       --------      ----------    ----------    ----------
                            $2,266,566       $372,388      $2,705,432    $1,823,222    $2,051,122
                            ==========       ========      ==========    ==========    ==========
    Cost of sales
      Products...........   $  783,146       $144,384      $  750,335    $  657,059    $1,053,455
      Services...........    1,354,381        104,200       1,058,140       474,190       383,531
                            ----------       --------      ----------    ----------    ----------
                            $2,137,527       $248,584      $1,808,475    $1,131,249    $1,436,986
                            ==========       ========      ==========    ==========    ==========

  (H) RECENT ACCOUNTING PRONOUNCEMENTS

          In March 1998, the AICPA issued SOP 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The company has determined that the impact of SOP 98-1 on its financial position, results of operations, and cash flows is not material.

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes methods of accounting for derivative and hedging activities related to those instruments as well as other hedging activities. The company has not assessed the impact on its financial position, results of operations or cash flows of adopting SFAS No. 133. The company will be required to implement SFAS No. 133 for its fiscal year ended September 30, 2001.

                                AUDITORS' REPORT

To the Directors of
SHAW FIBERLINK LTD.

     We have audited the balance sheets of SHAW FIBERLINK LTD. -- FIBERLINK DIVISION (the "Division") as at August 31, 1999 and 1998 and the statements of income and net investment by Shaw FiberLink Ltd. and cash flows for each of the years in the three year period ended August 31, 1999. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Division as at August 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended August 31, 1999 in accordance with accounting principles generally accepted in Canada.

     As disclosed in note 1, the Division is a segment of Shaw FiberLink Ltd. and has no separate legal status or existence.

Calgary, Canada                                            /s/ ERNST & YOUNG LLP
December 23, 1999                                 Independent Public Accountants
(except as to Note 11
which is at February 16, 2000)

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

                                 BALANCE SHEETS
                      SEE BASIS OF PRESENTATION -- NOTE 1

                        (THOUSANDS OF CANADIAN DOLLARS)

                                                                               AUGUST 31,
                                                             NOVEMBER 30,   -----------------
                                                                 1999        1999      1998
                                                             ------------   -------   -------
                                                             (UNAUDITED)
ASSETS
CURRENT
Accounts receivable (net of allowance for doubtful accounts
  of $86; August 31, 1999 -- $79; 1998 -- $84).............    $ 6,264      $ 7,336   $ 2,188
Prepaids and other.........................................        183          289        65
                                                               -------      -------   -------
                                                                 6,447        7,625     2,253
Property and equipment [note 3]............................     78,422       70,472    46,793
                                                               -------      -------   -------
                                                               $84,869      $78,097   $49,046
                                                               =======      =======   =======
LIABILITIES AND NET INVESTMENT BY SHAW FIBERLINK LTD.
CURRENT
Accounts payable and accrued liabilities...................    $ 1,905      $ 1,974   $ 7,613
Income taxes payable.......................................         92          116       148
Unearned revenues..........................................      1,273        1,330       161
                                                               -------      -------   -------
                                                                 3,270        3,420     7,922
Commitments and contingency [notes 7 and 8]
Net investment by Shaw FiberLink Ltd.......................     81,599       74,677    41,124
                                                               -------      -------   -------
                                                               $84,869      $78,097   $49,046
                                                               =======      =======   =======

On behalf of the Board:

        (Signed) PETER J. BISSONNETTE                   (Signed) MARGOT M. MICALLEF
                   Director                                       Director

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

         STATEMENTS OF INCOME AND NET INVESTMENT BY SHAW FIBERLINK LTD.

                        (THOUSANDS OF CANADIAN DOLLARS)

                                           THREE MONTHS ENDED
                                              NOVEMBER 30,          YEAR ENDED AUGUST 31,
                                           -------------------   ---------------------------
                                             1999       1998      1999      1998      1997
                                           --------   --------   -------   -------   -------
                                               (UNAUDITED)
REVENUES.................................  $13,197    $ 7,876    $38,815   $22,324   $11,631
Cost of sales (exclusive of items shown
  separately below)......................    6,503      3,529     17,800    10,174     3,965
                                           -------    -------    -------   -------   -------
                                             6,694      4,347     21,015    12,150     7,666
                                           -------    -------    -------   -------   -------
Selling, general and administrative
  expenses...............................    3,004      1,999      8,893     7,498     5,227
Depreciation.............................    2,109      1,347      6,565     3,832     1,954
Depreciation charge allocated by Shaw for
  use of distribution network assets
  [note 6(c)]............................    1,648      1,259      5,649     4,394     3,073
                                           -------    -------    -------   -------   -------
                                             6,761      4,605     21,107    15,724    10,254
                                           -------    -------    -------   -------   -------
LOSS BEFORE INCOME TAXES.................      (67)      (258)       (92)   (3,574)   (2,588)
Income taxes [note 4]....................       25         23         92        50        25
                                           -------    -------    -------   -------   -------
Net loss.................................      (92)      (281)      (184)   (3,624)   (2,613)
Net investment by Shaw FiberLink Ltd.,
  beginning of the year..................   74,677     41,124     41,124    23,208    14,137
Investment by Shaw FiberLink Ltd. during
  the year...............................    7,014     11,117     33,737    21,540    11,684
                                           -------    -------    -------   -------   -------
NET INVESTMENT BY SHAW FIBERLINK LTD.,
  END OF THE YEAR........................  $81,599    $51,960    $74,677   $41,124   $23,208
                                           =======    =======    =======   =======   =======

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

                            STATEMENTS OF CASH FLOWS

                        (THOUSANDS OF CANADIAN DOLLARS)

                                      THREE MONTHS ENDED
                                         NOVEMBER 30,           YEAR ENDED AUGUST 31,
                                      -------------------   ------------------------------
                                        1999       1998       1999       1998       1997
                                      --------   --------   --------   --------   --------
                                          (UNAUDITED)
OPERATING ACTIVITIES [note 1]
Net loss............................  $    (92)  $   (281)  $   (184)  $ (3,624)  $ (2,613)
Non-cash items:
  Depreciation......................     2,109      1,347      6,565      3,832      1,954
                                      --------   --------   --------   --------   --------
CASH FLOW FROM OPERATIONS...........     2,017      1,066      6,381        208       (659)
Net change in non-cash working
  capital balances related to
  operations [note 9]...............     1,028     (6,988)    (9,874)     5,697      1,064
                                      --------   --------   --------   --------   --------
                                         3,045     (5,922)    (3,493)     5,905        405
                                      --------   --------   --------   --------   --------
INVESTING ACTIVITIES
Additions to property and
  equipment.........................   (10,059)    (5,195)   (30,244)   (27,445)   (12,089)
                                      --------   --------   --------   --------   --------
FINANCING ACTIVITIES
Investment by Shaw FiberLink Ltd.
  during the year...................     7,014     11,117     33,737     21,540     11,684
                                      --------   --------   --------   --------   --------
CHANGE IN CASH DURING THE YEAR AND
  CASH AT BEGINNING AND END OF
  YEAR..............................        --         --         --         --         --
                                      ========   ========   ========   ========   ========

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The Shaw FiberLink Ltd. -- FiberLink Division (the "Division" or "FiberLink") operates high capacity fiber optic telecommunications networks in various Canadian markets including: Greater Metropolitan Toronto, Calgary, Edmonton, Winnipeg, Vancouver Island, Central British Columbia, Saskatoon, Lethbridge and Red Deer. FiberLink also operates several strategically-located inter-city networks and two international gateways into the United States. FiberLink provides its customers with a wide range of telecommunications services including dedicated voice services, switched data transmission and Business Internet services.

     While the Division owns certain of the assets required to carry on the business, a number of assets, including distribution network assets (see note
6), administrative facilities and maintenance operations are owned by Shaw Communications Inc.

     These financial statements represent the business operations identified as the FiberLink Division of Shaw FiberLink Ltd. Accordingly, there is no share capital or retained earnings in the Division's accounts. The net investment by Shaw FiberLink Ltd. represents the capital employed in the Division in the form of investments and advances. Shaw FiberLink Ltd. is a wholly owned subsidiary of Shaw Communications Inc. Investments and advancements by Shaw FiberLink Ltd. in the Division are funded by Shaw Communications Inc. to Shaw FiberLink Ltd.

     The Division has relied extensively upon Shaw FiberLink Ltd. and Shaw Communications Inc. for ongoing financial support and accordingly, these divisional financial statements are not necessarily indicative of the results of operations, cash flows or financial position had the Division operated as an independent entity as at or for the dates and periods presented. Should Shaw FiberLink Ltd. or Shaw Communications Inc. cease to provide such financial support, the Division would require alternative ongoing financing from other sources. Shaw Communications Inc. has allocated corporate, overhead and technical costs to the Division based on an estimate of the services provided, and charges for the use of distribution network assets based on Shaw Communications Inc.'s annual depreciation charge related to these assets (see note 6). The management of Shaw Communications Inc. have estimated the incremental costs of the Division as a stand-alone entity for corporate expenses, other than taxes or interest, would be approximately $1,532,000 annually. Management believes this to be reasonable.

     The information presented as at and for the interim periods ended November 30, 1999 and 1998 is unaudited. These unaudited financial statements reflect all adjustments which are in the opinion of management necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

2.  SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles consistently applied within the framework of the accounting policies described below. The policy with respect to accounting for income taxes described below differs from that used in the preparation of the consolidated financial statements of Shaw Communications Inc.

REVENUE RECOGNITION

     FiberLink provides telecommunication services to its customers and earns both recurring and installation revenues. Recurring revenues are recognized on a monthly basis as the services are provided to customers. Unearned recurring revenues are deferred and recognized as earned. Revenues earned on installation contracts are recorded when the installation of an operational link is

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

completed unless such revenues exceed the related direct cost of the installation in which case the excess is recognized over the contract period.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

ASSET                                                    ESTIMATED USEFUL LIFE
-----                                                    ---------------------
Towers and headends...................................          10 years
Distribution network..................................          10 years
Subscriber equipment..................................          15 years
Computer equipment and software.......................           4 years
Other equipment.......................................        4-10 years

INCOME TAXES

     The liability method of tax allocation is used in accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

SEGMENTED INFORMATION

     FiberLink's business of providing local high speed telecommunications and Internet access services is one operating segment.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT

                                                                    AUGUST 31,
                              NOVEMBER 30,        -----------------------------------------------
                                  1999                     1999                     1998
                         ----------------------   ----------------------   ----------------------
                                   ACCUMULATED              ACCUMULATED              ACCUMULATED
                          COST     DEPRECIATION    COST     DEPRECIATION    COST     DEPRECIATION
                         -------   ------------   -------   ------------   -------   ------------
                              (UNAUDITED)                 (THOUSANDS OF CANADIAN DOLLARS)
Towers and headends....  $60,901     $11,612      $55,060     $10,163      $35,206      $5,649
Distribution network...    2,945         467        2,945         394        2,463         123
Subscriber equipment...   25,657       2,327       21,546       1,934       12,734         790
Computer equipment and
  software.............    1,440         465        1,395         377          777         106
Other equipment........    3,156         806        3,094         700        2,615         334
                         -------     -------      -------     -------      -------      ------
                         $94,099     $15,677      $84,040     $13,568      $53,795      $7,002
                         -------     -------      -------     -------      -------      ------
NET BOOK VALUE.........         $78,422                  $70,472                  $46,793

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Labour and other costs attributable to construction and installation are capitalized as part of towers and headends. For the three months ended November 30, 1999 the amount capitalized was $1,818,000 (unaudited) (August 31, 1999 -- $5,641,000; 1998 -- $4,200,000).

4.  INCOME TAXES

     Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Division's future tax liabilities and assets are as follows:

                                                                               AUGUST 31,
                                                             NOVEMBER 30,   -----------------
                                                                 1999        1999      1998
                                                             ------------   -------   -------
                                                                              (THOUSANDS OF
                                                             (UNAUDITED)    CANADIAN DOLLARS)
FUTURE TAX LIABILITIES:
Property and equipment....................................      (7,844)     $(6,590)  $(1,026)
                                                               -------      -------   -------
FUTURE TAX ASSETS:
Non-capital losses carried forward........................      13,257       12,236     6,639
Valuation allowance.......................................      (5,413)      (5,646)   (5,613)
                                                               -------      -------   -------
                                                                 7,844        6,590     1,026
                                                               -------      -------   -------
NET FUTURE TAXES..........................................          --           --        --
                                                               =======      =======   =======

     The Division has incurred losses for income tax purposes that are available to be applied against future years' taxable income expiring as follows:

                                                             (THOUSANDS OF
                                                           CANADIAN DOLLARS)
                                                           -----------------
2002....................................................        $ 1,143
2003....................................................          2,459
2004....................................................          6,019
2005....................................................          8,652
2006....................................................          8,918
Period ending November 30, 2007 (unaudited).............          2,268
                                                                -------
                                                                $29,459
                                                                =======

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Differences between income taxes calculated at Canadian statutory rates and the income tax provision made in the Divisional accounts are as follows:

                                                THREE MONTHS
                                                    ENDED
                                                NOVEMBER 30,         YEAR ENDED AUGUST 31,
                                                -------------   -------------------------------
                                                1999    1998     1999       1998        1997
                                                -----   -----   -------   ---------   ---------
                                                 (UNAUDITED)    (THOUSANDS OF CANADIAN DOLLARS)
Income taxes (recovery) at Canadian statutory
  rates......................................   $ (30)  $(116)   $ (41)    $(1,608)    $(1,165)
Differences from statutory rates relating to:
  Large corporations tax.....................      25      23       92          50          25
  Benefit of tax losses not recognized.......      30     116       33       1,612       1,118
  Other, including items not deductible for
     tax purposes............................      --      --        8          (4)         47
                                                -----   -----    -----     -------     -------
INCOME TAX PROVISION.........................   $  25   $  23    $  92     $    50     $    25
                                                =====   =====    =====     =======     =======

     The components of the income tax provision are as follows:

                                                           THREE MONTHS
                                                               ENDED
                                                           NOVEMBER 30,    YEAR ENDED AUGUST 31,
                                                           -------------   ---------------------
                                                           1999    1998    1999    1998    1997
                                                           -----   -----   -----   -----   -----
                                                                               (THOUSANDS OF
                                                            (UNAUDITED)      CANADIAN DOLLARS)
Current.................................................   $ 25    $ 23    $ 92     $ 50    $ 25
Future..................................................     --      --      --       --      --
                                                           ----    ----    ----     ----    ----
                                                           $ 25    $ 23    $ 92     $ 50    $ 25
                                                           ====    ====    ====     ====    ====

5.  FINANCIAL INSTRUMENTS

     Financial instruments recognized in the balance sheets have fair values approximating their carrying values.

CREDIT RISK

     At November 30, 1999 (unaudited), approximately 34% of the accounts receivable represents amounts due from five customers (August 31, 1999 -- 55% from six customers; 1998 -- 45% from six customers).

     Revenues from customers (excluding related parties described in note 6) which exceed ten percent of total revenues for the year are as follows:

                                                            THREE MONTHS
                                                               ENDED       YEAR ENDED AUGUST 31,
                                                            NOVEMBER 30,   ---------------------
                                                                1999       1999    1998    1997
                                                            ------------   -----   -----   -----
                                                                               (THOUSANDS OF
                                                            (UNAUDITED)      CANADIAN DOLLARS)
Customer A................................................       7%         11%     17%     26%
Customer B................................................       5%          8%     11%      7%

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  RELATED PARTY TRANSACTIONS

     (a) The Division provides high speed Internet services to Shaw Communications Inc. In 1998 and 1997, the divisions of Shaw Communications Inc. negotiated rates and margins on these services which are reflected in the accounts. Subsequent to 1998, the FiberLink Division only passed along to Shaw Communications Inc. the external costs incurred by the Division to provide these services to Shaw Communications Inc. Intercompany revenues, expenses and margins reflected in these financial statements for the provision of Internet services to Shaw Communications Inc. are as follows:

                                                  THREE MONTHS
                                               ENDED NOVEMBER 30,        YEAR ENDED AUGUST 31,
                                               ------------------   -------------------------------
                                                1999       1998       1999        1998       1997
                                               -------   --------   ---------   --------   --------
                                                  (UNAUDITED)       (THOUSANDS OF CANADIAN DOLLARS)
Revenues....................................   $2,691    $ 1,242     $ 6,627     $3,090     $  985
Cost of sales...............................    2,691      1,242       6,627      2,115        153
                                               ------    -------     -------     ------     ------
Margin......................................   $   --    $    --     $    --     $  975     $  832
                                               ======    =======     =======     ======     ======

     (b) These Divisional financial statements reflect corporate allocations from Shaw Communications Inc. for administrative and technical services provided to the Division of $534,000 and $400,000 respectively for the three months ended November 30, 1999 and $85,000 and $225,000 for 1998 (unaudited) (August 31, 1999
-- $340,000 and $900,000 respectively; 1998 -- $180,000 and $900,000 respectively; 1997 -- $90,000 and $24,000 respectively). Allocation of administrative and technical charges are based on the estimated level of services provided to the Division in proportion to Shaw Communications Inc.'s total costs, a method of allocation management believes to be reasonable. Of the corporate allocations from Shaw Communications Inc., $574,000 have been reflected in selling, general and administrative expenses and $360,000 has been capitalized to towers and headends in the three months ended November 30, 1999 and $107,000 and $203,000 respectively for 1998 (unaudited) (see note 3) (August 31, 1999 -- $430,000 and $810,000 respectively; 1998 -- $270,000 and $810,000 respectively; 1997 -- $92,000 and $22,000 respectively).

     (c) The Division utilizes certain distribution network assets owned by Shaw Communications Inc. (see note 1) in the provision of services to its customers. These Divisional financial statements reflect corporate allocations for the utilization of the distribution network assets of $1,648,000 for the three months ended November 30, 1999 and $1,259,000 for 1998 (unaudited) (August 31, 1999 -- $5,649,000; 1998 -- $4,394,000; 1997 -- $3,073,000). The allocation of these corporate charges is based upon FiberLink's estimated proportion of Shaw Communications Inc.'s annual depreciation charge related to these distribution network assets. Management believes this method of allocation to be reasonable.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS

     The Division has various long-term operating lease agreements for the use of transmission facilities and premises in each of the next five years as follows:

                                                             (THOUSANDS OF
                                                           CANADIAN DOLLARS)
                                                           -----------------
2000....................................................        $ 9,501
2001....................................................          7,690
2002....................................................          6,590
2003....................................................          6,342
2004....................................................            691
Thereafter..............................................            721
                                                                -------
                                                                $31,535
                                                                =======

8.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

9.  STATEMENTS OF CASH FLOWS

     Additional disclosures with respect to the Statements of Cash Flows are as follows:

     (i) Changes in non-cash working capital balances related to operations include the following:

                                                  THREE MONTHS
                                               ENDED NOVEMBER 30,        YEAR ENDED AUGUST 31,
                                               ------------------   -------------------------------
                                                1999       1998       1999        1998       1997
                                               -------   --------   ---------   --------   --------
                                                  (UNAUDITED)       (THOUSANDS OF CANADIAN DOLLARS)
Accounts receivable.........................   $1,072    $  (744)    $(5,148)    $  (90)    $  (22)
Prepaids and other..........................      106       (253)       (224)       (45)        68
Accounts payable and accrued liabilities....      (69)    (6,040)     (5,639)     5,733        110
Income taxes payable........................      (24)       (21)        (32)       (37)       898
Unearned revenues...........................      (57)        70       1,169        136         10
                                               ------    -------     -------     ------     ------
                                               $1,028    $(6,988)    $(9,874)    $5,697     $1,064
                                               ======    =======     =======     ======     ======

     (ii) Interest and income taxes paid

     Shaw Communications Inc. does not allocate interest on debt to Shaw FiberLink Ltd. and the Division does not have any separate legal existence for purposes of remitting income taxes. Accordingly, amounts included in these Divisional statements for taxes represent allocations only and are included in changes in advances to and from Shaw FiberLink Ltd.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. UNITED STATES ACCOUNTING PRINCIPLES

     The financial statements of the Division are prepared in Canadian dollars in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). No additional adjustments have been identified in order to present these financial statements in accordance with accounting policies generally accepted in the United States ("U.S. GAAP"). The following disclosure would be required in order to present these financial statements in accordance U.S. GAAP.

  Recent developments

     The Financial Accounting Standards Board in the United States issued a pronouncement entitled "Accounting for Derivative Instruments and Hedging Activities" which the Division is required to adopt in the year ending August 31, 2001. The impact of this pronouncement on these financial statements has not been determined.

11. SUBSEQUENT EVENT

     On December 22, 1999, Shaw Communications Inc. and Shaw FiberLink Ltd. entered into an asset purchase and subscription agreement ("Purchase Agreement") with GT Group Telecom Inc. ("GT"). This transaction closed on February 16, 2000. Under the Purchase Agreement, Shaw FiberLink Ltd. sold to GT all of the property and assets of FiberLink used in connection with the high speed data and competitive access business and granted to GT an indefeasible right to use the distribution network assets owned by Shaw Communications Inc. (see notes 1 and 6). The assets sold include equipment, computer hardware, fixed assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, prepaid expenses, goodwill related to the FiberLink assets and certain other fiber assets. Under the Indefeasible Right to Use agreement, GT was granted an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications Inc. for 60 years. In addition, Shaw FiberLink Ltd. granted GT an indefeasible right to use fibers to be built over the next three years in mutually agreed regions.

     Consideration for this transaction amounts to $760 million, consisting of $360 million in cash, and sufficient series B first preference shares of GT to provide Shaw FiberLink Ltd. with a 28.5% fully diluted interest in GT, subject to adjustments for certain GT transactions relating to financing and employee options and warrants.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated statements are based on the historical financial statements of GT Group Telecom Inc. ("Group Telecom") and the historical financial statements of Shaw FiberLink Ltd. -- FiberLink Division ("Shaw FiberLink") prepared to give effect to Group Telecom's acquisition of the business of Shaw FiberLink and the grant, by Shaw FiberLink, of an indefeasible right to use certain identified fibers in the fiber optic cable networks of Shaw Communications Inc. ("Shaw Communications") to Group Telecom. This transaction closed on February 16, 2000 (refer to note 1). The pro forma financial statements give effect to $220 million in senior bank debt as partial consideration for the acquisition of the business of Shaw FiberLink, and $651 million in gross proceeds from the issuance of units under an Offering Circular and Purchase Agreement which closed on February 1, 2000.

     The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 1999 gives effect to such transactions as if they occurred at the beginning of the year then ended. The unaudited pro forma condensed consolidated balance sheet gives effect to such transactions as if they had occurred effective September 30, 1999. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

     The pro forma statements do not purport to represent what the Company's results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future date or period. The pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus.

     The acquisition of the business of Shaw FiberLink and the grant of an indefeasible right to use certain fibers in the fiber optic cable networks of Shaw Communications are accounted for under the purchase method of accounting (refer to note 1). The total purchase price of $780 million, including acquisition costs of approximately $20 million has been allocated to the identifiable tangible and intangible assets of the applicable acquired business based upon the Company's estimate of their fair values with the remainder allocated to goodwill. The allocation of the purchase price may be revised when additional information is obtained; however, management does not expect that any such revisions will have a material effect on the Company's consolidated financial position or results of operations. The Company has recorded the purchase price for the business of Shaw FiberLink based on its estimate of the fair value of the consideration given, which includes $360 million cash and sufficient Series B first preference shares of the Company to provide the vendor with a 28.5% fully diluted interest in the Company at the date the acquisition is consummated, subject to adjustments related to financing and employee options and warrants. Management's estimate of the fair value of these shares amounts to $400 million.

                             GT GROUP TELECOM INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                      (UNAUDITED) AS AT SEPTEMBER 30, 1999
                           (IN THOUSANDS OF DOLLARS)

                                       GT GROUP         SHAW
                                     TELECOM INC.    FIBERLINK
                                     SEPTEMBER 30,   AUGUST 31,    PRO FORMA
                                         1999           1999      ADJUSTMENTS    NOTES    PRO FORMA
                                     -------------   ----------   -----------   -------   ----------
ASSETS
CURRENT ASSETS
Cash and cash equivalents..........    $ 59,851       $    --     $  871,300    2(v)      $  523,651
                                                                    (360,000)   2(i)
                                                                     (20,000)   2(i)
                                                                     (27,500)   2(vi)
Accounts receivable................       3,784         7,336         (7,336)   2(i)           3,784
Other assets.......................       1,071           289           (289)   2(i)           1,071
                                       --------       -------     ----------              ----------
                                         64,706         7,625        456,175                 528,506
PREPAYMENT ON PROPERTY, PLANT AND
  EQUIPMENT........................          --            --        223,000    2(i)         223,000
PROPERTY, PLANT AND EQUIPMENT......      73,817        70,472        358,528    2(i)         502,817
INTANGIBLE ASSETS..................          --            --         28,800    2(i)          28,800
GOODWILL...........................          --            --        127,200    2(i)         127,200
OTHER ASSETS.......................       1,292            --         25,600    2(vi)         26,892
                                       --------       -------     ----------              ----------
                                       $139,815       $78,097     $1,219,303              $1,437,215
                                       ========       =======     ==========              ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued
  liabilities......................    $ 14,926       $ 2,090     $   (2,090)   2(i)      $   14,926
Unearned revenue...................         656         1,330         (1,330)   2(i)             656
Current portion of long-term
  debt.............................       1,253            --             --                   1,253
                                       --------       -------     ----------              ----------
                                         16,835         3,420         (3,420)                 16,835
LONG-TERM UNEARNED REVENUE.........       1,494            --             --                   1,494
LONG-TERM DEBT.....................      47,557            --        220,000    2(v)         860,077
                                                                     592,520    2(v)
FUTURE INCOME TAXES................          --            --         28,000    2(i)          28,000
                                       --------       -------     ----------              ----------
                                         65,886         3,420        837,100                 906,406
                                       --------       -------     ----------              ----------
SHAREHOLDERS' EQUITY
Share capital......................      84,880            --        400,000    2(i)         484,880
Additional paid-in capital.........         255            --             --                     255
Shares to be issued................       1,875            --             --                   1,875
Warrants...........................          --            --         56,880    2(v)          56,880
Deficit............................     (13,081)           --             --                 (13,081)
Net investment by Shaw FiberLink...          --        74,677        (74,677)   2(i)              --
                                       --------       -------     ----------              ----------
                                         73,929        74,677        382,203                 530,809
                                       --------       -------     ----------              ----------
                                       $139,815       $78,097     $1,219,303              $1,437,215
                                       ========       =======     ==========              ==========

      See accompanying notes to pro forma condensed consolidated financial information.

                             GT GROUP TELECOM INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               (UNAUDITED) FOR THE YEAR ENDED SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                           GT GROUP         SHAW
                                         TELECOM INC.    FIBERLINK
                                         SEPTEMBER 30,   AUGUST 31,    PRO FORMA
                                             1999           1999      ADJUSTMENTS    NOTES   PRO FORMA
                                         -------------   ----------   -----------   -------  ---------
REVENUE...............................      $ 2,705       $ 38,815     $      --             $  41,520
COST OF SALES (EXCLUSIVE OF ITEMS
  SHOWN SEPARATELY BELOW).............        1,808         17,800         1,500    2(iv)       21,108
                                            -------       --------     ---------             ---------
                                                897         21,015        (1,500)               20,412
Selling, general and administrative
  expenses............................       10,218          8,893            --                19,111
                                            -------       --------     ---------             ---------
                                             (9,321)        12,122        (1,500)                1,301
Amortization..........................          853          6,565        13,500    2(ii)       39,267
                                                                          12,700    2(iii)
                                                                           5,649    2(ii)
Depreciation charge allocated by Shaw
  Communications for use of
  distribution network assets.........           --          5,649        (5,649)   2(ii)           --
Interest and finance items (income)...         (372)            --        23,100    2(v)       114,028
                                                                          88,400    2(v)
                                                                           2,900    2(vi)
                                            -------       --------     ---------             ---------
LOSS BEFORE INCOME TAXES..............       (9,802)           (92)     (142,100)             (151,994)
PROVISION FOR INCOME TAXES............          165             92            --                   257
                                            -------       --------     ---------             ---------
NET LOSS FOR THE YEAR.................      $(9,967)      $   (184)    $(142,100)            $(152,251)
                                            =======       ========     =========             =========
PRO FORMA LOSS PER SHARE..............                                                           (8.53)
                                                                                             =========
PRO FORMA WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES (IN THOUSANDS)........                                                          17,859
                                                                                             =========

      See accompanying notes to pro forma condensed consolidated financial information.

                             GT GROUP TELECOM INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION

     The pro forma condensed consolidated balance sheet and condensed consolidated statement of operations have been prepared to give effect to (a) the acquisition of the assets of Shaw FiberLink Ltd. -- FiberLink Division ("Shaw FiberLink") by GT Group Telecom Inc. ("Group Telecom"); (b) the grant by Shaw FiberLink of an indefeasible right to use certain specifically identified fibers in the fiber optic cable networks of Shaw Communications Inc. ("Shaw Communications") to Group Telecom; and (c) the Company's issuance of Units consisting of Senior Discount Notes and Warrants to Purchase Class B non-voting shares. The Units offering closed on February 1, 2000. The Shaw FiberLink transactions closed on February 16, 2000.

     Group Telecom, through its wholly owned subsidiary GT Group Telecom Services Corp. entered into an Asset Purchase and Subscription Agreement ("Purchase Agreement") dated December 22, 1999 with Shaw Communications and Shaw FiberLink. This transaction closed on February 16, 2000. Under the Purchase Agreement, Group Telecom purchased from Shaw FiberLink all of the property and assets of Shaw FiberLink used in connection with the high speed data and competitive access business excluding accounts payable and future income taxes. The assets purchased include equipment, computer hardware, capital assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, goodwill and certain other assets. Group Telecom was also granted an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. In addition, the company received an indefeasible right to use fibers to be built over the next three years in mutually agreed regions. Group Telecom assumed certain obligations related to permits, operational contracts, customer contracts, software licenses and certain other obligations.

     The acquisition and the prepaid rental consideration pertaining to the indefeasible right to use have been accounted for as a purchase. The purchase consideration of $760 million, consists of $360 million in cash, and sufficient Series B first preference shares of the Company to provide the vendor with a 28.5% fully diluted interest at the date the acquisition is consummated, subject to adjustments relating to financing and employee options and warrants, which shares are currently valued at $400 million. The estimated purchase consideration of $760 million together with acquisition costs of $20 million, was allocated to the identifiable assets acquired based on their respective fair values as at the date of acquisition, with the excess allocated to goodwill.

     Pursuant to an Offering Circular and Purchase Agreement which closed on February 1, 2000, GT Group Telecom issued 855,000 Units, consisting of U.S.$855 million (issued at a price of 52.651%) of 13.25% Senior Discount Notes Due 2010 and 855,000 Warrants to Purchase 4,198,563 Class B non-voting shares. Gross proceeds amounted to U.S.$450.2 million, equivalent to approximately $651 million. Of the total proceeds amounting to $651 million, $593 million was allocated to the Senior Discount Notes and $58 million was allocated to the share purchase warrants.

     The pro forma condensed consolidated financial statements give effect to $220 million in senior bank debt as partial consideration for the acquisition of the business of Shaw FiberLink, and $646 million in gross proceeds from the issuance of the Units described in the preceding paragraph.

     The pro forma condensed consolidated statement of operations for the year ended September 30, 1999 is based on the audited consolidated statement of operations of Group Telecom for the year ended September 30, 1999 and the audited statement of operations of Shaw FiberLink

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

for the year ended August 31, 1999, as Group Telecom and Shaw FiberLink had non-coterminous year-ends.

     The pro forma condensed consolidated statements do not purport to represent what Group Telecom's results of operations or financial condition would actually have been, had these transactions in fact occurred on such dates or to project Group Telecom's results of operations or financial condition for any future date or period. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes of Group Telecom and Shaw FiberLink, including the descriptions of significant accounting policies, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus.

2.  PRO FORMA ASSUMPTIONS

     The pro forma condensed consolidated balance sheet gives effect to the transactions disclosed in Note 1 above as if they had occurred effective September 30, 1999. The pro forma condensed consolidated statement of operations gives effect to these transactions as if they had occurred effective October 1, 1998.

     (i) The pro forma financial information reflects the following allocation of the purchase consideration for the acquisition of the business of Shaw FiberLink in accordance with the purchase method of accounting:

Purchase consideration
  Cash......................................................  $360,000
  29,096,097 Series B first preference shares...............   400,000
                                                              --------
                                                               760,000
Acquisition costs...........................................    20,000
                                                              --------
                                                              $780,000
                                                              ========
Allocated to
  INDEFEASIBLE RIGHT TO USE AGREEMENT:
  Prepayment for indefeasible rights to use fibers to be
     constructed............................................  $223,000
  Prepayment representing indefeasible rights to use
     constructed fibers.....................................   329,000
  SHAW FIBERLINK PURCHASE:
  Property, plant and equipment.............................   100,000
  Intangible assets.........................................    28,800
  Goodwill..................................................   127,200
  Future income taxes.......................................   (28,000)
                                                              --------
                                                              $780,000
                                                              ========

     The prepayment of $223 million represents the prepayment of an indefeasible right to use certain fibers to be built by Shaw Communications over the next three years. Included in the prepayment representing indefeasible rights to use constructed fibers is an amount of $22 million for an indefeasible right to use certain existing fibers located in New Brunswick, Canada, commencing in 2003.

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

     The area of accounting for indefeasible rights to use fibers is evolving, and is currently under consideration by accounting standard setters. The Company is currently unable to determine the effect, if any, of such potential accounting changes.

     (ii) The additional amortization expense relates to the increased basis of property, plant and equipment and is based on the estimated useful life of the equipment and the fiber optic networks acquired which are amortized on a straight line basis over 10 and 20 years respectively.

     (iii) The additional amortization expense relates to the allocation of the purchase price to goodwill and other intangible assets. The amortization is based on the estimated useful life of 20 years for goodwill of $127.2 million, 10 years for license rights of $13.8 million and 3 years for $15 million recorded as a non-compete agreement.

     (iv) The increase in cost of sales represents an annual fiber maintenance fee as set out in the indefeasible right to use agreement.

     (v) The increases in long-term debt and related interest expense are based on senior bank financing of $220 million, for which interest was calculated at a rate of 10.50% per annum, and $593 million in Senior Discount Notes which have a stated interest rate of 13.25% and an effective interest rate of 14.93%. Interest on the senior bank financing of $220 million is based on a floating rate. A 1 percent rate increase would result in additional interest expense of $2.2 million not currently reflected in the recorded amounts.

     (vi) The deferred financing costs of $27.5 million relating to the debt issuances described in (v) above are amortized over the term of the related debts, assumed to be 7 and 10 years.

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

3.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP

     The pro forma condensed consolidated financial information has been prepared in accordance with Canadian GAAP which differ in some respects from the principles and practices that Group Telecom would have followed had the pro forma financial information been prepared in accordance with U.S. GAAP. Refer to note 22 of Group Telecom consolidated financial statements for a reconciliation of differences impacting the Company.

Pro forma loss under Canadian GAAP..........................  $(152,251)
Group Telecom adjustments:
  Deferred charges..........................................       (301)
  Stock-based compensation..................................        (56)
  Deferred foreign exchange.................................        (12)
                                                              ---------
Pro forma loss under U.S. GAAP..............................  $(152,620)
                                                              =========
Pro forma loss per share....................................      (8.55)
                                                              =========
Pro forma weighted average number of common shares (in
  thousands)(1).............................................     17,859
                                                              =========

---------------

         (1) The pro forma weighted average number of common shares is based on the average number of Class A voting and Class B non-voting shares outstanding during the year ended September 30, 1999.

A reconciliation of pro forma shareholders' equity from
  Canadian to U.S. GAAP is as follows:
Pro forma shareholders' equity in accordance with Canadian
  GAAP......................................................  $ 530,809
Group Telecom adjustments:
  Deferred charges..........................................       (403)
  Deferred foreign exchange.................................        (12)
                                                              ---------
Pro forma shareholders' equity under U.S. GAAP..............  $ 530,394
                                                              =========

                                                                      APPENDIX A

         FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Chase Manhattan Bank
GT Group Telecom Inc.
c/o The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
and
c/o Chase National Corporate Services Inc.
1301 Fifth Avenue, Suite 3410
Seattle, Washington 98101

Attention: Trust Officer

Re: GT Group Telecom Inc. (the "Company")
    Warrants and Class B Non-Voting Shares

Dear Sirs:

Please be advised that  _____________________ has transferred
 ___________________ of the above-referenced [WARRANTS] [CLASS B NON-VOTING SHARES] pursuant to an effective Registration Statement on Form F-1 (File No. 333- ____________ ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the [WARRANTS] [CLASS B NON-VOTING SHARES] is named as a "Selling Shareholder" in the Prospectus dated [DATE] or in supplements thereto, and that the [WARRANTS] [CLASS B NON-VOTING SHARES] transferred are the [WARRANTS] [CLASS B NON-VOTING SHARES] listed in such Prospectus opposite such owner's name.

Dated:

                                          Very truly yours,

                                          --------------------------------------
                                              (Name)

                                          By:
                                          --------------------------------------
                                              (Authorized Signature)

---------------------------------------------------------
---------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               ------------------

                               TABLE OF CONTENTS

                                                Page
                                                ----
About This Prospectus.......................       i
Exchange Rates..............................      ii
Presentation of our Financial and Other
  Information...............................      ii
Risk Factors................................       1
Use of Proceeds.............................       8
Price Range of Class B Non-Voting Shares....       8
Dividend Policy.............................       9
Selected Historical Financial and Operating
  Information of Group Telecom..............      10
Selected Unaudited Pro Forma Consolidated
  Financial and Operating Information.......      12
Selected Historical Financial and Operating
  Information of Shaw FiberLink.............      14
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................      16
Our Acquisition of the Shaw FiberLink
  Business..................................      23
Business....................................      26
Description of Our Financing Arrangements...      42
Description of the Warrants.................      47
Management..................................      51
Regulation..................................      59
Related Party Transactions..................      68
Principal Shareholders......................      69
Selling Shareholders........................      70
Description of Share Capital................      90
Taxation....................................      93
Plan of Distribution........................      99
Legal Matters...............................     100
Experts.....................................     100
Enforceability of Civil Liabilities.........     100
Where You Can Obtain More Information About
  Us........................................     100
Index to Financial Statements...............     F-1

---------------------------------------------------------
---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

GT Group Telecom Logo
3,606,984 Class B Non-Voting Shares
  734,549 Warrants to Purchase
          Class B Non-Voting Shares
                      ------------------------------------

                                   PROSPECTUS
                      ------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses relating to the offering are as follows:

Securities and Exchange Commission Registration Fee           $15,385
Printing and Engraving Expenses.............................     *
Legal Fees and Expenses.....................................     *
Accounting Fees and Expenses................................     *
Transfer Agent and Registrar Fees...........................     *
Miscellaneous...............................................     *
                                                              -------
  Total.....................................................  $  *
                                                              =======

---------------

     * To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a present or former director or officer to such corporation or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the CBCA, the by-laws of the Registrant, a copy of which is filed as Exhibit 3.2 to this Registration Statement, indemnify a director or officer of the Registrant, a former director or officer of the Registrant or any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of the Registrant or such body corporate if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Registrant will also indemnify such directors or officers who have been substantially successful in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the Registrant or body corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

     A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to unregistered securities issued or sold by us within the prior three years:

                                                                                     NUMBER OF      PRICE PER
SECURITIES             DATE                       ISSUED TO                       SECURITIES SOLD   SECURITY
----------             ----                       ---------                       ---------------   ---------
Units                  February 1, 2000           qualified institutional buyers
                                                    and non-U.S. persons               855,000        526.51

Class A Voting Shares  August 1997 to September
                       1997                       directors, executive officers,
                                                    employees and non-U.S.
                                                    persons                             65,287          0.50
                       August 1997 to September
                       1997                       employees and non-U.S. persons       142,500          0.50
                       October 1997               executive officers, employees
                                                    and non-U.S. persons               117,923          0.50
                       October 1997               employees                              7,900          0.50
                       February 1998              directors                            100,000          0.01
                       March 1998                 employees                              4,500          0.76
                       April 15, 1998             executive officers and
                                                    non-U.S. persons                   302,881          0.76
                       May 23, 1998               employees                             10,000          0.76
                       June 17, 1998              sophisticated investors,
                                                    directors, employees and
                                                    non-U.S. persons                 4,828,124          1.25
                       July 22, 1998              directors, sophisticated
                                                    investors and non-U.S.
                                                    persons                          2,482,592       0.76923
                       September 1998             directors and employees              230,000          0.01
                       September 1998             employees and non-U.S. persons        56,863          0.50
                       December 2, 1998           employees and non-U.S. persons        40,000          0.50
                       December 1998              directors                            100,000          0.01
                       January 1999               directors                             90,000          0.50
                       March 1999                 directors                            300,000          0.01
                       April 19, 1999             directors and employees              476,580          1.25
                       April 30, 1999             non-U.S. persons                     104,504          1.25
                       April 30, 1999             employees and non-U.S. persons       233,903          1.25
                       May 1999                   non-U.S. persons                     100,000          0.01
                       August 31, 1999            employees and non-U.S. persons     1,527,742         1.875
                       November 1999              non-U.S. persons                         167         1.875
                       November 1999              non-U.S. person                        1,090          0.50
                       November 1999              employee                              10,000          1.25

                                                                                     NUMBER OF      PRICE PER
SECURITIES             DATE                       ISSUED TO                       SECURITIES SOLD   SECURITY
----------             ----                       ---------                       ---------------   ---------
                       December 16, 1999          employees                                863         1.875
                       January 2000               non-U.S. person                       55,425          0.50
                       January 2000               employee                              10,000          1.25
                       January 2000               non-U.S. person                          250         1.875
                       February 2000              employee                               3,778          1.25
                       February 2000              employee                                 334          3.00
                       February 2000              non-U.S. person                           56          3.00
                       February 2000              non-U.S. person                          167          3.00
                       February 2000              non-U.S. person                          112         1.875
                       February 2000              non-U.S. person                           84          3.00
                       February 2000              employee                                 111          3.00
                       February 2000              employee                              10,000          8.00
                       February 2000              employee                              10,000          8.00
                       March 2000                 employees                             15,000          8.00
                       March 2000                 sophisticated investors and
                                                    non-U.S. persons                60,596,097          0.00(1)
                       March 2000                 employees                            121,792          0.50
                       March 2000                 employees                             47,884          1.25
                       March 2000                 employees                              2,056         1.875
                       March 2000                 employees                                362          3.00
                       March 2000                 non-U.S. persons                       1,090          0.50
                       March 2000                 employees                                 42          8.00
                       April 2000                 employees                              4,505          1.25
                       April 2000                 employees                                 83         1.875
                       April 2000                 employees                                417          3.00
                       April 2000                 employees                                307          8.00
                       May 2000                   employees                              3,864          1.25
                       May 2000                   employees                              1,000          3.00
                       May 2000                   employees                              1,141          8.00
                       June 2000                  employees                             11,351          1.25
                       June 2000                  employees                              1,500         1.875
                       June 2000                  employees                                250          1.50
                       June 2000                  employees                              1,181          3.00
                       June 2000                  employees                                954          8.00
                       June 2000                  employees                                223         20.40
                       July 2000                  employees                              7,502          1.25
                       July 2000                  employees                              1,167         1.875
                       July 2000                  employees                              2,641          3.00
                       July 2000                  employees                                334          8.00
                       August 2000                employees                              8,417          1.25
                       August 2000                employees                                967          3.00
                       August 2000                employees                                751         1.875
                       August 2000                employees                              1,365          8.00
                       August 2000                employees                                 42         20.40

Warrants for Class A
  Voting Shares        November 18, 1997          employees, non-U.S. persons,
                                                    directors and sophisticated
                                                    investors                          152,285          0.50

                                                                                     NUMBER OF      PRICE PER
SECURITIES             DATE                       ISSUED TO                       SECURITIES SOLD   SECURITY
----------             ----                       ---------                       ---------------   ---------
Class B Non-Voting
  Shares               April 19, 1999             directors and sophisticated
                                                    investors                          721,101          1.25
                       April 30, 1999             directors and sophisticated
                                                    investors                        2,592,103          1.25
                       April 30, 1999             directors and sophisticated
                                                    investors                          835,365          1.25
                       January 2000               director and employee                250,000          1.25
                       March 2000                 sophisticated investor            11,000,002          0.00(1)
                       March 2000                 director and employee              1,100,000         1.875
                       March 2000                 director and employee                500,000          3.00

Series A First
  Preference Shares    May 7, 1999                sophisticated investors           27,666,667          1.50
                       August 10, 1999            sophisticated investors           13,833,335         1.875
                       December 3, 1999           non-U.S. persons                   1,000,000         1.875

Series B First
  Preference Shares    February 16, 2000          non-U.S. person                   29,096,097         13.93

Convertible
  Debentures           February 18, 25 and March
                       17, 1999                   directors, sophisticated
                                                    investors and non-U.S.
                                                    persons                             18,240        100.00
                       December 10 and December
                       15, 1998                   directors, employees,
                                                    sophisticated investors and
                                                    non-U.S. persons                    30,993        100.00
                       March 5, 1999              directors, employees,
                                                    sophisticated investors and
                                                    non-U.S. persons                    13,120        100.00

     In addition, from August 15, 1997 through to August 15, 2000, we have issued an aggregate of 7,681,963 stock options and warrants to purchase our class A non-voting shares and 3,350,000 stock options to purchase our class B non-voting shares to our directors, executive officers and employees. Of these, 5,096,969 and 1,750,000 are outstanding, respectively.

     Each of the foregoing securities were sold pursuant to exemptions from registration under Section 4(2) or Rule 701 of the Securities Act or offered and sold outside the United States in accordance with Regulation S of the Securities Act. No underwriter or underwriting discount or commission was involved in any of such sales.
---------------

(1) Conversion of previously issued first preference shares.

ITEM 16.  EXHIBITS

   *2.1   Asset Purchase and Subscription Agreement dated December 22,
          1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
          Group Telecom Inc. and GT Group Telecom Services Corp.
   *2.2   Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
   *2.3   Non-competition Agreement in favour of Group Telecom dated
          February 16, 2000 among Shaw Communications Inc., Shaw
          FiberLink Ltd. and GT Group Telecom Inc.
   *2.4   Non-competition Agreement in favour of Shaw dated February
          16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
          and GT Group Telecom Inc.
   *2.5   Transitional Services Agreement dated February 16, 2000
          among Shaw Communications Inc., Shaw FiberLink Ltd., GT
          Group Telecom Inc. and GT Group Telecom Services Corp.
   *2.6   Performance Assurance Agreement dated February 16, 2000
          among Shaw Communications Inc., GT Group Telecom Inc. and GT
          Group Telecom Services Corp.
 +**2.7   Fiber Sale Agreement dated May 24, 2000 among Worldwide
          Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3,
          Ltd., WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
 +**2.8   Capacity Lease Agreement dated May 24, 2000 by and between
          Worldwide Fiber Network Services Ltd. and Worldwide Fiber
          Network Services, Inc. and GT Group Telecom Services Corp.
          and GT Group Telecom Services (USA) Corp.
 +**2.9   IRU Agreement dated May 24, 2000 by and between Worldwide
          Fiber Network Services, Inc. and GT Group Telecom Services
          (USA) Corp.
   *3.1   Articles of Incorporation of GT Group Telecom Inc.
   *3.2   By-laws of GT Group Telecom Inc.
   *4.1   Exchange and Registration Rights Agreement dated February 1,
          2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
          CIBC World Markets Corp., Credit Suisse First Boston
          Corporation, RBC Dominion Securities Corporation, Scotia
          Capital (USA) Inc. and TD Securities (USA) Inc.
   *4.2   Indenture dated February 1, 2000 between GT Group Telecom
          Inc. and The Chase Manhattan Bank
  **4.3   First Supplemental Indenture dated July 11, 2000 between GT
          Group Telecom Inc. and The Chase Manhattan Bank
 ***5.1   Opinion of Goodman Phillips & Vineberg, Canadian counsel to
          GT Group Telecom Inc., as to the legality of the Class B
          non-voting shares and the warrants being registered
 ***5.2   Opinion of Shearman & Sterling as to the legality of the
          warrants being registered
  *10.1   Preference Share Purchase Agreement dated May 7, 1999 among
          GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
          B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
          First Marathon Capital Corporation and MGN Group LLC
  *10.2   Credit Agreement, as amended and restated, dated February 3,
          2000 with Lucent Technologies Canada Inc.
  *10.3   Senior Credit Facility dated February 3, 2000 among GT Group
          Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
          Partners, Royal Bank of Canada and Toronto Dominion Bank
  *10.4   Warrant Agreement dated February 1, 2000 between GT Group
          Telecom Inc. and The Chase Manhattan Bank
  *10.5   Registration Rights Agreement dated February 1, 2000 among
          GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
          Markets Corp., Credit Suisse First Boston Corporation, RBC
          Dominion Securities Corporation, Scotia Capital (USA) Inc.
          and TD Securities (USA) Inc.
 **12.1   Computation of Ratio of Earnings to Fixed Charges

 **21.1   Subsidiaries of GT Group Telecom Inc.
   23.1   Consent of PricewaterhouseCoopers LLP, Chartered Accountants
   23.2   Consent of Ernst & Young LLP, Chartered Accountants
***23.3   Consent of Goodman Phillips & Vineberg (included in Exhibit
          5.1)
***23.4   Consent of Shearman & Sterling (included in Exhibit 5.2)
 **24.1   Powers of Attorney (contained on the signature pages of the
          Registration Statement)

---------------

* Incorporated by reference to the Registrant's Registration Statement of Form F-1 (File No. 333-11506)

** Incorporated by reference to the Registrant's Registration Statement on Form F-4 (File No. 333-38058).

*** To be filed by amendment

+ Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) above shall not apply if this registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) As long as the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Not withstanding the foregoing, if this registration statement is on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each director or officer of GT Group Telecom Inc. whose signature appears below constitutes and appoints each of Stephen H. Shoemaker and Robert M. Fabes as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
             /s/ JAMES G. MATKIN               Chairman and Director              September 8, 2000
---------------------------------------------
               James G. Matkin

                                               Director and Chair of Executive
---------------------------------------------  Committee
              James M. Mansour

           /s/ DANIEL R. MILLIARD              Chief Executive Officer and        September 8, 2000
---------------------------------------------  Director
             Daniel R. Milliard                (principal executive officer)

             /s/ ROBERT G. WOLFE               President, Chief Operating         September 8, 2000
---------------------------------------------  Officer and Director
               Robert G. Wolfe

          /s/ STEPHEN H. SHOEMAKER             Executive Vice President and       September 8, 2000
---------------------------------------------  Chief Financial Officer
            Stephen H. Shoemaker               (principal financial officer and
                                               principal accounting officer)

              /s/ MICHAEL ABRAM                Director                           September 8, 2000
---------------------------------------------
                Michael Abram

            /s/ MICHAEL D'AVELLA               Director                           September 8, 2000
---------------------------------------------
              Michael D'Avella

              /s/ GEORGE ESTEY                 Director                           September 8, 2000
---------------------------------------------
                George Estey

                                               Director
---------------------------------------------
               Leo J. Hindery

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
           /s/ P. KENNETH KILGOUR              Director                           September 8, 2000
---------------------------------------------
             P. Kenneth Kilgour

           /s/ ROBERT R. GHEEWALLA             Director                           September 8, 2000
---------------------------------------------
             Robert R. Gheewalla

                /s/ JIM SHAW                   Director                           September 8, 2000
---------------------------------------------
                  Jim Shaw

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of GT Group Telecom Inc. and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on this 8th day of September, 2000.

                                          GT GROUP TELECOM SERVICES (USA) CORP.
                                          (Authorized U.S. Representative)

                                               /s/ STEPHEN H. SHOEMAKER
                                          By:
                                          --------------------------------------

                                              Name: Stephen H. Shoemaker
                                              Title:  Executive Vice President
                                            and
                                                Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT                                                                   PAGE
NUMBER                             DESCRIPTION                           NUMBER
-------                            -----------                           ------
    *2.1   Asset Purchase and Subscription Agreement dated December 22,
           1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
           Group Telecom Inc. and GT Group Telecom Services Corp.
    *2.2   Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
    *2.3   Non-competition Agreement in favour of Group Telecom dated
           February 16, 2000 among Shaw Communications Inc., Shaw
           FiberLink Ltd. and GT Group Telecom Inc.
    *2.4   Non-competition Agreement in favour of Shaw dated February
           16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
           and GT Group Telecom Inc.
    *2.5   Transitional Services Agreement dated February 16, 2000
           among Shaw Communications Inc., Shaw FiberLink Ltd., GT
           Group Telecom Inc. and GT Group Telecom Services Corp.
    *2.6   Performance Assurance Agreement dated February 16, 2000
           among Shaw Communications Inc., GT Group Telecom Inc. and GT
           Group Telecom Services Corp.
  +**2.7   Fiber Sale Agreement dated May 24, 2000 among Worldwide
           Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3,
           Ltd., WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
  +**2.8   Capacity Lease Agreement dated May 24, 2000 by and between
           Worldwide Fiber Network Services Ltd. and Worldwide Fiber
           Network Services, Inc. and GT Group Telecom Services Corp.
           and GT Group Telecom Services (USA) Corp.
  +**2.9   IRU Agreement dated May 24, 2000 by and between Worldwide
           Fiber Network Services, Inc. and GT Group Telecom Services
           (USA) Corp.
    *3.1   Articles of Incorporation of GT Group Telecom Inc.
    *3.2   By-laws of GT Group Telecom Inc.
    *4.1   Exchange and Registration Rights Agreement dated February 1,
           2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
           CIBC World Markets Corp., Credit Suisse First Boston
           Corporation, RBC Dominion Securities Corporation, Scotia
           Capital (USA) Inc. and TD Securities (USA) Inc.
    *4.2   Indenture dated February 1, 2000 between GT Group Telecom
           Inc. and The Chase Manhattan Bank
   **4.3   First Supplemental Indenture dated July 11, 2000 between GT
           Group Telecom Inc. and The Chase Manhattan Bank
  ***5.1   Opinion of Goodman Phillips & Vineberg, Canadian counsel to
           GT Group Telecom Inc., as to the legality of the class B
           non-voting shares and the warrants being registered
  ***5.2   Opinion of Shearman & Sterling as to the legality of the
           warrants being registered
   *10.1   Preference Share Purchase Agreement dated May 7, 1999 among
           GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
           B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
           First Marathon Capital Corporation and MGN Group LLC
   *10.2   Credit Agreement, as amended and restated, dated February 3,
           2000 with Lucent Technologies Canada Inc.
   *10.3   Senior Credit Facility dated February 3, 2000 among GT Group
           Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
           Partners, Royal Bank of Canada and Toronto Dominion Bank

EXHIBIT                                                                   PAGE
NUMBER                             DESCRIPTION                           NUMBER
-------                            -----------                           ------
   *10.4   Warrant Agreement dated February 1, 2000 between GT Group
           Telecom Inc. and The Chase Manhattan Bank
   *10.5   Registration Rights Agreement dated February 1, 2000 among
           GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
           Markets Corp., Credit Suisse First Boston Corporation, RBC
           Dominion Securities Corporation, Scotia Capital (USA) Inc.
           and TD Securities (USA) Inc.
  **12.1   Computation of Ratio of Earnings to Fixed Charges
  **21.1   Subsidiaries of GT Group Telecom Inc.
    23.1   Consent of PricewaterhouseCoopers LLP, Chartered Accountants
    23.2   Consent of Ernst & Young LLP, Chartered Accountants
 ***23.3   Consent of Goodman Phillips & Vineberg (included in Exhibit
           5.1)
 ***23.4   Consent of Shearman & Sterling (included in Exhibit 5.2)
  **24.1   Powers of Attorney (contained on the signature pages of the
           Registration Statement)

---------------

* Incorporated by reference to the Registrant's Registration Statement of Form F-1 (File No. 333-11506)

** Incorporated by reference to the Registrant's Registration Statement on Form F-4 (File No. 333-38058).

*** To be filed by amendment

+ Confidential material has been omitted and filed separately with the Securities and Exchange Commission.